Exhibit 10.1

Execution Copy

CREDIT AGREEMENT

dated as of March 29, 2019

among

NF FUNDING I, LLC,

as Borrower,

ARES AGENT SERVICES, L.P.,

as Administrative Agent and Collateral Agent,

and

the Lenders party hereto

$175,000,000 Senior Secured Revolving Loan

i

(continued)

(continued)

(continued)

(continued)

v

APPENDICES:	A	Revolving Loan Commitments
	B	Notice Addresses
	C	Eligibility Criteria
	D	Excess Concentration Amounts
	E	Tier 1 Collateral Performance Triggers
	F	Approved States
	G	Post-Closing Items

EXHIBITS:	A	Form of Funding Notice
	B	Form of Revolving Note
	C	Form of Borrowing Base Report and Certificate
	D	Form of Assignment Agreement
	E	Form of Closing Date Certificate
	F	Form of Solvency Certificate
	G	Credit Policies
	H	Form of Funds Release Request
	I	Form of Direct Contract and Existing Dealer Agreement
	J	Dealer Qualification Policies
	K	Servicing Policy
	L	Form of Collateral Assignment of the Approved Seller Purchase Agreement

CREDIT AGREEMENT

This CREDIT AGREEMENT, dated as of March 29, 2019, is entered into among NF FUNDING I, LLC, a Delaware limited liability company, as Borrower (the “Borrower”) and Ares Agent Services, L.P., a Delaware limited partnership (“Ares”), as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent (in such capacity, the “Collateral Agent”) and the Lenders (as defined herein) party hereto.

WITNESSETH:

WHEREAS, the Borrower has requested that the Lenders make available to the Borrower a revolving senior secured loan facility in an initial amount up to $175,000,000 (the “Facility”), the proceeds of which shall be used by the Borrower to fund the purchase of certain Receivables (as defined below) from Parent and to pay transaction expenses at closing; and

WHEREAS, the Borrower has agreed to secure all of its Obligations (as defined below) by granting to the Collateral Agent, for the benefit of the Secured Parties (as defined below), a first priority Lien (as defined below) on all of its assets; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

1.1. Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“Adjusted LIBOR Rate” means, for any Interest Period, the per annum rate equal to the greater of (a) 1.00% per annum and (b)(i) the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) (such page currently being Reuters Screen LIBOR01 Page) for deposits (for delivery on the first day of such period) for a one-month period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on the related Interest Rate Reset Date, or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits (for delivery on the first day of such period) for a one-month period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on the related Interest Rate Reset Date, or (iii) in the event the rates referenced in the preceding clauses (i) and (ii) are not available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered quotation rate to first class banks in the London interbank market for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan for which the Adjusted LIBOR Rate is then being determined with maturities equal to a one-month period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Reset Date. Notwithstanding the foregoing, if “LIBOR” ceases being reported on the Reuters Screen LIBOR01 Page (or by any other Person that takes over the administration of such rate) or is otherwise no longer in effect, Adjusted LIBOR Rate shall mean (x) a broadly accepted comparable successor rate, including any adjustments thereto, applied in a manner consistent with market practice, selected by the Administrative Agent in its reasonable discretion (acting with the consent of the Required Lenders) or (y) solely if no such broadly accepted comparable successor rate consistent with market practice exists at such time, a successor or alternative index rate as the Administrative Agent determines in its reasonable judgment (acting with the consent of the Required Lenders) to maintain the Lenders’ then-current yield on the LIBOR Rate Loans.

“Adjusted Tangible Net Worth” means, with respect to any Person, as of any date of determination, an amount equal to the difference of (a) the sum of (i) such Person’s total stockholder’s or other equity plus (ii) with respect to Parent, Subordinated Indebtedness of Parent and its consolidated Subsidiaries (other than the Borrower) approved by the Administrative Agent in its reasonable discretion (acting with the consent of the Required Lenders), so long as none of Parent nor any of its Subsidiaries or Affiliates is in default under such Indebtedness, minus (b) the sum of (i) the intangible assets of such Person and its consolidated Subsidiaries and (ii) any prepaid expenses.

“Administrative Agent” as defined in the preamble hereto.

“Administrative Agent Fee” as defined in the Payment Letter.

“Advance Rate” means (a) with respect to Delinquent Receivables that are not more than sixty (60) days contractually past due, 60% and (b) with respect to all other Eligible Receivables, 82.5%; provided, however, that (i) during the Amortization Period, the “Advance Rate” shall be the lesser of (A) the Amortization Advance Rate and (B) the Advance Rate calculated as if the Revolving Period were still in effect, until the Effective Advance Rate equals the Target Advance Rate, after which the Advance Rate shall equal the Target Advance Rate, (ii) during the Revolving Period, at any time that a Tier 1 Collateral Performance Trigger has occurred and is continuing, the Advance Rate shall be reduced to, with respect Delinquent Receivables that are not more than sixty (60) days contractually past due, 50%, and, with respect to all other Eligible Receivables, 72.5%, in each case, until the non-existence of a Tier 1 Collateral Performance Trigger for three consecutive Settlement Dates, and (iii) at any time, if an Event of Default has occurred and is continuing, the Advance Rate shall be 0%.

“Adverse Proceeding” means, with respect to any Person, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of such Person) at law or in equity, or before or by any Governmental Authority, domestic or foreign, whether pending or, to the knowledge of such Person, threatened in writing against or affecting such Person or its properties.

“Affected Lender” as defined in Section 2.12(b).

“Affected Loans” as defined in Section 2.12(b).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling (including any member of senior management of such Person), controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (a) to vote 20% or more of the Securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or other beneficial interests or by contract or otherwise.

“Agent” means each of the Administrative Agent and the Collateral Agent.

“Agreement” means this Credit Agreement, dated as of March 29, 2019, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Amortization Advance Rate” means, as of any date of determination during the Amortization Period, the lowest of the rates, calculated for each of the previous Settlement Dates since the Scheduled Commitment Termination Date, expressed as a percentage, equal to a fraction, the numerator of which is the aggregate principal amount of all Loans outstanding after the application of Collections pursuant to Section 2.10(b)(i) through (vii) on such Settlement Date, and the denominator of which is the aggregate Invested Amount of all Eligible Receivables on the last day of the Collection Period for such Settlement Date minus the aggregate of the Excess Concentration Amounts on the last day of the Collection Period for such Settlement Date; provided, however, that at any time that a Tier 1 Collateral Performance Trigger has occurred and is continuing, the “Amortization Advance Rate” shall be the Amortization Advance Rate (determined without giving effect to this proviso) minus 10 percentage points until the non-existence of a Tier 1 Collateral Performance Trigger for three consecutive Settlement Dates.

“Amortization Period” means the period beginning on, but excluding, the Scheduled Commitment Termination Date and ending on the date that is forty-eight (48) months following the Scheduled Commitment Termination Date.

“Applicable Margin” as defined in the Payment Letter.

“Approved Fund” means any Person (other than a natural person) that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Approved Seller” means a seller of a portfolio of vehicle secured receivables approved by the Administrative Agent in its sole discretion.

“Approved Seller Purchase Agreement” means an asset purchase agreement, between Parent and an Approved Seller, in form and substance reasonably satisfactory to the Administrative Agent.

“Approved Seller Receivables” means those Receivables purchased by Parent in accordance with an Approved Seller Purchase Agreement and sold by Parent to the Borrower in accordance with the Receivables Purchase Agreement.

“Approved States” means those states listed on Appendix F which may be updated from time to time at the request of the Borrower and with the consent of the Administrative Agent in its sole discretion.

“APR” means, with respect to a Receivable, the annual percentage rate of finance charges stated in the Contract (calculated in accordance with the Federal Truth-in-Lending Act); provided, that, if, on or after the Credit Date on which such Receivable was transferred to the Borrower by Parent, the annual percentage rate with respect to such Receivable is reduced pursuant to the Servicemembers Civil Relief Act or similar State law, the APR shall refer to such reduced rate.

“Ares” as defined in the preamble hereto.

“Assignment” as defined in the Receivables Purchase Agreement.

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit D, with such amendments or modifications as may be approved by the Administrative Agent (acting with the consent of the Required Lenders).

“Authorized Officer” means, as applied to any Person, any individual holding the position of chief executive officer, chief financial officer and treasurer.

“Backup Servicer” means Wells Fargo Bank, National Association, or any independent third party reasonably selected by the Administrative Agent (after consultation with Parent) with the consent of the Required Lenders (provided that prior to an Event of Default, the Administrative Agent shall not select an entity whose principal line of business is substantially similar to the principal line of business of the Parent without Parent’s consent), to perform verification functions with respect to the Receivables and to assume the role of Successor Servicer upon removal or resignation of the Servicer, in each case, as set forth in the Backup Servicing Agreement.

“Backup Servicing Agreement” means that certain Backup Servicing Agreement, dated as of the date hereof, among the Backup Servicer, the Servicer, the Administrative Agent, the Collateral Agent, and the Borrower, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, or replaced or substituted if the initial Backup Servicer (or any successor) is replaced by the Administrative Agent with another Backup Servicer.

“Backup Servicing Fees” as defined in the Backup Servicing Agreement.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) 1% per annum, (b) the Prime Rate in effect on such day, and (c) the Federal Funds Effective Rate in effect on such day plus 1⁄2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Borrower” as defined in the preamble hereto.

“Borrowing Base” means, as of any date of determination, an amount equal to (a) the Maximum Advance Amount as of such date, plus (b) all amounts related to Collections on deposit on such date in the Collection Account, and the Lockbox Account, minus (c) all accrued but unpaid interest, fees, expenses and indemnified amounts owed to any Person under the Loan Documents. If the Borrowing Base is being determined in connection with a Reporting Date then the amount in clause (b) above should be determined after giving effect to all amounts to be released pursuant to Section 2.10 on the related Settlement Date.

“Borrowing Base Action” means any of the following actions: (i) the borrowing of a Loan pursuant to Section 2.1(b) and (ii) the application of funds in the Collection Account toward the purchase of Eligible Receivables pursuant to Section 2.10(d).

“Borrowing Base Deficiency” means, as of any date of determination, the amount by which the aggregate principal amount of all Loans outstanding exceeds the Borrowing Base.

“Borrowing Base Report and Certificate” means a report and certificate, substantially in the form of Exhibit C, executed by an Authorized Officer of the Borrower and delivered to the Administrative Agent, which sets forth the calculation of the Borrowing Base, including a calculation of each component thereof.

“Business Day” means (a) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of New York, Florida or Ohio or is a day on which banking institutions located in such states are authorized or required by law or other governmental action to close, and (b) with respect to all notices, determinations, fundings and payments in connection with the Adjusted LIBOR Rate or any LIBOR Rate Loans, the term “Business Day” shall mean any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person (a) as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person or (b) as lessee which is a transaction of a type commonly known as a “synthetic lease” (i.e., a transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for U.S. federal income tax purposes).

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Cash” means money, currency or a credit balance in any demand or deposit account.

“Cash Equivalents” means, as at any date of determination, (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date, (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s, (c) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued or accepted by a Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary United States federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s.

“Cash Management System” as defined in Section 5.7(a).

“CFPB” means the Consumer Financial Protection Bureau or any successor agency.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive

(whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means, at any time, (a) with respect to the Borrower, Parent shall cease to beneficially own and control, directly, 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of the Borrower, (b) with respect to Parent, Holding shall cease to beneficially own and control, directly or indirectly, 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of Parent and (c) with respect to Holding, the acquisition by any Person, or two (2) or more Persons acting in concert or as a group, of beneficial ownership of outstanding shares of voting stock of Holding at any time if after giving effect to such acquisition such Person or Persons own thirty percent (30%) or more of such outstanding voting stock.

“Charged-Off Receivable” means, with respect to any date of determination, a Receivable with respect to which the earlier of any of the following shall have occurred (without duplication): (a) a Scheduled Receivable Payment under such Receivable is one hundred and twenty (120) or more days contractually past due, (b) the related Financed Vehicle has been repossessed by the Servicer, (c) the Servicer has otherwise determined, in accordance with the Servicing Policy that the related Receivable is uncollectible or should be charged-off, (d) the related Obligor is deceased, (e) the related Obligor is subject to a proceeding under the Bankruptcy Code or other applicable Debtor Relief Laws, (f) proceeds have been received in respect of such Receivable which, in the Servicer’s good faith judgment, constitute the final amounts recoverable in respect of such Receivable or (g) the Servicer has determined that the Obligor or the Dealer has committed fraud in connection with the related Receivable that would affect the validity or collectability of such Receivable.

“Class” means a class of Loans hereunder, designated Class A Loans or Class B Loans.

“Class A Adjusted Rate” as defined in the Payment Letter.

“Class A Borrowing Base Deficiency Amount” means, in the case of any Borrowing Base Deficiency, the product of (i) the amount of such Borrowing Base Deficiency and (ii) the quotient of (A) the aggregate Class A Exposure of all Class A Lenders divided by (B) the sum of (I) the aggregate Class A Exposure of all Class A Lenders and (II) the aggregate Class B Exposure of all Class B Lenders.

“Class A Exposure” means, with respect to any Class A Lender as of any date of determination, (i) prior to the termination of the Class A Revolving Loan Commitments, that Lender’s Class A Revolving Loan Commitment; and (ii) after the termination of the Class A Revolving Loan Commitments, the aggregate outstanding principal amount of the Class A Loans of that Lender.

“Class A Indemnitee” means an Indemnitee who is a Class A Lender, an Affiliate of a Class A Lender or an officer, partner, director, trustee, employee or agent of a Class A Lender.

“Class A Interest Amount” means, for any period of time, an amount of interest on the Class A Loans equal to the amount that would accrue to the Class A Loans during such period if the applicable interest rate for the Class A Loans were equal to the Class A Adjusted Rate and not the Interest Rate (but otherwise as calculated in accordance with Section 2.4 hereof).

“Class A Lender” means each Person listed on the signature pages hereto as a Class A Lender, and any other Person that becomes a party hereto as a Class A Lender pursuant to an Assignment Agreement.

“Class A Loan” means a Loan made by a Class A Lender to the Borrower pursuant to Section 2.1(a).

“Class A Obligations” means, as of any date, all Obligations owing to the Class A Lenders on such date.

“Class A Pro Rata Share” means, with respect to any Class A Lender, the Class A Exposure of such Class A Lender divided by the Class A Exposure of all Class A Lenders.

“Class A Remedies Instruction” as defined in Section 12.

“Class A Remedies Instruction Date” as defined in Section 12.

“Class A Revolving Loan Commitment” means the commitment of a Class A Lender to make or otherwise fund any Class A Loan during the Revolving Period. The amount of each Class A Lender’s Class A Revolving Loan Commitment is set forth on Appendix A or in the applicable Assignment Agreement, subject to any suspension, adjustment or reduction pursuant to the terms and conditions hereof.

“Class B Borrowing Base Deficiency Amount” means, in the case of any Borrowing Base Deficiency, the product of (i) the amount of such Borrowing Base Deficiency and (ii) the quotient of (A) the aggregate Class B Exposure of all Class B Lenders divided by (B) the sum of (I) the aggregate Class A Exposure of all Class A Lenders and (II) the aggregate Class B Exposure of all Class B Lenders.

“Class B Exposure” means, with respect to any Class B Lender as of any date of determination, (i) prior to the termination of the Class B Revolving Loan Commitments, that Lender’s Class B Revolving Loan Commitment; and (ii) after the termination of the Class B Revolving Loan Commitments, the aggregate outstanding principal amount of the Class B Loans of that Lender.

“Class B Indemnitee” means an Indemnitee who is a Class B Lender, an Affiliate of a Class B Lender or an officer, partner, director, trustee, employee or agent of a Class B Lender.

“Class B Interest Amount” means, for any period of time, the difference between (i) the Total Interest Amount for such period of time (including the portion of interest accrued on the Class A Loans in excess of the Class A Interest Amount), and (ii) the Class A Interest Amount for such period of time.

“Class B Lender” means each Person listed on the signature pages hereto as a Class B Lender, and any other Person that becomes a party hereto as a Class B Lender pursuant to an Assignment Agreement.

“Class B Loan” means a Loan made by a Class B Lender to the Borrower pursuant to Section 2.1(a).

“Class B Pro Rata Share” means, with respect to any Class B Lender, the Class B Exposure of such Class B Lender divided by the Class B Exposure of all Class B Lenders.

“Class B Revolving Loan Commitment” means the commitment of a Class B Lender to make or otherwise fund any Class B Loan during the Revolving Period. The amount of each Class B Lender’s Class B Revolving Loan Commitment is set forth on Appendix A or in the applicable Assignment Agreement, subject to any suspension, adjustment or reduction pursuant to the terms and conditions hereof.

“Closing Date” means March 29, 2019.

“Closing Date Certificate” means a Closing Date Certificate of an Authorized Officer of each NF Party substantially in the form of Exhibit E.

“Closing Date Material Adverse Change” means a material adverse change in (a) the business, operations, assets or financial condition of any NF Party since March 31, 2018, (b) the ability of any NF Party to fully and timely perform its material Obligations under any of the Loan Documents to which it is a party, or (c) the legality, validity, binding effect, or enforceability against any NF Party of any of the Loan Documents to which it is a party.

“Closing Payment” as defined in the Payment Letter.

“Collateral” means, collectively, all of the personal property in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Agent” as defined in the preamble hereto.

“Collateral Assignment of the Approved Seller Purchase Agreement” means a collateral assignment of an Approved Seller Purchase Agreement, to be entered into concurrently with an Approved Seller Purchase Agreement, between Parent and Collateral Agent, and acknowledged and agreed by the Approved Seller, substantially in the form of Exhibit L hereto.

“Collateral Documents” means this Agreement, the Security Agreement, the Equity Pledge Agreement, the Control Agreement, the Lockbox Account Control Agreement, the Servicer Account Control Agreements, the Existing Parent Payment Account Control Agreement, the Custodial Agreement , each Collateral Assignment of the Approved Seller Purchase Agreement, each Power of Attorney for Approved Seller regarding the Approved Seller Receivables and all other instruments, documents and agreements delivered by any NF Party pursuant to this Agreement or any of the other Loan Documents in order to grant to the Collateral Agent, for the benefit of the Secured Parties, a Lien on any personal property of such NF Party as security for the Obligations.

“Collateral Receipt” as defined in the Custodial Agreement.

“Collection Account” as defined in the Security Agreement.

“Collection Account Bank” means Wells Fargo Bank, National Association and its permitted successors and assigns.

“Collection Account Bank Fee” means, collectively, the fees due and owing to the Collection Account Bank pursuant to the terms of the Control Agreement.

“Collection Period” means, (a) with respect to the initial Settlement Date, the period beginning on the Closing Date and ending on April 30, 2019, and (b) with respect to any other Settlement Date, the immediately preceding calendar month.

“Collections” means all collections on the Receivables, including, all Scheduled Receivable Payments, all non-scheduled payments, all prepayments, all other fees, Insurance Proceeds, all Net Liquidation Proceeds, Recoveries, investment earnings, residual proceeds, payments received under any personal guaranty with respect to a Receivable, recourse payments made by Dealers under the Dealer Agreements, and all other payments received with respect to the Receivables or any Financed Vehicle, but excluding any and all Excluded Amounts.

“Commitment Availability” means, as of any date of determination during the Revolving Period, the lesser of (a) an amount equal to (i) the Borrowing Base minus (ii) the aggregate principal amount of all Loans outstanding and (b) the Undrawn Amount.

“Committed Class B Buy-Out Notice” as defined in Section 10.1.

“Conditional Guarantor” means Parent, in its capacity as a guarantor under the Conditional Guaranty.

“Conditional Guaranty” means that certain Conditional Guaranty, dated as of the date hereof, by the Conditional Guarantor in favor of the Administrative Agent and the Collateral Agent, on behalf of the Lenders, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Confidential Information” as defined in Section 9.22.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Net Income” means, for any period, an amount equal to the net income (or loss) of Parent and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

“Contract” means a fully executed, non-cancelable, unconditional, fixed rate motor vehicle retail installment sale contract or installment note and security agreement (including in each case all attendant forms of disclosure and notice), and guaranty, if applicable, in each case relating to the extension of credit by a Dealer or an Originator in the ordinary course of business to an Obligor for the sale or refinancing of a Financed Vehicle and which is secured by the related Financed Vehicle, which (a) in the case of a Direct Contract, must be in substantially the form of Contract attached as Exhibit I (but with any changes thereto as may be permitted under Section 6.15), and (b) in the case of a Dealer Contract, must be substantially in the form of the retail installment contracts provided by Reynolds & Reynolds or Wolters Kluwer Financial Services (including, for the avoidance of doubt, other contracts reasonably similar in content to such forms) and, in any case, which agreement (i) complies with all applicable requirements of law, (ii) contains customary and enforceable provisions so as to render the rights and remedies of the holder or assignee thereof adequate for realization against the collateral of the benefits of the security and (iii) provides for level payments (not less than frequently than monthly) which shall fully amortize the amount financed by maturity.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control” means, the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other beneficial interests or by contract or otherwise.

“Control Agreement” means the Account Control Agreement, dated as of the date hereof, among the Borrower, the Collateral Agent and the Collection Account Bank, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, related to the Collection Account.

“Credit Date” means the date of a Credit Extension.

“Credit Extension” means the making of a Loan.

“Credit Policies” means (i) with respect to the Approved Seller Receivables, the credit policies and practices, credit models and underwriting guidelines of the related Approved Seller in effect as of the date of the related Approved Seller Purchase Agreement, and (ii) with respect to all other Receivables, the credit policies and practices, credit models and underwriting guidelines of Parent in effect as of the date hereof and attached hereto as Exhibit G-1, in each case, as such credit policies and practices, credit models and underwriting guidelines may be amended, restated, supplemented or otherwise modified from time to time in accordance herewith.

“Cumulative Net Loss Rate” means, as of any Reporting Date and with respect to any Vintage Pool, a rate, expressed as a percentage equal to a fraction, (i) the numerator of which is the Cumulative Net Losses with respect to all Receivables in the related Vintage Pool and (ii) the denominator of which is the aggregate principal balance (as of the time of origination or acquisition by the Originator) of all Receivables in the related Vintage Pool.

“Cumulative Net Losses” means, as of any Reporting Date and with respect to any Vintage Pool, the aggregate cumulative principal balance of Receivables in such Vintage Pool that have become Charged-Off Receivables during the period beginning on the applicable date of origination through the last day of the related Vintage Pool Seasoning Month, net of all Net Liquidation Proceeds and Recoveries with respect to such Receivables as of the end of the last day of the related Vintage Pool Seasoning Month. For the avoidance of doubt, the Cumulative Net Loss for each Monthly Pool comprising a Vintage Pool shall be evaluated at the latest month for which data is available for all three Monthly Pools within a Vintage Pool for the relevant Vintage Pool Seasoning Month identified on the applicable charts set forth in Appendix E.

“Custodial Agreement” means that certain Custodial and Collateral Agency Agreement, dated as of the date hereof, among the Borrower, the Servicer, the Custodian, the Administrative Agent and the Collateral Agent.

“Custodian Fee” as defined in the Custodial Agreement.

“Custodian” means Wells Fargo Bank, National Association and its permitted successors and assigns.

“Dealer” means, with respect to a Receivable, the seller of the related Financed Vehicle, who originated and sold, assigned or otherwise conveyed such Receivable to Originator pursuant to a Dealer Agreement.

“Dealer Agreement” means each agreement between a Dealer and Originator pursuant to which such Dealer assigned, sold or otherwise conveyed a Receivable to Originator, which agreement must be in substantially the form of Dealer Agreement attached as Exhibit I (but with any changes thereto as may be permitted under Section 6.15).

“Dealer Contract” means a Contract originated by a Dealer.

“Dealer Qualification Policies” means the internal Dealer qualification policies of Parent attached hereto as Exhibit L, as such policies may be amended, restated, supplemented or otherwise modified from time to time in accordance herewith.

“Debt-to-Tangible Net Worth Ratio” means the ratio of (a) the aggregate outstanding principal balance of Indebtedness of Parent and its consolidated Subsidiaries (excluding any Subordinated Indebtedness to be included in the Adjusted Tangible Net Worth definition) to (b) the Adjusted Tangible Net Worth of Parent and its consolidated Subsidiaries.

“Debtor Relief Laws” means the Bankruptcy Code, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets, assignment for the benefit of creditors or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect, affecting the rights of creditors generally or the rights of creditors of banks.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s pro rata share of the aggregate outstanding principal amount of Loans of all Lenders (calculated as if all Defaulting Lenders had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Loans of such Defaulting Lender.

“Default Funding Rate” as defined in Section 2.5.

“Default Period” means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates: (a) the date on which all Revolving Loan Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (b) the date on which (i) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Loans in accordance with the terms hereof), and (ii) such Defaulting Lender shall have delivered to the Borrower and the Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Revolving Loan Commitments (and shall have demonstrated the ability to do so to Borrower’s and Administrative Agent’s reasonable satisfaction (acting with the consent of the Required Lenders)) and (c) the date on which the Borrower and the Administrative Agent (acting with the consent of the Required Lenders) waive all Funding Defaults of such Defaulting Lender in writing, if applicable.

“Defaulted Loan” as defined in Section 9.24.

“Defaulting Lender” has the meaning set forth in Section 9.24.

“Defaulting Lender Buy-Out Notice” has the meaning set forth in Section 2.19(b).

“Delinquency Rate” means, with respect to any Reporting Date, a rate, expressed as a percentage, equal to a fraction (i) the numerator of which is the aggregate UPB of all Receivables that are Delinquent Receivables as of the last day of the most recently ended Collection Period and (ii) the denominator of which is the aggregate UPB all Receivables as of the last day of most recently ended Collection Period.

“Delinquent Receivable” means, with respect to any date of determination, a Receivable with respect to which the related Obligor is more than thirty (30) days contractually delinquent with respect to any portion of a Scheduled Receivable Payment and which is not a Charged-Off Receivable.

“Direct Contract” means a Contract originated by Parent.

“Discount Percentage” means, with respect to any Receivable, (a) 100% minus (b) a fraction expressed as a percentage, the numerator of which is the aggregate amount funded by Originator to the Dealer or Obligor, as applicable for such Receivable, and the denominator of which is the aggregate original UPB of such Receivable.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Effective Advance Rate” means the rate, expressed as a percentage, equal to a fraction, the numerator of which is the aggregate principal amount of all Loans outstanding, and the denominator of which is the Net Eligible Receivables Balance.

“Electing Non-Defaulting Lender” has the meaning set forth in Section 2.19(b).

“Eligibility Criteria” means the criteria set forth on Appendix C.

“Eligible Dealer” means a Dealer that satisfies the following criteria: (a) the related Dealer Agreement provides for full recourse to the Dealer in the event of any fraud or misrepresentation on the part of the Dealer, (b) to the extent applicable, the Dealer has obtained all applicable governmental authorizations, (c) the Dealer otherwise qualifies as an “Eligible Dealer” in accordance with Parent’s Dealer Qualification Policies and (d) as of the date the subject Receivable is transferred to the Borrower by Parent, to any NF Party’s actual knowledge, the relevant Dealer that originated such Receivable is not the subject of any litigation, regulatory, investigation or regulatory action, in each case, which, if adversely determined, would reasonably be expected to have a material impact on the Receivables acquired from such Dealer, or any insolvency event.

“Eligible Obligor” means, with respect to any Receivable (i) as of any date of determination, an Obligor that (a) is not an employee, or affiliated with any employee of any Dealer (solely as it relates to sales and finance roles, principal ownership or management of such Dealer) Servicer, Parent, the Borrower or any of their respective Affiliates, (b) is domiciled in the continental United States (as evidenced by proof of residency in accordance with the Credit Policies), (c) is a natural person, (d) is not deceased, and (ii) at the time of origination of the related Receivable, an Obligor that (x) is not subject to a proceeding under the Bankruptcy Code or other applicable Debtor Relief Laws, and (y) has a valid social security number and holds a valid driver’s license.

“Eligible Receivable” means a Receivable with respect to which the Eligibility Criteria are satisfied as of the applicable date of determination.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is sponsored, maintained or contributed to by, or required to be sponsored, maintained or contributed by, the Borrower, Holding or any of their respective Subsidiaries, or under which the Borrower, Holding or any of their respective Subsidiaries has, or could reasonably be expected to have, any liability (including contingent liability and liability on account of an ERISA Affiliate).

“Equity Pledge Agreement” means that certain Pledge Agreement dated as of the date hereof, between Parent and the Collateral Agent.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Borrower, Holding, or any of their respective Subsidiaries, is treated as a single employer for purposes of Section 414 of the Internal Revenue Code or Section 4001 of ERISA.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043(c) of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for thirty (30) day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code or Section 302 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430(k) of the Internal Revenue Code or Section 303(k0 or 4068 of ERISA) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA or the filing of a notice of intent to terminate any Pension Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA; (iv) the withdrawal by Borrower, Holding, any of their respective Subsidiaries or any ERISA Affiliate from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to the Borrower, Holding, or any of their respective Subsidiaries pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on the Borrower, Holding, any of their respective Subsidiaries or any ERISA Affiliate pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of the Borrower, Holding, any of their respective Subsidiaries or any ERISA Affiliate in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan, or the receipt by the Borrower, Holding, any of their respective Subsidiaries or any ERISA Affiliate of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which gives rise to the imposition on the Borrower, Holding, or any of their respective Subsidiaries with respect to any Employee Benefit Plan of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim against any Employee Benefit Plan or the assets thereof, or against Borrower, Holding, any of their respective Subsidiaries with respect to any Employee Benefit Plan other than routine claims for benefits due but not delinquent; (x) the failure of any Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any such Employee Benefit Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; (xi) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or pursuant to Section 303(k) of ERISA with respect to any Pension Plan; or (xii) the occurrence of an act or omission which would give rise to the imposition on the Borrower, Holding or any of their ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Sections 409A, 502(c), (i) or (l) or Section 4071 of ERISA in respect of any Employee Plan or (xii) the occurrence of any event similar to the foregoing with respect to a Foreign Plan.

“Event of Default” means any of the conditions or events set forth in Section 7.1.

“Excess Concentration Amounts” means each of the amounts set forth on Appendix D, but without duplication.

“Excess Spread” means as of any Reporting Date, a rate, expressed as a percentage equal to the product of (x) 12 and (y) a fraction, (a) the numerator of which is (1) the aggregate interest and fees paid in respect of each Receivable by the related Obligor during the related Collection Period minus (2) the aggregate accrued interest, fees and expenses to be paid to the Servicer, the Backup Servicer, the Custodian, the Collection Account Bank, the Administrative Agent and the Lenders (excluding the Unused Payment and Closing Payments) pursuant to Section 2.10 with respect to the related Collection Period and (b) the denominator of which is the aggregate UPB of all Eligible Receivables at the beginning of the related Collection Period.

“Exchange Act” means the Securities Exchange Act of 1934 and any successor statute.

“Excluded Amounts” means any amount deposited into the Collection Account in error and any sales and property tax payments required to be paid to a governmental authority.

“Excluded Taxes” means, with respect to any payment made by or on account of any obligation of any NF Party under any Loan Document, any of the following Taxes: (a) Taxes imposed on or measured by any Recipient’s net income, franchise taxes and branch profits taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) any U.S. federal withholding tax that is imposed on amounts payable to a Recipient pursuant to a law in effect at the time such Recipient acquires the applicable interest in a Loan or Revolving Loan Commitment (including pursuant to an assignment) or designates a new lending office or branch without the consent of Borrower, except in each case to the extent that, pursuant to Section 2.14, amounts with respect to such Taxes were payable either to such Recipient’s assignor immediately before such Recipient became a party hereto or to such Recipient immediately before it designated a new lending office or branch, (c) Taxes that are attributable to a Recipient’s failure to comply with Section 2.14(f), and (d) any withholding Taxes imposed pursuant to FATCA.

“Exclusivity Side Letter” means the letter agreement, dated as of the date hereof, among the Administrative Agent, the Lenders, Parent and the Borrower, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Existing Loan Agreement” means that certain Second Amended and Restated Loan and Security Agreement dated as of January 12, 2010 (as amended) among Parent, Bank of America, N.A., in its capacity as agent, and each of the Lenders party thereto.

“Existing Parent Payment Account” means the account described as “Existing Parent Payment Account” in Schedule 2.01(xx) of the Servicing Agreement.

“Existing Parent Payment Account Bank” means Bank of America, N.A.

“Existing Parent Payment Account Control Agreement” means an Account Control Agreement, among Parent, the Collateral Agent and the Existing Parent Payment Account Bank, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, related to the Existing Parent Payment Account.

“Exposure” means, (a) with respect to any Class A Lender as of any date of determination, such Class A Lender’s Class A Exposure and (b) with respect to any Class B Lender as of any date of determination, such Class B Lender’s Class B Exposure.

“Facility” as defined in the recitals hereto.

“Facility Availability” means, with respect to any date of determination during the Revolving Period, (i) all Cash on deposit in the Collection Account, minus (ii) the product of (x) 1.10 and (y) the total amount of funds to be distributed pursuant to Section 2.10(a)(i) through (iv) on the immediately succeeding Settlement Date (or, for any date of determination occurring on or after the first day of any calendar month and prior to the Settlement Date occurring in such calendar month, on the immediately succeeding two (2) Settlement Dates), as determined by the Borrower and reasonably approved by the Administrative Agent (acting with the consent of the Required Lenders).

“Fair Valuation” means, in respect of any Person, the value of the consolidated assets of such Person on the basis of the amount which may be realized by a willing seller within a reasonable time through collection or sale of such assets at market value on a going concern basis to an interested buyer who is willing to purchase under ordinary selling conditions in an arm’s-length transaction.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight United States Federal funds transactions with members of the Federal Reserve System arranged by United States Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the next succeeding Business Day; provided, (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate shall be disregarded in the calculation of the Base Rate.

“Final Maturity Date” means the date that is the last day of the Amortization Period.

“Financed Vehicle” means a new or used automobile, van, minivan, sport utility vehicle or light duty truck, together with all accessions thereto, securing an Obligor’s indebtedness under a Receivable.

“Fiscal Quarter” means, with respect to a particular Fiscal Year, each fiscal quarter corresponding to such Fiscal Year.

“Fiscal Year” means for any NF Party, any consecutive twelve-month period commencing on the date following the last day of the previous fiscal year and ending on March 31 of each calendar year.

“Foreign Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA that is (a) neither subject to ERISA nor a governmental plan within the meaning of Section 3(32) of ERISA and (b) mandated by a government other than the United States, a state or other local government within the United States or an instrumentality thereof.

“Funding Default” as defined in Section 9.24.

“Funding Notice” means a notice substantially in the form of Exhibit A.

“Funds Release Request” means a notice substantially in the form of Exhibit H.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government, and which has jurisdiction over the applicable Person.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

“Historical Financial Statements” means as of the Closing Date, (i) the audited financial statements of Parent and its Subsidiaries, on a consolidated basis, for the Fiscal Year ended March 31, 2018 consisting of balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Year, and (ii) for the interim period from April 1, 2018 to December 31, 2018, internally prepared, unaudited financial statements of Parent and its Subsidiaries, on a consolidated basis, consisting of a balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows for each quarterly period completed before the Closing Date, in the case of clauses (i) and (ii), certified by the chief financial officer (or the equivalent thereof) of Parent that they fairly present, in all material respects, the financial condition of Parent and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject, if applicable, to changes resulting from audit and normal year-end adjustments.

“Holding” means Nicholas Financial, Inc., a Canadian holding company incorporated under the laws of British Columbia.

“Increase Payment” as defined in the Payment Letter.

“Indebtedness” as applied to any Person, means, without duplication, (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price of property or services (excluding trade payables incurred in the ordinary course of business and that are unsecured and any such obligations incurred under ERISA), (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, (f) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, (g) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (h) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof shall be paid or discharged, or any agreement relating thereto shall be complied with, or the holders thereof shall be protected (in whole or in part) against loss in respect thereof, (i) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (A) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (B) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (A) or (B) of this clause (i), the primary purpose or intent thereof is as described in clause (h) above, and (j) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, whether entered into for hedging or speculative purposes.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages, penalties, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable, documented, out-of-pocket fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced by any Person, whether or not any such Indemnitee shall be designated as a party or potential party thereto, and any reasonable, documented, out-of-pocket fees or expenses incurred by Indemnitees in enforcing the indemnification provisions of Section 9.3), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations, on common law or equitable cause or on contract or otherwise) that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including each Lender’s agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Conditional Guaranty or the Limited Guaranty).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any NF Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” as defined in Section 9.3(a).

“Indemnitee Agent Party” as defined in Section 8.9.

“Indemnitor” as defined in Section 9.3(c).

“Independent Accountants” means (a) RSM or (b) such other firm of independent certified public accountants acceptable to the Administrative Agent in its reasonable discretion (acting with the consent of the Required Lenders).

“Independent Manager” means an employee of Citadel SPV LLC or another natural person selected by Parent and meeting the qualifications set forth in Section 6.12 and otherwise acceptable to the Administrative Agent in its reasonable discretion (acting with the consent of the Required Lenders).

“Insurance Policy” means, with respect to any Receivable, (i) an insurance policy covering physical damage to or loss of the related Financed Vehicle or (ii) any lender’s single interest, credit life, disability, hospitalization and similar insurance policies with respect to the related Obligor.

“Insurance Proceeds” means any amounts paid by any insurer, including all insurance proceeds or insurance premium rebates, pursuant to any Insurance Policy on any Financed Vehicle or, in respect of, any Receivable.

“Intercreditor Agreement” means any intercreditor agreement entered into by the Administrative Agent and any other lender to Parent or any of its Subsidiaries (other than the Borrower), the form and substance of which has approved by the Administrative Agent in its reasonable discretion (acting with the consent or the Required Lenders) as such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms therein.

“Interest Period” means, with respect to any Loan, (a) with respect to the initial Settlement Date, the period beginning on the initial Credit Date and ending on the last day of the calendar month following the calendar month in which such initial Credit Date occurs and (b) with respect to any other Settlement Date, the immediately preceding calendar month; provided, that no Interest Period with respect to any portion of the Loans shall extend beyond the Termination Date.

“Interest Rate” means, (a) with respect to any Loan that is a LIBOR Rate Loan and any related Interest Period, the Adjusted LIBOR Rate plus the Applicable Margin for such Interest Period, and (b) with respect to any Loan that is a Base Rate Loan and any related Interest Period, the Base Rate plus the Applicable Margin for such Interest Period.

“Interest Rate Reset Date” means, with respect to any Interest Period, the date that is two (2) Business Days prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986.

“Invested Amount” means, with respect to each Receivable and any date of determination, an amount equal to the product of (a) the UPB of such Receivable and (b) 100% minus the Discount Percentage for such Receivable.

“Investment” means (a) any direct or indirect purchase or other acquisition by the Borrower of, or of a beneficial interest in, any of the Securities of any other Person, (b) any direct or indirect redemption, retirement, purchase or other acquisition for value, from any Person, of any Capital Stock of such Person, and (c) any direct or indirect loan, advance or capital contributions by such Person to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Investment Company Act” means the Investment Company Act of 1940.

“Key Employee” means each of Doug Marohn and Kelly Malson, and any replacement approved by the Administrative Agent in its reasonable discretion (acting with the consent of the Required Lenders).

“Key Employee Event” means the occurrence of any event or transaction, as a result of which any Key Employee shall cease to be actively engaged in the day-to-day management of Parent and is not replaced within one hundred twenty (120) days by a Person approved by the Administrative Agent and the Required Lenders in their reasonable discretion.

“Lender” means each financial institution listed on the signature pages hereto as a Lender (whether a Class A Lender or a Class B Lender) and any other Person that becomes a party hereto pursuant to an Assignment Agreement. If a Person becomes the holder of both Class A Loans and Class B Loans, then such Person is a Class A Lender hereunder only with respect to the Class A Loans held by such Person, and a Class B Lender hereunder only with respect to the Class B Loans held by such Person.

“Lender Affiliate” means, as applied to any Lender or Agent, any Approved Fund or Person directly or indirectly controlling (including any member of senior management of such Person), controlled by, or under common control with, such Lender or Agent. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (a) to vote 20% or more of the Securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“LIBOR Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate.

“LIBOR Unavailability” as defined in Section 2.12(a).

“Lien” means (a) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (b) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

“Lien Certificate” as defined in the Custodial Agreement.

“Limited Guarantor” means Parent, in its capacity as a guarantor under the Limited Guaranty.

“Limited Guaranty” means that certain Limited Guaranty, dated as of the date hereof, by the Limited Guarantor in favor of the Administrative Agent and the Collateral Agent, on behalf of the Lenders, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Loan” or “Revolving Loan” means each Class A Loan or Class B Loan.

“Loan Document” means (a) any of this Agreement, the Notes, if any, the Collateral Documents, the Conditional Guaranty, the Limited Guaranty, the Payment Letter, the Exclusivity Side Letter, the Servicing Agreement, the Backup Servicing Agreement, the Receivables Purchase Agreement, and (b) all other documents, instruments or agreements executed and delivered by any NF Party for the benefit of any Agent or any Lender in connection herewith and therewith.

“Lock-Out Make-Whole Payment” as defined in the Payment Letter.

“Lockbox Account” means the account described as “Lockbox Account” in Schedule 2.01(xx) of the Servicing Agreement.

“Lockbox Account Bank” means Wells Fargo Bank, National Association and its permitted successors and assigns.

“Lockbox Account Bank Fee” means, collectively, the fees due and owing to the Lockbox Account Bank pursuant to the terms of the Lockbox Account Control Agreement.

“Lockbox Account Control Agreement” means the Account Control Agreement, to be entered into after the Closing Date, among the Borrower, the Collateral Agent and the Lockbox Account Bank, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, related to the Lockbox Account.

“LTV” means, with respect to any Receivable, the ratio, at the time of origination, of (i) the UPB of such Receivable to (ii) the wholesale book value of the related Financed Vehicle as set forth in Black Book Clean.

“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Effect” means (i) with respect to an Approved Seller, a material adverse effect on the enforceability or collectability of the related Approved Seller Receivables which causes a material adverse effect on the Receivables, taken as a whole, or any material portion thereof or any event or circumstance related to such Approved Seller that could reasonably be expected to have a material adverse effect on Parent or (ii) with respect to any other Person, event or circumstance, a material adverse effect on (a) the business, operations, assets or financial condition of such Person, taken as a whole, (b) the ability of such Person to fully and timely perform its respective obligations under the Loan Documents to which it is a party (including, with respect to the Borrower, the Obligations), (c) the legality, validity, binding effect or enforceability against such Person of any Loan Document to which it is a party, (d) the rights and remedies available to, or conferred upon, any Agent, any Lender or any Secured Party under any Loan Document, (e) the enforceability or collectability of the Receivables taken as a whole or any material portion thereof or (f) the ability of such Person to own, hold, purchase, sell, pledge, service, collect or enforce, as applicable, a material portion of the Receivables.

“Maximum Advance Amount” means, as of any date, the product of (a) the Net Eligible Receivables Balance and (b) the applicable Advance Rate as of such date.

“Maximum Committed Amount” means $175,000,000; provided, that, the “Maximum Committed Amount” may be increased, in the Administrative Agent’s and the Lenders’ sole discretion, at the request of the Borrower. Any such increase shall constitute an amendment of this definition for purposes of Section 9.5(a)(ii).

“Monthly Backup Servicing Certificate” means that monthly certificate to be delivered to the Administrative Agent by the Backup Servicer, in the form attached as Exhibit E to the Backup Servicing Agreement.

“Monthly Pool” means a pool of Receivables owned by the Borrower, at any time, with Origination Dates occurring in a common month. For the avoidance of doubt, notwithstanding Parent’s subsequent repurchase of a Receivable in any Monthly Pool or the Borrower’s subsequent sale for any reason, such Receivable shall remain part of such Monthly Pool.

“Monthly Servicing Report” means that Monthly Servicing Report in the form attached as Exhibit 2 to the Servicing Agreement.

“Moody’s” means Moody’s Investor Services, Inc., and any successor thereto.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA.

“Net Eligible Receivables Balance” means, as of any date of determination, (a) with respect to Delinquent Receivables less than sixty (60) days contractually past due, (i) the aggregate Invested Amount of the Eligible Receivables that are Delinquent Receivables less than sixty (60) days contractually past due minus (ii) any Excess Concentration Amounts related to paragraph 1 of Appendix D as of such date of determination and (b) with respect to all other Eligible receivables, (i) the aggregate Invested Amount of all other Eligible Receivables minus (ii) any Excess Concentration Amounts, excluding the Excess Concentration Amounts related to paragraph 1 of Appendix D as of such date of determination.

“Net Liquidation Proceeds” means, for any Charged-Off Receivable, an amount (which shall not be less than zero) equal to (a) all amounts received in connection with a Receivable after such Receivable was first identified as a Charged-Off Receivable whether from the sale or other disposition of the related Financed Vehicle, the proceeds of repossession or any collection effort, the proceeds of recourse or similar payments payable under the related Receivable receipt of Insurance Proceeds or otherwise, minus (b) the reasonable expenses incurred by the Servicer in connection with the collection of such Receivable, including reasonable collection agency fees and the reasonable cost of legal counsel in connection with the enforcement of such Receivable and excluding overhead, in each case, to the extent not previously reimbursed to the Servicer.

“New Dealer” means any Dealer that does not have an executed Dealer Agreement with Parent as of the Closing Date.

“NF Party” means, each of the Borrower and Parent (in its capacities as Limited Guarantor, Conditional Guarantor, Seller (as defined in the Receivables Purchase Agreement) and Servicer).

“NF Receivables” means all automobile receivables purchased or originated by Parent or its Affiliates from time to time, including the Receivables.

“Non-Consenting Lender” as defined in Section 2.19.

“Non-U.S. Lender” means a Lender that is not a U.S. Person.

“Note” means a promissory note substantially in the form of Exhibit B attached hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Obligations” means all obligations of every nature of the Borrower from time to time owed to the Agents (including former Agents), any Lender or any Indemnitee or any of them, under any Loan Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to the Borrower, would have accrued on any Obligation, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise.

“Obligor” means, with respect to each Receivable, the purchaser or co-purchaser of the related Financed Vehicle or any other Person who owes or may be liable for payments under such Receivable.

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (b) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, (d) with respect to any limited liability company, its certificate of formation, as amended, and its operating agreement, as amended, and (e) with respect to any statutory trust, its certificate of trust, as amended, and its trust agreement, as amended. In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Origination Date” means for each Receivable, the initial date on which funds were first disbursed by or on behalf of the applicable Originator to a Dealer or Obligor with respect to the related Contract.

“Originator” means, as the context requires, Parent or any Approved Seller.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Parent” means Nicholas Financial, Inc., a Florida corporation.

“Participant Register” as defined in Section 9.6(h).

“Patriot Act” as defined in Section 4.20.

“Payment Letter” means the letter agreement entitled “payment letter”, dated as of the date hereof, among the Administrative Agent, the Lenders, Parent and the Borrower, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 or Title IV of ERISA.

“Permit” shall mean collectively all licenses, leases, powers, permits, franchises, certificates, authorizations and approvals.

“Permitted Expenses” means the reasonable costs and expenses incurred by the Agents and the Lenders (and their respective agents or professional advisors) in connection with the preparation, administration, amendment, due diligence and enforcement of this Agreement and the other Loan Documents and, which costs and expenses the Borrower shall reimburse to the Administrative Agent or the Lenders (as the case may be) or shall pay or cause to be paid. “Permitted Expenses” shall include the expenses set forth in Sections 5.8 and 9.2 hereof.

“Permitted Liens” means:

(a) Liens arising in favor of the Collateral Agent under the Loan Documents;

(b) Liens in favor of the Borrower created pursuant to the Receivables Purchase Agreement;

(c) Liens imposed by law for Taxes, assessments or other governmental charges payable by the Borrower that are not yet due or are being contested in compliance with Section 5.3 or mechanic’s liens in respect of repair work on a Financed Vehicle;

(d) Liens in favor of the Collection Account Bank, the Lockbox Account Bank and the Servicer Account Banks arising under Section 4-210 of the UCC;

(e) Liens (including the right of setoff) in favor of the Collection Account Bank, the Lockbox Account Bank and the Servicer Account Banks arising as a matter of applicable law encumbering deposits; and

(f) other Liens consented to in writing by the Administrative Agent and the Required Lenders.

“Permitted Modification” means, with respect to a Receivable, a deferment or other extension of time (not to exceed one month) for the payment of a Scheduled Receivables Payment from the related Obligor under such Receivable in accordance with the Servicing Policy; provided, however, (i) the accrued finance charge associated with the deferred Scheduled Receivables Payment has been paid by the Obligor and deposited into the Cash Management System, (ii) the Obligor is no more than 30 days delinquent at the time of the deferment or extension, (iii) the Obligor has executed a contract modification agreement pursuant to the Servicing Policy, (iv) in the immediately preceding 12 month period, not more than two such deferments or extensions have been granted to such related Obligor and not more than three such deferments or extensions have been granted to such related Obligor over the term of such Receivable.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, statutory trusts, series trusts, or other organizations, whether or not legal entities, and Governmental Authorities.

“Plan Assets” means the “plan assets” of any “benefit plan investor” within the meaning of 29 C.F.R. §210.31-101, as amended by Section 3(42) of ERISA

“Prepayment Payment” as defined in the Payment Letter.

“Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks), as in effect from time to time.

“Principal Office” means, for the Administrative Agent, 245 Park Avenue, 42nd Floor, New York, NY 10167 (or such other location in the United States of America as the Administrative Agent may from time to time designate in writing to the Borrower and the Lenders).

“Power of Attorney for an Approved Seller regarding the Approved Seller Receivables” means a power of attorney executed by the Parent with respect to a pool of Approved Seller Receivables in form and substance satisfactory to the Administrative Agent and delivered concurrently with the related Collateral Assignment of the Approved Seller Purchase Agreement.

“Purchase Date” as defined in the Receivables Purchase Agreement.

“Receivable Database” means the databases, platforms and systems maintained by the Servicer with respect to the Receivables, which provides, on a receivable-by-receivable basis, up-to-date information regarding all activities with respect to the Receivables, including but not limited to originations, payments, charge-offs and recoveries.

“Receivable File” as defined in the Custodial Agreement.

“Receivable Repurchase Event” means any required repurchase of a Receivable pursuant to Section 3.2 of the Receivables Purchase Agreement.

“Receivable Repurchase Price” means, with respect to any Receivable and any date of determination, the Invested Amount of such Receivable plus accrued but unpaid interest on such Receivable.

“Receivables” means each Contract and the obligation of an Obligor and associated right of payment evidenced thereby secured by a first priority security interest in a Financed Vehicle that was originated or acquired by Parent and sold by Parent to the Borrower pursuant to the Receivable Purchase Agreement.

“Receivables Purchase Agreement” means that certain Receivables Purchase Agreement dated as of the date hereof between Borrower, as purchaser, and Parent, as seller.

“Recipient” means any Agent or Lender, as applicable.

“Recoveries” means, with respect to any Receivable, all payments (net of any third party collection fees and related legal fees and expenses) that the Servicer received from or on behalf of the related Obligor after such Receivable became a Charged-Off Receivable, including Scheduled Receivable Payments and payments under any applicable guaranty, provided that Recoveries with respect to any Receivable shall not be less than zero.

“Register” as defined in Section 2.3(a).

“Regulatory Trigger Event” means (a) the commencement by any Governmental Authority of any formal inquiry or investigation (which for the avoidance of doubt excludes any routine examination, inquiry or investigation), legal action or proceeding, against any NF Party or any Originator, challenging such Person’s authority to originate, hold, own, purchase, sell, service, pledge or enforce any Receivable with respect to the residents of any jurisdiction, or otherwise alleging any noncompliance by any NF Party or any Originator, with such jurisdiction’s applicable laws related to originating, holding, owning, purchasing, selling, pledging, servicing or enforcing such Receivable or otherwise related to such Receivable, which inquiry, investigation, legal action or proceeding (i) has not been released or terminated in a manner acceptable to the Administrative Agent and the Required Lenders in their reasonable discretion within ninety (90) days of the commencement thereof and (ii) could reasonably be expected to have a Material Adverse Effect with respect to any NF Party or any Originator as determined by the Administrative Agent in its reasonable discretion, or (b) the issuance or entering of any stay, order, judgment, cease and desist order, injunction, temporary restraining order, or other judicial or non-judicial sanction, order or ruling in connection with any inquiry, investigation, legal action or proceeding (governmental, civil or otherwise), against any NF Party or any Originator related in any way to the originating, holding, owning, purchasing, selling, pledging, servicing or enforcing of any Receivable or rendering the Receivables Purchase Agreement unenforceable in such jurisdiction, the effect of which could reasonably be expected to have a Material Adverse Effect with respect to any NF Party or any Originator as determined by the Administrative Agent in its reasonable discretion; provided, that, in each case, upon the favorable resolution of such inquiry, investigation, action or proceeding (whether by judgment, withdrawal or termination of such action or proceeding or settlement of such action or proceeding) as determined by the Administrative Agent in its good faith discretion (acting with the consent of the Required Lenders) and confirmed by written notice from the Administrative Agent, such Regulatory Trigger Event for such jurisdiction shall cease to exist immediately upon such determination by the Administrative Agent (acting with the consent of the Required Lenders).

“Release Date” as defined in Section 3.3(b)

“Replacement Lender” as defined in Section 2.19.

“Reporting Date” as defined in the Servicing Agreement.

“Required Class A Lenders” means one or more Class A Lenders having or holding Class A Exposure and representing more than 50% of the sum of the aggregate Class A Exposure of all Class A Lenders.

“Required Class B Lenders” means one or more Class B Lenders having or holding Class B Exposure and representing more than 50% of the sum of the aggregate Class B Exposure of all Class B Lenders.

“Required Lenders” means the Required Class A Lenders and the Required Class B Lenders.

“Required Remedies Lenders” means (a) until the Revolving Period has ended and all Class A Loans and all other Obligations owing to the Class A Lenders have been paid in full in cash, the Required Class A Lenders and (b) thereafter, the Required Class B Lenders. For the avoidance of doubt, the Required Remedies Lenders shall have the sole right to suspend or terminate any remedial action that the Required Remedies Lenders authorized or directed be commenced.

“Revolving Loan Commitments” means the Class A Revolving Loan Commitments or the Class B Revolving Loan Commitments, as applicable.

“Revolving Period” means the period beginning on the Closing Date and ending on the Scheduled Commitment Termination Date.

“S&P” means Standard & Poor’s Rating Services, Inc., a Standard & Poor’s Financial Services, LLC business, and any successor thereto.

“Scheduled Commitment Termination Date” means the earlier to occur of (a) the date that is thirty-six (36) months after the Closing Date or such later date as may be agreed to by the Borrower and the Lenders and (b) the Termination Date.

“Scheduled Receivable Payment” means (a) with respect to a Receivable that has been modified in accordance with the Servicing Policy, the Obligor’s payment obligation with respect to a specified due date, as reflected in the Receivable Database and (b) the amount indicated in the related Contract as required to be paid by the Obligor on the specified due date.

“Secured Party” as defined in the Security Agreement.

“Securities” means any stock, shares, partnership interests, limited liability company interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Security Agreement” means the Security Agreement, dated as of the date hereof, between the Borrower and the Collateral Agent on behalf of the Secured Parties, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Servicer” means Parent, in its capacity as the initial primary servicer, or upon its appointment pursuant to a Successor Servicing Agreement, the Successor Servicer.

“Servicer Account” means each of the accounts described as a “Servicer Account” in Schedule 2.01(xx) of the Servicing Agreement.

“Servicer Account Bank” means each of Existing Parent Payment Account Bank, the Collection Account Bank, Fifth Third Bank and Huntington Bank.

“Servicer Account Control Agreement” means each of the Existing Parent Payment Account Control Agreement and each Account Control Agreement, among Parent and the Collateral Agent, on the one hand, and the Collection Account Bank, Fifth Third Bank and Huntington Bank, on the other hand, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, related to the Servicer Accounts.

“Servicer Default” as defined in the Servicing Agreement.

“Servicing Agreement” means the Servicing Agreement, dated as of the date hereof among the Borrower, the Servicer, the Administrative Agent and the Collateral Agent, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Servicing Fee” as defined in the Servicing Agreement.

“Servicing Policy” means, (i) with respect to the initial Servicer, the internal servicing policy of Parent attached hereto as Exhibit K, as such policies may be amended, restated, supplemented or otherwise modified from time to time in accordance herewith, or (ii) with respect to any Successor Servicer, the usual and customary collection policies of such Successor Servicer.

“Settlement Date” means (a) the fifteenth (15th) calendar day following the end of each Collection Period, or if such day is not a Business Day, the immediately following Business Day, beginning May 15, 2019 and (b) the Final Maturity Date.

“Similar Laws” as defined in Section 4.27.

“Solvency Certificate” means a Solvency Certificate of an Authorized Officer of each NF Party substantially in the form of Exhibit F.

“Solvent” means, with respect to any Person, that as of the date of determination, both (a)(i) the sum of such Person’s debt (including contingent liabilities) does not exceed the assets of such entity, at Fair Valuation, (ii) such Person’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date, and (iii) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Documents” as defined in the Custodial Agreement.

“Specified Fields” as defined in the Custodial Agreement.

“Specified Legal/Regulatory Change” means a legal or regulatory change, other than a Regulatory Trigger Event, the effect of which would reasonably be expected to have a Material Adverse Effect with respect to any NF Party.

“State” means any state of the United States or the District of Columbia.

“Subordinated Indebtedness” means any Indebtedness of Parent or its Subsidiaries (other than the Borrower) as of such date that is subject to an Intercreditor Agreement.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Successor Servicer” means the Backup Servicer or any other successor to the Servicer appointed pursuant to a Successor Servicing Agreement.

“Successor Servicing Agreement” means any successor servicing agreement entered into by the Borrower, the Administrative Agent, the Collateral Agent and the Successor Servicer named therein, in form and substance reasonably acceptable to the Administrative Agent (acting with the consent of the Required Lenders).

“Target Advance Rate” means, during the Amortization Period, the Advance Rate in effect on the last day of the Revolving Period minus 10 percentage points; provided, however, that at any time that a Tier 1 Collateral Performance Trigger has occurred and is continuing, the “Target Advance Rate” shall be the Target Advance Rate (determined without giving effect to this proviso) minus 10 percentage points until the non-existence of a Tier 1 Collateral Performance Trigger for three consecutive Settlement Dates.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Terminated Lender” as defined in Section 2.19.

“Termination Date” means the earlier to occur of (a) the Final Maturity Date, (b) the occurrence and continuance of an Event of Default and the declaration of all outstanding Obligations to be due and payable pursuant to Section 7.1 and (c) the date the Commitments are terminated in full pursuant to Section 2.7.

“Tier 1 Collateral Performance Trigger” means the breach of any of the collateral performance tests set forth on Appendix E (and identified as Tier 1 Triggers) as of any Reporting Date.

“Tier 2 Collateral Performance Trigger” means the breach of any of the collateral performance tests set forth on Appendix E (and identified as Tier 2 Triggers) as of any Reporting Date.

“Total Interest Amount” means, for any period of time, the total amount of interest accrued on all Class A Loans and Class B Loans during such time at the Interest Rate pursuant to Section 2.4 hereof; it being agreed that the allocation of interest payments made by the Borrower on the outstanding Loans between the Class A Lenders (with respect to the Class A Interest Amounts) and the Class B Lenders (with respect to the Class B Interest Amounts) is made by the Administrative Agent dividing between the Class A Lenders and the Class B Lenders the total interest paid by the Borrower at the Interest Rate, or such higher rate as may result from any applicable imposition of the Default Funding Rate (and shall not be construed to require the Borrower to pay interest on the Loans at an aggregate rate in excess thereof).

“Total Invested Amount” means, as of any date of determination, the sum of the Invested Amount for all Eligible Receivables owned by the Borrower as of such date.

“Total Utilization of Class B Commitments” means, as at any date of determination, the aggregate principal amount of all outstanding Class B Loans.

“Total Utilization of Revolving Loan Commitments” means, as at any date of determination, the aggregate principal amount of all outstanding Loans.

“Transition Expenses” as defined in the Backup Servicing Agreement.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Unasserted Obligations” means, at any time, indemnity obligations under the Loan Documents that are not then due and payable or for which no events or claims that would give rise thereto are pending.

“Undrawn Amount” means, on any date of determination during the Revolving Period, (i) the Maximum Committed Amount minus the (ii) outstanding principal amount of Loans made to Borrower under this Agreement, in each case as of such date of determination.

“Unused Payment” as defined in the Payment Letter.

“UPB” means, with respect to any Receivable, the unpaid principal balance of such Receivable owed by the related Obligor.

“U.S. Person” means any Person that is a “United States person” as defined in section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” as defined in Section 2.14(f).

“Vintage Pool” means a group of three Monthly Pools in a common calendar quarter. For the avoidance of doubt, notwithstanding Parent’s subsequent repurchase of a Receivable in any Vintage Pool or the Borrower’s subsequent sale for any reason, such Receivable shall remain part of such Vintage Pool.

“Vintage Pool Period” means any full calendar quarter.

“Vintage Pool Seasoning Month” means, for any Monthly Pool, the number of months such Monthly Pool has been outstanding, starting with the month following the month in which such pool of Receivables was originated (this month shall be designated as month number “1”).

“Volcker Rule” means the regulations implemented under Section 13 of the Bank Holding Company Act of 1956 and published in 79 Fed. Reg. 21 at 5779-5804 pursuant to Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“Walk-In Payments” means payment made by or on behalf of Obligors in respect of the Receivables at branch locations of the Servicer by physical check, money order or Cash.

1.2. Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing Parent’s audited financial statements, except as otherwise specifically prescribed herein.

(a) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and any of the Borrower or any Lender shall so request, the Administrative Agent, each Lender and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.3. Interpretation, etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless the context requires otherwise or otherwise specified in any applicable Loan Document, (a) reference to any Person includes that Person’s successors and assignees, (b) any definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements, or modifications set forth herein or therein), and (c) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time. If in any Loan Document the consent of both the Administrative Agent and the Required Lenders is required and the Administrative Agent is subject to a reasonable discretion standard for such consent, the Required Lenders also shall be subject to a reasonable discretion standard for such consent.

SECTION 2. LOANS

2.1. Revolving Loans.

(a) Generally.

(i) During the Revolving Period, subject to the terms and conditions hereof, each Class A Lender agrees from time to time to make loans to the Borrower on a pro rata basis (each a “Class A Loan” and collectively, the “Class A Loans”) in an aggregate amount up to but not exceeding its Class A Revolving Loan Commitment. During the Revolving Period, subject to the terms and conditions hereof, each Class B Lender agrees from time to time to make loans to the Borrower on a pro rata basis (each a “Class B Loan” and collectively, the “Class B Loans”) in an aggregate amount up to but not exceeding its Class B Revolving Loan Commitment.

(ii) During the Revolving Period, the remaining Revolving Loan Commitments of the Lenders hereunder on any date shall be equal to the Commitment Availability.

(iii) The Revolving Loan Commitments shall expire on the Scheduled Commitment Termination Date and no new Loans shall be funded after such date.

(iv) Subject to Section 2.7, amounts borrowed pursuant to this Section 2.1(a) may be repaid and reborrowed during the Revolving Period.

(b) Borrowing Mechanics for Loans.

(i) A Credit Extension made on any Credit Date shall be in a minimum amount of $200,000. Any Credit Extension on any Credit Date shall be made such that Class A Loans and Class B Loans are funded pro rata based on the amount of the Class A Revolving Loan Commitments and Class B Revolving Loan Commitments, as applicable.

(ii) Whenever the Borrower desires that the Lenders make Loans, the Borrower shall deliver to the Administrative Agent a fully executed Funding Notice together with a Borrowing Base Report and Certificate no later than 12:00 noon (New York City time) at least three (3) Business Days in advance of the proposed Credit Date. Each such Funding Notice shall be delivered reflecting sufficient Commitment Availability for the requested Loan. The Administrative Agent shall deliver a copy of any such Funding Notice and Borrowing Base Report and Certificate to the Lenders on the same Business Day on which the Administrative Agent receives such notice (so long as the Administrative Agent receives such Funding Notice at or before 1:00 p.m. (New York City time)) and no later than noon (New York City time) on the Business Day following its receipt of such Funding Notice from the Borrower (if the Administrative Agent receives such notice after 1:00 p.m. (New York City time)).

(iii) The Lenders shall, upon satisfaction of the conditions precedent specified herein, make the amount of the Loans requested available to the Borrower not later than 4:00 p.m. (New York City time) on the proposed Credit Date by wire transfer of same day funds in Dollars, to an account as may be designated in writing to the Administrative Agent by the Borrower (which may be an account of Parent).

(iv) Unless otherwise permitted by the Lenders in their sole and absolute discretion, (x) no more than one (1) Credit Extension shall be made per calendar week and (y) in no event shall the Borrower engage in Borrowing Base Actions on more than two (2) Business Days per calendar week.

2.2. Use of Proceeds. The proceeds of the Loans shall be applied by the Borrower only to finance the acquisition of Receivables from Parent pursuant to the Receivables Purchase Agreement and to pay reasonable ongoing transaction expenses of the Borrower in accordance with the Loan Documents. No portion of the proceeds of any Credit Extension shall be used in any manner that causes the application by the Borrower of such proceeds to violate Regulation T or Regulation U of the Board of Governors of the Federal Reserve System, Regulation B, Regulation X or Regulation Z of the CFPB or any other regulation thereof or to violate the Exchange Act.

2.3. Register; Notes.

(a) Register. The Administrative Agent shall maintain at its Principal Office a register for the recordation of (i) the names and addresses of the Lenders and (ii) information relating to their respective Revolving Loan Commitments and Loans from time to time (the “Register”). The Register shall be available for inspection by the NF Parties or the Lenders at any reasonable time and from time to time upon reasonable prior notice to the Administrative Agent. The Administrative Agent shall record in the Register the Loans, and each repayment or prepayment in respect of the principal amount (and stated interest) of the Loans, and any such recordation shall be conclusive and binding on the Borrower and the Lenders, absent manifest error. The Borrower hereby designates the entity serving as Administrative Agent to serve as the Borrower’s agent solely for purposes of maintaining the Register as provided in this Section 2.3.

(b) Notes. If so requested in writing by a Lender at any time after the Closing Date, the Borrower shall execute and deliver to such Lender (or, if applicable and if so specified in such request, to any Person who is an assignee of such Lender pursuant to Section 9.6), promptly after the Borrower’s receipt of such notice, a Note or Notes, as so requested, to evidence such Lender’s Loans.

2.4. Interest on Loans.

(a) Except as otherwise set forth herein, each Loan shall bear interest daily on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) at a rate per annum equal to the Interest Rate. Each Loan hereunder shall be a LIBOR Rate Loan, except as otherwise set forth in Section 2.12.

(b) Interest payable pursuant to Section 2.4 shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the Interest Period during which it accrues. In computing interest on any Loan, the related Credit Date or the first day of an Interest Period applicable to such Loan shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan shall be excluded; provided, that if a Loan is repaid on the same day on which it is made, one (1) day’s interest shall be paid on that Loan.

(c) Except as otherwise set forth herein, interest on each Loan shall be payable in arrears on (i) each Settlement Date, (ii) with respect to any prepayment, in whole or in part, of such Loan, the date of such prepayment in an amount equal to the interest accrued and unpaid on the amount so prepaid to the date of prepayment, and (iii) the Final Maturity Date.

(d) The Total Interest Amount for any period of time shall be allocated as follows: (i) the Class A Lenders shall be entitled to an amount, as interest, equal to the Class A Interest Amount and (ii) the Class B Lenders shall be entitled to an amount, as interest, equal to the Class B Interest Amount. The Class A Lenders are not entitled to interest on any Class A Loans in an amount in excess of the Class A Interest Amount and the Class B Lenders are not entitled to interest on any Class B Loans in an amount in excess of the Class B Interest Amount.

(e) If any accrued Class A Interest Amount through the last day of any Interest Period is not paid on any Settlement Date, then such unpaid Class A Interest Amounts (and any interest thereon pursuant to this clause (e)), shall accrue interest until the next Settlement Date at a per annum rate equal to the Class A Adjusted Rate for the immediately preceding Interest Period.

(f) If any accrued Class B Interest Amount through the last day of any Interest Period is not paid on any Settlement Date, then such unpaid Class B Interest Amounts (and any interest thereon pursuant to this clause (f)), shall accrue interest until the next Settlement Date at a per annum rate equal to the product of (i) 12 and (ii) the quotient of (A) the Class B Interest Amount for the immediately preceding Interest Period, and (B) the average daily Total Utilization of Class B Commitments during such Interest Period.

2.5. Default Interest. Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable Debtor Relief Laws) payable in accordance with the provisions of Section 2.10 at a rate that is 2.00% per annum in excess of the Interest Rate (the “Default Funding Rate”) otherwise payable hereunder with respect to the Loans until no Event of Default is then continuing. Payment or acceptance of the increased rates of interest provided for in this Section 2.5 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.

2.6. Fees. The Borrower agrees to pay the Administrative Agent Fee (other than the first Administrative Agent Fee) and any Unused Fee in accordance with the Payment Letter on each Settlement Date pursuant to Section 2.10. The Borrower agrees, jointly and severally with the Parent pursuant to the Payment Letter, to pay the Closing Payment and the first Administrative Agent Fee, in each case, in accordance with the terms of the Payment Letter.

2.7. Voluntary Prepayments; Commitment Reductions. (a) Subject to paragraph (e) below, the Borrower shall not make any prepayments, in whole or in part (other than pursuant to Section 2.10 or to cure a Borrowing Base Deficiency pursuant to Section 2.17) and the Borrower shall not reduce or terminate the Revolving Loan Commitments at any time prior to the one (1) year anniversary of the Closing Date. Notwithstanding the foregoing, if the Facility is prepaid, in whole or in part (other than pursuant to Section 2.10 or to cure a Borrowing Base Deficiency pursuant to Section 2.17), or the Revolving Loan Commitments are reduced or terminated either (i) by the Borrower or its Affiliates or (ii) by the Administrative Agent in accordance with Section 7 following an Event of Default caused by an intentional or willful breach of the Credit Agreement or any other Loan Document by any NF Party, prior to the one (1) year anniversary of the Closing Date, the Borrower shall pay the Lock-Out Make-Whole Payment to the Lenders on the date of any such prepayment, reduction or termination.

(b) Subject to paragraph (e) below, the Borrower may make voluntary prepayments or voluntarily terminate the Revolving Loan Commitments, in whole but not in part, during the period from the one (1) year anniversary of the Closing Date through but not including the two (2) year anniversary of the Closing Date; provided, however, that if the Facility is prepaid in whole, or the Revolving Loan Commitments are reduced or terminated either (i) by the Borrower or its Affiliates or (ii) by the Administrative Agent in accordance with Section 7 following an Event of Default caused by an intentional or willful breach of the Credit Agreement or any other Loan Document by any NF Party, during such period, the Borrower shall pay the entire amount of Obligations outstanding at such time together with the applicable Prepayment Payment to the Lenders on the date of any such prepayment or termination.

(c) Subject to paragraph (e) below, the Borrower may make voluntary prepayments or voluntarily terminate the Revolving Loan Commitments, in whole but not in part, during the period from the two (2) year anniversary of the Closing Date through but not including the date that is thirty (30) calendar months following the Closing Date; provided, however, that if the Facility is prepaid in whole, or the Revolving Loan Commitments are reduced or terminated either (i) by the Borrower or its Affiliates or (ii) by the Administrative Agent in accordance with Section 7 following an Event of Default caused by an intentional or willful breach of the Credit Agreement or any other Loan Document by any NF Party, during such period, the Borrower shall pay the entire amount of Obligations outstanding at such time together with the applicable Prepayment Payment to the Lenders on the date of any such prepayment or termination.

(d) From and after the date that is thirty (30) calendar months following the Closing Date, the Borrower may prepay the Loans or reduce or terminate the Revolving Loan Commitments, in whole but not in part, at any time upon ten (10) Business Days’ prior written notice to the Lenders and the Administrative Agent without the obligation to pay any Prepayment Payment or Lock-Out Make-Whole Payment.

(e) For the avoidance of doubt, the repayment of the Loans pursuant to Sections 2.10 or 2.17 shall not result in the obligation to pay the Prepayment Payment or the Lock-Out Make-Whole Payment.

(f) Concurrently with any prepayment pursuant to this Section 2.7, the Borrower shall deliver, or cause to be delivered, to the Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of such prepayment.

(g) Any prepayment pursuant to this Section 2.7 shall be allocated to the Class A Loans and the Class B Loans (i) unless an Event of Default has occurred and is continuing, at any time that a Borrowing Base Deficiency exists, (A) first, any amount necessary to reduce the Class A Borrowing Base Deficiency Amount, it any, to zero, (B) second, any amount necessary to reduce the Class B Borrowing Base Deficiency Amount, if any, to zero and (C) third, pro rata based on the amount of the Class A Revolving Loan Commitments and Class B Revolving Loan Commitments immediately before such reduction, (ii) unless an Event of Default has occurred and is continuing, at any time no Borrowing Base Deficiency exists, pro rata based on the amount of the Class A Revolving Loan Commitments and Class B Revolving Loan Commitments immediately before such reduction and (iii) if an Event of Default has occurred and is continuing, first to the Class A Loans until the principal balance of the Class A Loans is reduced to zero and thereafter to the Class B Loans.

2.8. Reserved.

2.9. Controlled Accounts.

(a) On or prior to the date hereof, the Borrower shall cause to be established and maintained a trust account at the Collection Account Bank, in the name of the Borrower, designated as the Collection Account, as to which the Collateral Agent has control for the benefit of the Secured Parties within the meaning of Sections 8-106(d) and 9-104(a)(2), as applicable, of the UCC pursuant to the Control Agreement.

(b) On or prior to the forty-fifth day (unless the Administrative Agent, in its sole discretion, extends such period at the request of the Borrower) following the Closing Date, the Borrower shall cause to be established and maintained a deposit account at the Lockbox Account Bank, in the name of the Borrower, designated as the Lockbox Account, as to which the Collateral Agent has control for the benefit of the Secured Parties within the meaning of Section 9-104(a)(2) of the UCC pursuant to the Lockbox Control Agreement.

(c) All income from amounts on deposit in the Collection Account shall be retained in the Collection Account, until the next Settlement Date, at which time such income shall be applied by the Collection Account Bank, at the direction of the Collateral Agent in accordance with Section 2.10. The Borrower shall treat all income from amounts on deposit in the Collection Account as its income for U.S. federal, state and local income tax purposes. All amounts on deposit in (i) the Lockbox Account and the Existing Parent Payment Account shall be transferred to the Collection Account on the same Business Day they are deposited in the Lockbox Account and the Existing Parent Payment Account, as applicable and (ii) the Servicer Accounts shall be transferred to the Collection Account on the next Business Day they are deposited in the Servicer Accounts.

(d) Subject to the Facility Availability and to the conditions set forth in Section 2.10(d) and Section 3.3, the Borrower, in accordance with Section 2.10(d), may use amounts on deposit in the Collection Account to purchase additional Receivables.

2.10. Application of Collections. (a) During the Revolving Period, so long as no Event of Default has occurred and is continuing, the Collateral Agent shall instruct the Collection Account Bank in writing on or before the Business Day prior to each Settlement Date to apply Collections on deposit in the Collection Account with respect to the related Collection Period on such Settlement Date (after giving effect to any withdrawals in accordance with Section 2.10(d)) based on the Monthly Servicing Report as confirmed by the Collateral Agent as follows:

(i) to the Servicer, any accrued and unpaid Servicing Fees due under the Servicing Agreement;

(ii) on a pari passu basis, (A) (x) to the Collection Account Bank, the Collection Account Bank Fees, reimbursable expenses and indemnification amounts of the Collection Account Bank and (y) to the Lockbox Account Bank, the Lockbox Account Bank Fees, reimbursable expenses and indemnification amounts of the Lockbox Account Bank, in each case, accrued and unpaid as of the last day of the related Collection Period, provided that the reimbursable expenses and indemnification amounts distributed to the Collection Account Bank and Lockbox Account Bank pursuant to this clause (ii) shall not exceed $100,000 in the aggregate in any calendar year, (B) to the Backup Servicer, the Backup Servicing Fees, reimbursable expenses (including any Transition Expenses) and indemnification amounts of the Backup Servicer accrued and unpaid as of the last day of the related Collection Period, provided that the reimbursable expenses (excluding any Transition Expenses) and indemnification amounts distributed to the Backup Servicer pursuant to this clause (ii) shall not exceed $100,000 in any calendar year and with respect to Transition Expenses shall not exceed $250,000 in the aggregate, (C) to the Custodian, the Custodian Fee, reimbursable expenses and indemnification amounts of the Custodian accrued and unpaid as of the last day of the related Collection Period, provided that the reimbursable expenses and indemnification amounts distributed to the Custodian pursuant to this clause (ii) shall not exceed $100,000 in any calendar year, and (D) to the Administrative Agent, any accrued but unpaid fees and expenses and indemnification amounts of the Administrative Agent and the Collateral Agent in connection with this Agreement and any other Loan Document (including the Administrative Agent Fee), provided that the expenses and indemnification amounts distributed to the Administrative Agent and the Collateral Agent pursuant to this clause (ii) shall not exceed $100,000 in any calendar year;

(iii) to the Class A Lenders, to pay any accrued but unpaid Class A Interest Amounts and payments owing to the Class A Lenders in connection with this Agreement and any other Loan Document (including any amount of the Closing Payment, Increase Payment, Unused Payment, Prepayment Payment and Lock-Out Make-Whole Payment payable or allocable to the Class A Lenders);

(iv) to the Class B Lenders, to pay any accrued but unpaid Class B Interest Amounts and payments owing to the Class B Lenders in connection with this Agreement and any other Loan Document (including any amount of the Closing Payment, Increase Payment, Unused Payment, Prepayment Payment and Lock-Out Make-Whole Payment payable or allocable to the Class B Lenders);

(v) to the Class A Lenders based on their Class A Pro Rata Shares at the direction of the Administrative Agent, to pay in reduction of the Class A Loans, any amounts necessary to reduce the Class A Borrowing Base Deficiency Amount, if any, to zero;

(vi) to the Class B Lenders based on their Class B Pro Rata Shares at the direction of the Administrative Agent, to pay in reduction of the Class B Loans, any amounts necessary to reduce the Class B Borrowing Base Deficiency Amount, if any, to zero;

(vii) on a pari passu basis to the extent not paid pursuant to clause (ii) above, (A) to the Collection Account Bank, reimbursable expenses and indemnification amounts of the Collection Account Bank accrued and unpaid as of the last day of the related Collection Period, (B) to the Backup Servicer, reimbursable expenses (including any Transition Expenses) and indemnification amounts of the Backup Servicer accrued and unpaid as of the last day of the related Collection Period (C) to the Custodian, reimbursable expenses and indemnification amounts of the Custodian accrued and unpaid as of the last day of the related Collection Period, and (D) to the Administrative Agent, any accrued but unpaid fees and expenses and indemnification amounts of the Administrative Agent and the Collateral Agent in connection with this Agreement and any other Loan Document;

(viii) to the Class A Lenders (based on their related Class A Exposures), to pay any other Obligations then due and owing to the Class A Lenders or Class A Indemnitees;

(ix) to the Class B Lenders (based on their related Class B Exposures), to pay any other Obligations then due and owing to the Class B Lenders or Class B Indemnitees;

(x) on a pari passu basis, to the holders of any other Obligations then due and payable; and

(xi) to the Borrower, for its own account, any remaining amount.

(b) During the Amortization Period, so long as no Event of Default has occurred and is continuing, the Collateral Agent shall instruct the Collection Account Bank in writing on or before the Business Day prior to each Settlement Date to apply all Collections on deposit in the Collection Account with respect to the related Collection Period on such Settlement Date based on the Monthly Servicing Report as confirmed by the Collateral Agent as follows:

(i) to the Servicer, any accrued and unpaid Servicing Fees due under the Servicing Agreement;

(ii) on a pari passu basis, (A) (x) to the Collection Account Bank, the Collection Account Bank Fees, reimbursable expenses and indemnification amounts of the Collection Account Bank and (y) to the Lockbox Account Bank, the Lockbox Account Bank Fees, reimbursable expenses and indemnification amounts of the Lockbox Account Bank, in each case, accrued and unpaid as of the last day of the related Collection Period, provided that the reimbursable expenses and indemnification amounts distributed to the Collection Account Bank and Lockbox Account Bank pursuant to this clause (ii) shall not exceed $100,000 in the aggregate in any calendar year, (B) to the Backup Servicer, the Backup Servicing Fees, reimbursable expenses (including any Transition Expenses) and indemnification amounts of the Backup Servicer accrued and unpaid as of the last day of the related Collection Period, provided that the reimbursable expenses (excluding any Transition Expenses) and indemnification amounts distributed to the Backup Servicer pursuant to this clause (ii) shall not exceed $100,000 in any calendar year and with respect to Transition Expenses shall not exceed $250,000 in the aggregate, (C) to the Custodian, the Custodian Fee, reimbursable expenses and indemnification amounts of the Custodian accrued and unpaid as of the last day of the related Collection Period, provided that the reimbursable expenses and indemnification amounts distributed to the Custodian pursuant to this clause (ii) shall not exceed $100,000 in any calendar year, and (D) to the Administrative Agent, any accrued but unpaid fees and expenses and indemnification amounts of the Administrative Agent and the Collateral Agent in connection with this Agreement and any other Loan Document (including the Administrative Agent Fee), provided that the expenses and indemnification amounts distributed to the Administrative Agent and the Collateral Agent pursuant to this clause (ii) shall not exceed $100,000 in any calendar year;

(iii) to the Class A Lenders, to pay any accrued but unpaid Class A Interest Amounts and payments owing to the Class A Lenders in connection with this Agreement and any other Loan Document (including any amount of the Closing Payment, Increase Payment, Unused Payment, Prepayment Payment and Lock-Out Make-Whole Payment payable or allocable to the Class A Lenders);

(iv) to the Class B Lenders, to pay any accrued but unpaid Class B Interest Amounts and payments owing to the Class B Lenders in connection with this Agreement and any other Loan Document (including any amount of the Closing Payment, Increase Payment, Unused Payment, Prepayment Payment and Lock-Out Make-Whole Payment payable or allocable to the Class B Lenders);

(v) to the Class A Lenders based on their Class A Pro Rata Shares at the direction of the Administrative Agent, to pay in reduction of the Class A Loans, any amounts necessary to reduce the Class A Borrowing Base Deficiency Amount, if any, to zero;

(vi) to the Class B Lenders based on their Class B Pro Rata Shares at the direction of the Administrative Agent, to pay in reduction of the Class B Loans, any amounts necessary to reduce the Class B Borrowing Base Deficiency Amount, if any, to zero;

(vii) to the Lenders, 50% of all Collections remaining after application of clauses (i) through (vi) above to reduce the outstanding principal amount of the Loans (which amounts shall be allocated to the Class A Loans and the Class B Loans pro rata based on the amount of the Class A Revolving Loan Commitments and Class B Revolving Loan Commitments (and thereafter allocated to each Class A Lender or Class B Lender, as applicable, based on their related Class A Pro Rata Shares or Class B Pro Rata Shares, as applicable)) until the Effective Advance Rate equals the Target Advance Rate;

(viii) with respect to (A) the Settlement Date occurring on the Final Maturity Date and (B) each Settlement Date occurring on or after the first date on which the aggregate principal amount of the Loans outstanding has been reduced to an amount equal to or less than 10% of the Maximum Committed Amount, to the Lenders, all remaining amounts until the outstanding principal amount of the Loans and Obligations has been reduced to zero (which amounts shall be allocated to the Class A Loans and the Class B Loans pro rata based on the amount of the Class A Revolving Loan Commitments and Class B Revolving Loan Commitments (and thereafter allocated to each Class A Lender or Class B Lender, as applicable, based on their related Class A Pro Rata Shares or Class B Pro Rata Shares, as applicable));

(ix) on a pari passu basis to the extent not paid pursuant to clause (ii) above, (A) to the Collection Account Bank, reimbursable expenses and indemnification amounts of the Collection Account Bank accrued and unpaid as of the last day of the related Collection Period, (B) to the Backup Servicer, reimbursable expenses (including any Transition Expenses) and indemnification amounts of the Backup Servicer accrued and unpaid as of the last day of the related Collection Period, (C) to the Custodian, reimbursable expenses and indemnification amounts of the Custodian accrued and unpaid as of the last day of the related Collection Period, and (D) to the Administrative Agent, any accrued but unpaid fees and expenses and indemnification amounts of the Administrative Agent and the Collateral Agent in connection with this Agreement and any other Loan Document;

(x) to the Class A Lenders (based on their related Class A Exposures), to pay any other Obligations then due and owing to the Class A Lenders or Class A Indemnitees;

(xi) to the Class B Lenders (based on their related Class B Exposures), to pay any other Obligations then due and owing to the Class B Lenders or Class B Indemnitees;

(xii) on a pari passu basis, to the holders of any other Obligations then due and payable; and

(xiii) to the Borrower, for its own account, any remaining amount.

(c) Following the occurrence and during the continuance of an Event of Default, the Collateral Agent shall instruct the Collection Account Bank in writing on or before the Business Day prior to each Settlement Date to apply all Collections on deposit in the Collection Account with respect to the related Collection Period on such Settlement Date based on the Monthly Servicing Report as confirmed by the Collateral Agent as follows:

(i) to the Servicer, any accrued and unpaid Servicing Fees due under the Servicing Agreement;

(ii) on a pari passu basis, (A) (x) to the Collection Account Bank, the Collection Account Bank Fees, reimbursable expenses and indemnification amounts of the Collection Account Bank and (y) to the Lockbox Account Bank, the Lockbox Account Bank Fees, reimbursable expenses and indemnification amounts of the Lockbox Account Bank, in each case, accrued and unpaid as of the last day of the related Collection Period, (B) to the Backup Servicer, the Backup Servicing Fees, reimbursable expenses (including any Transition Expenses) and indemnification amounts of the Backup Servicer accrued and unpaid as of the last day of the related Collection Period, (C) to the Custodian, the Custodian Fee, reimbursable expenses and indemnification amounts of the Custodian accrued and unpaid as of the last day of the related Collection Period, and (D) to the Administrative Agent, any accrued but unpaid fees and expenses and indemnification amounts of the Administrative Agent and the Collateral Agent in connection with this Agreement and any other Loan Document (including the Administrative Agent Fee);

(iii) to the Class A Lenders, to pay any accrued but unpaid Class A Interest Amounts and payments owing to the Class A Lenders in connection with this Agreement and any other Loan Document (including any amount of the Closing Payment, Increase Payment, Unused Payment, Prepayment Payment and Lock-Out Make-Whole Payment payable or allocable to the Class A Lenders);

(iv) to the Class A Lenders, all remaining amounts until the outstanding principal amount of the Class A Loans is reduced to zero;

(v) to the Class B Lenders, to pay any accrued but unpaid Class B Interest Amounts and payments owing to the Class B Lenders in connection with this Agreement and any other Loan Document (including any amount of the Closing Payment, Increase Payment, Unused Payment, Prepayment Payment and Lock-Out Make-Whole Payment payable or allocable to the Class B Lenders);

(vi) to the Class B Lenders, all remaining amounts until the outstanding principal amount of the Class B Loans is reduced to zero;

(vii) to the Class A Lenders (based on their related Class A Exposures), to pay any other Obligations then due and owing to the Class A Lenders or Class A Indemnitees;

(viii) to the Class B Lenders (based on their related Class B Exposures), to pay any other Obligations then due and owing to the Class B Lenders or Class B Indemnitees;

(ix) on a pari passu basis, to the holders of any other Obligations then due and payable; and

(x) to the Borrower, for its own account, any remaining amount.

(d) In addition, during the Revolving Period, so long as (x) the Facility Availability is greater than zero and (y) no Event of Default has occurred and is continuing, the Borrower may request and the Collateral Agent shall instruct the Collection Account Bank to release funds from the Collection Account to the Borrower in an amount up to the Facility Availability to be used by Borrower to purchase additional Eligible Receivables in accordance with this Section 2.10(d) and subject to the conditions set forth in Section 3.3. The Collateral Agent shall, upon satisfaction of the conditions precedent specified in Section 3.3, direct the Collection Account Bank to release funds in the Collection Account in the amount specified in the related Funds Release Request (not to exceed the Facility Availability), to the Borrower not later than 4:00 p.m. (New York City time) on the Release Date by wire transfer of same day funds in Dollars, to such account as may be designated in writing to the Administrative Agent by the Borrower. Unless otherwise permitted by the Administrative Agent in its sole and absolute discretion (acting with the consent of the Required Lenders), (x) no more than one (1) such request for funds shall be made per calendar week and (y) in no event shall the Borrower engage in Borrowing Base Actions on more than two (2) Business Days per calendar week.

(e) The Borrower may request (and the Collateral Agent shall instruct the Collection Account Bank) to withdraw funds from the Collection Account to pay to the Person entitled thereto any amounts credited thereto constituting Excluded Amounts if the Borrower has, prior to such withdrawal and consent, delivered to the Administrative Agent a certificate setting forth the calculation of such Excluded Amounts in form and substance reasonably satisfactory to the Administrative Agent (acting with the consent of the Required Lenders), which certificate shall include a brief description of the facts and circumstances supporting such request and designate a date for the payment of such reimbursement, which date shall not be earlier than three (3) Business Days following delivery of such certificate.

2.11. General Provisions Regarding Payments.

(a) All payments by the Borrower of principal, interest, fees and other Obligations shall be made in Dollars in immediately available funds, without defense, recoupment, setoff or counterclaim (except as otherwise provided in Section 2.14), free of any restriction or condition, and delivered to the Administrative Agent, the Collateral Agent or the applicable Lender at such account as is directed by such Agent or Lender, not later than 12:00 noon (New York City time) on the date due via wire transfer of immediately available funds. Funds received by an Agent or a Lender after that time on such due date shall be deemed to have been paid by the Borrower on the next Business Day.

(b) For the avoidance of doubt (i) all payments of principal on the Class A Loans shall be applied to the applicable Class A Loans, pro rata based on Class A Exposure, in reduction of the outstanding principal amount thereof, (ii) all payments of principal on the Class B Loans shall be applied to the applicable Class B Loans, pro rata based on Class B Exposure, in reduction of the outstanding principal amount thereof, (iii) unless an Event of Default has occurred and is continuing, except as otherwise expressly contemplated by Section 2.10(a)(v), 2.10(a)(vi), 2.10(b)(v) and 2.10(b)(vi), all payments of principal on the Loans shall be applied to the Class A Loans and the Class B Loans pro rata based on the outstanding principal amount thereof, (iv) if an Event of Default has occurred and is continuing, all payments of principal on the Loans shall be applied to the Class A Loans first until the principal balance thereof is reduced to zero and then to the Class B Loans, (v) any Lock-Out Make-Whole Payment and/or Prepayment Payment paid by the Borrower shall be distributed to the Lenders in accordance with the terms hereof, and (vi) any Unused Payment paid by the Borrower shall be distributed to the Lenders, pro rata, in accordance with the Undrawn Amount with respect to each such Lender’s applicable Class A Revolving Loan Commitment or Class B Revolving Loan Commitment, as applicable.

(c) All payments in respect of the principal amount of any Loan shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid.

(d) Notwithstanding the foregoing provisions hereof, if any Affected Lender makes Base Rate Loans in lieu of any LIBOR Rate Loans, the Borrower shall give effect thereto in apportioning payments made thereafter.

(e) Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

(f) The Borrower hereby authorizes the Administrative Agent to charge the Borrower’s accounts with the Administrative Agent or any of the Administrative Agent’s Affiliates in order to cause timely payment to be made to the Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

(g) The Administrative Agent and each Lender, as applicable, shall give prompt telephonic notice to the Borrower, the Administrative Agent and the Lenders, as applicable, (confirmed in writing) if any payment is not made in conformity with this Section 2.11. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the Interest Rate or the Default Funding Rate, as applicable, from the date such amount was due and payable until the date such amount is paid in full. Notwithstanding anything to the contrary in this Agreement, if Borrower timely authorizes a payment to a Lender in accordance with Section 2.11(a), and the Administrative Agent fails to timely instruct the Collection Account Bank to distribute such payment to the Lenders, Borrower shall not be responsible for interest that may otherwise have accrued over such period of delay.

2.12. Making LIBOR Rate Loans.

(a) Inability to Determine Applicable Interest Rate. In the event that the Administrative Agent (with the consent of the Required Lenders) shall have reasonably determined in good faith (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with the Borrower), on any Interest Rate Reset Date with respect to any LIBOR Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such LIBOR Rate Loans on the basis provided for in the definition of Adjusted LIBOR Rate (“LIBOR Unavailability”), the Administrative Agent shall on such date give notice (by telefacsimile or email or by telephone confirmed in writing) to the Borrower and the Lenders of such determination, whereupon (i) no Loans may be made as LIBOR Rate Loans until such time as the Administrative Agent (with the consent of the Required Lenders) notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (ii) all then-existing Loans shall convert automatically to Base Rate Loans at the end of the then-applicable Interest Period if such circumstances still exist at such time, (iii) the Borrower shall have the right to rescind any Funding Notice previously given by the Borrower with respect to the Loans in respect of which such determination was made by giving notice (by telefacsimile or email or by telephone confirmed in writing) to the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each other Lender) of such rescission on the date on which the Administrative Agent gives notice of its determination as described above and (iv) any Loans made during such period shall be made as Base Rate Loans. At such time as the Administrative Agent (with the consent of the Required Lenders) shall notify the Borrower and the Lenders that any period of LIBOR Unavailability has ended, on the first day of the Interest Period next following such determination, all Base Rate Loans carried by the Lenders as a consequence of this Section 2.12(a) shall automatically convert to LIBOR Rate Loans having an initial Interest Period commencing on the first day of such Interest Period.

(b) Illegality or Impracticability of LIBOR Rate Loans. In the event that on any date any Lender shall have reasonably determined in good faith (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with the Borrower and the Administrative Agent) that the making or maintaining of its LIBOR Rate Loans has become (i) unlawful after the date hereof as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telefacsimile or email or by telephone confirmed in writing) to the Borrower and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each other Lender). Thereafter (i) the obligation of the Affected Lender to make Loans as LIBOR Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender at such time as the circumstances giving rise to such notice no longer exist, (ii) to the extent such determination by the Affected Lender relates to a Loan then being requested by the Borrower pursuant to a Funding Notice or any other Loan thereafter, the Affected Lender shall make such Loan as a Base Rate Loan, (iii) the Affected Lender’s obligation to maintain its outstanding LIBOR Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law and (iv) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Loan then being requested by the Borrower pursuant to a Funding Notice, the Borrower shall have the option to rescind such Funding Notice by giving notice (by telefacsimile or by telephone confirmed in writing) to the Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above. Except as provided in the immediately preceding sentence, nothing in this Section 2.12(b) shall affect the obligation of any Lender (if there is more than one Lender hereunder at such time) other than an Affected Lender to make Loans in accordance with the terms hereof.

(c) Compensation for Breakage or Non-Commencement of Interest Periods. The Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid or calculated to be due and payable by such Lender to lenders of funds borrowed by it to make or carry its LIBOR Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender actually sustains: (i) if for any reason (other than a default by such Lender) a borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a Funding Notice, (ii) if any prepayment or other principal payment of any of its LIBOR Rate Loans occurs on any day other than a Settlement Date (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise) or on the Final Maturity Date, or (iii) if any prepayment of any of its LIBOR Rate Loans is not made on any date specified in a notice of prepayment given by the Borrower. Notwithstanding the foregoing, the Borrower shall not be responsible to the Lenders for any losses, expenses or liabilities pursuant to this Section 2.12(c) resulting from payments made to the Lenders under Section 2.10.

(d) Booking of LIBOR Rate Loans. A Lender may make, carry or transfer LIBOR Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

2.13. Increased Costs; Capital Adequacy.

(a) Compensation for Increased Costs. In the event that any Lender shall have reasonably determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any Change in Law: (i) subjects such Lender to any additional Tax (other than any Indemnified Tax, Taxes described in clauses (b) through (d) of the definition of Excluded Tax and Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements), or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining the Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the Borrower shall pay to such Lender within fifteen (15) Business Days of receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be reasonably necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.13(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b) Capital Adequacy Adjustment. In the event that any Lender shall have determined that any Change in Law affecting such Lender regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or Revolving Loan Commitments or participations therein or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but for such Change in Law (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within fifteen (15) Business Days after receipt by the Borrower from such Lender of the statement referred to in the next sentence, the Borrower shall pay to such Lender such additional amount or amounts as shall reasonably compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.13(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(c) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.13 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.13 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

2.14. Taxes; Withholding; Payments Free of Taxes.

(a) Payments Without Deduction or Withholding. Any and all payments by or on account of any obligation of a NF Party under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes; provided that if any applicable law requires the deduction or withholding of any Tax by a NF Party from any such payment, then such NF Party shall be entitled to make such deduction and timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and, if any withheld or deducted Tax is an Indemnified Tax, then the sum payable shall be increased as necessary (with such increase to be paid by the Borrower and, if not so paid, shall be subject to any applicable guaranty of any NF Party) so that after making all such deductions and withholdings (including such deductions and withholdings applicable to additional sums payable under this Section 2.14) the applicable Recipient receives an amount equal to the sum it would have received had no such deductions or withholdings of Indemnified Taxes been made.

(b) Payment of Other Taxes. Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Indemnification. Without duplication of any amounts payable pursuant to clause (a) or (b), Borrower shall indemnify the Administrative Agent and any Lender pursuant to this Section 2.14 within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.14) payable or paid by or required to be withheld or deducted from a payment to the Administrative Agent or such Lender and any reasonable expenses arising therefrom or with respect thereto whether or not such Indemnified Taxes were correct, or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, setting forth in reasonable detail the basis and calculation of such amounts, shall be conclusive absent manifest errors. In addition, the Borrower shall indemnify the Administrative Agent or such Lender within ten (10) days after demand therefor, for any incremental Taxes that may become payable by the Administrative Agent or such Lender as a result of any failure of any NF Party to pay any Taxes when due to the appropriate Governmental Authority or to deliver to the Administrative Agent, pursuant to clause (e), documentation evidencing the payment of Taxes.

(d) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.6(h) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e) Evidence of Payments. As soon as practicable after any payment of Taxes by any NF Party to a Governmental Authority pursuant to this Section 2.14, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent (acting with the consent of the Required Lenders).

(f) Status of Lenders.

(i) If a Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, a Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.14(f)(ii)(A), 2.14(f)(ii)(B)(I) through (IV) and 2.14(f)(ii)(C) below) shall not be required if in such Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person and the Administrative Agent shall deliver to the Borrower and the Administrative Agent (in the case of a Lender) on or about the date on which such Person becomes a party under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent), executed originals of IRS Forms W-9 certifying that such Lender or the Administrative Agent, as applicable, is not subject to U.S. federal backup withholding tax; and

(B) any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and, to the extent it is legally entitled to do so, from time to time thereafter upon the request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Forms W-8BEN or IRS Forms W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Forms W-8BEN or IRS Forms W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) executed originals of IRS Forms W-8ECI;

(III) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Forms W-8BEN or IRS Forms W-8BEN-E;

(IV) to the extent a Non-U.S. Lender is not the beneficial owner, executed originals of IRS Forms W-8IMY, accompanied by IRS Forms W-8ECI, IRS Forms W-8BEN or IRS Forms W-8BEN-E, U.S. Tax Compliance Certificate, IRS Forms W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership (and not a participating Lender) and one or more beneficial owners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate on behalf of each such beneficial owner; and

(V) to the extent legally entitled to do so, executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(C) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment under FATCA, if any. Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.14 (including additional amounts pursuant to this Section 2.14), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.14 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.14(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.14(g), in no event shall the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.14(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 2.14 shall survive any assignment of rights by, or the replacement of, a Lender, the termination of the Facility and the repayment, satisfaction or discharge of all obligations under any Loan Document.

2.15. Obligation to Mitigate.

(a) Each Lender agrees that, as promptly as practicable after an officer of such Lender responsible for administering its Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Sections 2.12, 2.13 or 2.14, it shall, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use commercially reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through a Lender Affiliate (or a different lending office), or (b) take such other measures as such Lender may, in its sole discretion, deem appropriate if, as a result thereof, the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Sections 2.12, 2.13 or 2.14 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of its Revolving Loan Commitments or Loans through such Lender Affiliate (or a different lending office), or in accordance with such other measures, as the case may be, would not otherwise adversely affect its Revolving Loan Commitments or Loans or the interests of the Borrower or the applicable Lender; provided, no Lender shall be obligated to utilize a Lender Affiliate, pursuant to this Section 2.14 unless the Borrower agrees to pay all reasonable, documented, out-of-pocket incremental expenses incurred by such Lender as a result of utilizing such Lender Affiliate as described above. A certificate as to the amount of any such expenses payable by the Borrower pursuant to this Section 2.14 (setting forth in reasonable detail the basis for requesting such amount) submitted by the applicable Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive absent manifest error.

(b) If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to Section 2.14, it shall pay the Borrower pursuant to Section 2.14(g); provided that the Borrower, upon the request of the Administrative Agent or a Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such governmental authority. This subsection shall not be construed to require the Administrative Agent or each Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

2.16. Determination of Borrowing Base. The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Report and Certificate delivered to the Administrative Agent.

2.17. Cure of Borrowing Base Deficiency.

(a) With respect to any Borrowing Base Deficiency attributable solely to the reduction of the Advance Rate as a result of the occurrence of a Tier 1 Collateral Performance Trigger, the Borrower may, within thirty (30) days of the date on which the Advance Rate was reduced, pledge additional Eligible Receivables to the Collateral Agent or prepay the Loans in an aggregate amount up to the amount necessary to cure such Borrowing Base Deficiency (and, pending the expiration of such thirty (30) day period, the existence of such Borrowing Base Deficiency shall not constitute a Default or Event of Default; provided, however, that, so long as such Borrowing Base Deficiency exists, the obligation of the Lenders to make further advances under the Loans is automatically suspended).

(b) With respect to any Borrowing Base Deficiency not described in clause (a) above, the Borrower shall pledge additional Eligible Receivables to the Collateral Agent and/or prepay the Loans in an aggregate amount up to the amount necessary to cure such Borrowing Base Deficiency.

(c) Any prepayment pursuant to this Section 2.17 shall be allocated to the Class A Loans and the Class B Loans (i) unless an Event of Default has occurred and is continuing, (A) first, any amount necessary to reduce the Class A Borrowing Base Deficiency Amount, if any, to zero, (B) second, any amount necessary to reduce the Class B Borrowing Base Deficiency Amount, if any, to zero and (C) third, pro rata based on the amount of the Class A Revolving Loan Commitments and Class B Revolving Loan Commitments immediately before such reduction (and thereafter allocated to each Class A Lender or Class B Lender, as applicable, based on their related Class A Pro Rata Share or Class B Pro Rata Share, as applicable), and (ii) if an Event of Default has occurred and is continuing, first to the Class A Loans until the principal balance of the Class A Loans is reduced to zero and thereafter to the Class B Loans.

2.18. Increases. The Administrative Agent shall give the Borrower written notice of any successful syndication (as determined by the Administrative Agent) of the Class A Exposure and Class A Loan. At any time after the Undrawn Amount has been reduced to $50,000,000 or less and prior to the Scheduled Commitment Termination Date, the Borrower may request, in writing delivered to the Administrative Agent, an increase in the Maximum Committed Amount, in increments of $25,000,000. Any such increase to the Maximum Committed Amount shall be made at the sole and absolute discretion of the Administrative Agent (which consent may, for the avoidance of doubt, be conditioned upon the effectiveness of an amendment or modification to one or more of the Loan Documents), subject to, among other things, no Event of Default, no Borrowing Base Deficiency and no Tier 1 Collateral Performance Trigger or Tier 2 Collateral Performance Trigger existing under the Facility. Any such increase shall be apportioned among the Classes pro rata, based on the ratio of Class A Revolving Loan Commitments and Class B Revolving Loan Commitments. Each existing Lender (if any) shall have the right to provide its share of such increase, based on its Class A Pro Rata Share or Class B Pro Rata Share, as applicable, within ten (10) Business Days of the Borrower’s increase election pursuant to this Section 2.18 (each such consenting Lender, a “Class A Increasing Lender” or “Class B Increasing Lender”, as applicable, and collectively the “Increasing Lenders”) before any other Persons may participate in any such increase. If one or more existing Lenders forego the opportunity to increase its Revolving Loan Commitment, the Increasing Lenders in such existing Lender’s Class may opt to increase their Revolving Loan Commitment by more than their proportional share of the increase (which proportional share is determined consistent with the immediately prior sentence) within five (5) Business Days of being notified of an existing Lender’s decision not to fund the increase. If the existing Lenders collectively fail to commit to fund the full amount of such increase, within the time allotted, the Borrower may arrange for any such increase to be provided by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”); provided that each Augmenting Lender shall be subject to the approval of the Administrative Agent in its sole discretion. No consent of any Lender (other than any Lender participating in the increase) shall be required for any increase in Revolving Loan Commitments pursuant to this Section. Increased and new Revolving Loan Commitments pursuant to this Section 2.18 shall become effective on the date agreed by the Borrower, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, as applicable, pursuant to a joinder agreement (each, a “Joinder Agreement”) in form and substance reasonably satisfactory to the Borrower, the Administrative Agent and such Increasing Lender or Augmenting Lender, as applicable, whereby each such Increasing Lender or Augmenting Lender, as applicable, assumes the rights and obligations of a Lender hereunder. Each Joinder Agreement shall also set forth any other applicable terms of the Revolving Loan Commitments being provided thereby, including the Advance Rate (which shall be identical among all Lenders), other than pricing terms described in a Payment Letter. The Administrative Agent shall notify each Lender of each increase in Revolving Loan Commitments made pursuant to this Section 2.18. Notwithstanding the foregoing, no increase in the Revolving Loan Commitments (or in the Revolving Loan Commitments of any Lender) shall become effective under this paragraph if on the proposed date of the effectiveness of such increase, an Event of Default has occurred and is continuing. On the effective date of any increase in the Revolving Loan Commitments, each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent determines, for the benefit of the other Lenders, as being required to cause, after giving effect to such increase and paying such amounts to such other Lenders, each Lender’s portion of the outstanding Class A Loans and Class B Loans to equal its Class A Pro Rata Share or Class B Pro Rata Share, as applicable of such outstanding Class A Loans and Class B Loans, respectively.

2.19. Removal or Replacement of a Lender.

(a) Anything contained herein to the contrary notwithstanding, in the event that: in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof, the consent of the Administrative Agent and Required Lenders shall have been obtained but the consent of one or more of such other Lenders that are not Affiliates of the Administrative Agent (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Non-Consenting Lender (the “Terminated Lender”), the Borrower may, by giving written notice to each Terminated Lender of its election to do so, elect to cause each Terminated Lender (and each Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Loan Commitments, if any, in full to one or more assignees eligible under Section 9.6 identified by the Borrower (each a “Replacement Lender”) in accordance with the provisions of Section 9.6; provided, (1) on the date of such assignment, the Replacement Lender shall pay to each Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of such Terminated Lender and (B) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.6; (2) on the date of such assignment, the Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.13 and/or Section 2.14 and any other amounts due to such Terminated Lender; and

(3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender. Upon the prepayment of all amounts owing to a Terminated Lender and the termination of such Terminated Lender’s Revolving Loan Commitments, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

(b) Option to Purchase Obligations from Defaulting Lenders.

(i) The parties agree that if any Lender is a Defaulting Lender, then the non-Defaulting Lenders shall have the right, but not the obligation, by giving a written notice (a “Defaulting Lender Buy-Out Notice”) to the Administrative Agent (with copies to the other Lenders), for the benefit of such Defaulting Lenders, to acquire from such Defaulting Lender all (but not less than all) of the right, title and interest of the Obligations held by such Defaulting Lender and the Revolving Loan Commitments related thereto. Each Lender that delivers a Defaulting Lender Buy-Out Notice is referred to herein as an “Electing Non-Defaulting Lender”.

(ii) If any Electing Non-Defaulting Lender that delivers any Defaulting Lender Buy-Out Notice is not a member of the same Class as the applicable Defaulting Lender, such Electing Non-Defaulting Lender may not acquire the Obligations from such Defaulting Lender pursuant to this Section 2.19(b) if the Administrative Agent receives a different Defaulting Lender Buy-Out Notice from any member of the same Class as the Defaulting Lender on or before the fifth (5th) Business Day after the Electing Non-Defaulting Lender of the other Class delivers its Defaulting Lender Buy-Out Notice. In such case, only the applicable Electing Non-Defaulting Lenders that are members of the same Class as the Defaulting Lender may purchase such Defaulting Lender’s Obligations.

(iii) In the event all non-Defaulting Lenders that are members of the same Class as the Defaulting Lender are Electing Non-Defaulting Lenders, each such Electing Non-Defaulting Lender shall be entitled to purchase an amount of the Obligations of such Defaulting Lender equal to the product of (A) the aggregate amount of all outstanding Obligations of such Defaulting Lender and (B) such Electing Non-Defaulting Lender’s ratable share of all Loans of such Class. In the event less than all non-Defaulting Lenders that are members of the same Class as the Defaulting Lender are Electing Non-Defaulting Lenders, the Electing Non-Defaulting Lenders that are members of the same Class as the Defaulting Lender shall be entitled to purchase the Obligations held by such Defaulting Lender in accordance with the proportion of the Obligations held by each such Electing Non-Defaulting Lender bears to the Loans of such Class held by all such Electing Non-Defaulting Lenders (or such amount as is agreed by all such Electing Non-Defaulting Lenders).

(iv) If a non-Defaulting Lender acquires any or all of the Obligations held by an assigned Defaulting Lender pursuant to this Section 2.19(b), such non-Defaulting Lender shall not be deemed to assume any of the liability or obligations of such Defaulting Lender related to the circumstances pursuant to which such Defaulting Lender became a Defaulting Lender.

(v) Any such purchase of a Defaulting Lender’s Obligations shall occur ten (10) Business Days of the date of the delivery of the first Defaulting Lender Buy-Out Notice with respect to the applicable Defaulting Lender and shall be for all (but not less than all) of the right, title and interest of such Defaulting Lender in and to the Obligations held by such Defaulting Lender by paying to the Defaulting Lender in cash a purchase price equal to 100% of the outstanding balance with respect to such Defaulting Lender’s Loans, including principal and accrued and unpaid Class A Interest Amounts (excluding any portion of the Class A Interest Amount attributable to any increase in the Class A Adjusted Rate due to the occurrence of an Event of Default) or Class B Interest Amounts (excluding any portion of the Class B Interest Amount attributable to any increase in the Interest Rate due to the occurrence of an Event of Default), as applicable, related thereto. A Defaulting Lender Buy-Out Notice may be revoked at any time.

(vi) In connection with any such purchase and sale, on the effective date thereof, the applicable Defaulting Lender and each Electing Non-Defaulting Lender shall execute and deliver an Assignment Agreement (a copy of which shall be substantially contemporaneously delivered to the Borrower), pursuant to which the applicable Defaulting Lender shall assign to the applicable Electing Non-Defaulting Lenders, the applicable amount of such Defaulting Lender’s Obligations and the Revolving Loan Commitments.

(vii) Anything in this Agreement to the contrary notwithstanding, each party hereto agrees that each assignee Lender may assign and delegate to any one or more of its Affiliates or Approved Funds any of the rights and obligations acquired by such Lender as a result of its exercise of its rights pursuant to this Section 2.19(b).

(viii) The assigning Defaulting Lender shall pay all costs and expenses (including reasonable expenses of legal counsel) in connection with any assignment pursuant to this Section 2.19(b). Such costs and expenses may be netted from any purchase price paid to the assigning Defaulting Lender.

(c) Restrictions on Class B Lenders. Notwithstanding anything to the contrary herein, (i) the Class B Loans may only be held by either (a) a Person that is not a flow-through entity (or disregarded entity thereof) or (b) a Person that is a flow-through entity (or disregarded entity thereof), provided, however, that either (1) more than 50% of the value of its ownership interest in the flow-through entity is not attributable to the flow-through entity’s interest in such Class B Loans or (2) a principal purpose of the use of the flow-through entity is not to enable compliance with the safe harbor under U.S. Treasury Regulation Section 1.7704-1(h); (ii) no Class B Loans (or beneficial interests therein) shall be marketed on or through an “established securities market” within the meaning of Section 7704(b) of the Internal Revenue Code, including an interdealer quotation system that regularly disseminates firm buy or sell quotations; (iii) there shall be no more than 80 beneficial owners of the Class B Loans (or beneficial interests therein), including participating interests, derivatives or other financial instruments or contracts the value of which is determined by reference in whole or in part to any Class B Loans (or beneficial interest therein), taking into account the rules of U.S. Treasury Regulation Section 1.7704-1(h)(3) (relating to interests held by certain flow-through entities); and (iv) Class B Loans shall not be registered or required to be registered under the Securities Act of 1933. Each Class B Lender represents and warrants that it shall comply with the preceding sentence, and agrees to provide any information reasonably requested by the Borrower in connection with making this determination. A “flow-through entity” for this purpose means, under U.S. federal income tax law, a grantor trust, S corporation, or partnership.

2.20. Intention of Parties. It is the intention of the parties that the Loans be characterized as indebtedness for federal income tax purposes. The terms of the Loans shall be interpreted to further this intention and neither the Lenders nor Borrower shall take an inconsistent position on any federal, state or local tax return.

SECTION 3. CONDITIONS PRECEDENT

3.1. Closing Date. The obligation of the Lenders to make the initial Loans hereunder is subject to the satisfaction, or waiver in accordance with Section 9.5, of the following conditions on or before the Closing Date:

(a) Loan Documents. The Administrative Agent shall have received copies of each Loan Document executed (in originals with respect to the Loan Documents) and delivered by each of the parties thereto, and the original, executed membership interests of the Borrower representing 100% of all outstanding membership interests of the Borrower, along with executed assignments in blank with respect thereto.

(b) Organizational Documents; Incumbency. The Administrative Agent shall have received copies of (i) each Organizational Document executed and delivered by each NF Party, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, (ii) signature and incumbency certificates of the officers of each NF Party, (iii) resolutions of the board of directors, board of managers, managing member or similar governing body of each NF Party approving and authorizing the execution, delivery and performance of this Agreement (if a party hereto) and the other Loan Documents to which it is a party, as applicable, or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary or its director of operations or another officer acceptable to the Administrative Agent (acting with the consent of the Required Lenders) as being in full force and effect without modification or amendment, and (iv) a good standing certificate from the applicable Governmental Authority of each NF Party’s jurisdiction of incorporation, organization or formation, each dated a recent date prior to the Closing Date.

(c) Due Organization and Good Standing. Each NF Party shall be duly organized and in good standing in the jurisdiction of its organization and qualified to do business in any other jurisdiction where it conducts its business other than in jurisdictions where the failure to be so qualified has not had, and could not be reasonably expected to have, a Material Adverse Effect with respect to any NF Party.

(d) Governmental Authorizations and Consents. Each NF Party shall have obtained all authorizations from each applicable Governmental Authority and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents to which it is a party and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Administrative Agent (acting with the consent of the Required Lenders). All applicable waiting periods shall have expired without any action being taken or threatened by any Governmental Authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

(e) Collateral. In order to create in favor of the Collateral Agent, for the benefit of Secured Parties, a valid, perfected first priority Lien in the Collateral (subject only to Permitted Liens), the Collateral Agent shall have received:

(i) evidence satisfactory to the Administrative Agent (acting with the consent of the Required Lenders) of the compliance by the NF Parties with their obligations under the Collateral Documents (including their obligations to authorize or execute, as the case may be, and deliver UCC financing statements, originals of securities, instruments and chattel paper and any agreements governing deposit accounts as provided therein);

(ii) the results of a recent search of all effective UCC financing statements (or equivalent filings) made with respect to any personal property of Parent in Florida, the Borrower in Delaware, Holding in Washington, DC, together with copies of all such filings disclosed by such search, which shall be provided by the NF Parties;

(iii) UCC termination statements (or similar documents) duly approved by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such searches with respect to the Collateral (other than any UCC financing statement filed in connection with the transactions contemplated under the Loan Documents);

(iv) evidence that each NF Party and Originator shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by the Collateral Agent or the Administrative Agent; and

(v) evidence that any Indebtedness (other than the Obligations) secured by the Collateral has been paid in full or that the Collateral has been released from any Liens with respect to such Indebtedness, including an executed payoff letter, in form and substance reasonably satisfactory to the Administrative Agent, from Bank of America, N.A. regarding the release of Bank of America, N.A.’s security interest on certain Collateral.

(f) Financial Statements; Forecasts. The Administrative Agent shall have received from the NF Parties (i) any historical financial information regarding the NF Parties requested by the Administrative Agent, (ii) any financial projections, origination projections, and cash uses and sources reports with respect to the NF Parties requested by the Administrative Agent, and (iii) any other financial information regarding the NF Parties as the Administrative Agent may reasonably request.

(g) Opinions of Counsel to NF Parties. The Administrative Agent shall have received originally executed copies of the favorable written opinions of Dechert LLP, counsel for the NF Parties (or, with respect to Florida law, Hill Ward Henderson), as to (i) corporate and enforceability matters, (ii) the creation and perfection of the security interests in favor of the Collateral Agent in the Collateral under the Collateral Documents (including the equity interests under the Equity Pledge Agreement) and the creation of the security interests against Parent in favor of the Borrower in the Receivables under the Receivables Purchase Agreement, (iii) true sale of the Receivables from Parent to the Borrower and non-consolidation of the Borrower with Parent on the other hand, (iv) certificate of title opinions with respect to Florida and Ohio law, and (v) such other matters as the Administrative Agent may reasonably request, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(h) Payments and Expenses. The Borrower shall have paid the fees payable on the Closing Date referred to in the Payment Letter and all outstanding Permitted Expenses shall have been paid by the Borrower or reimbursed to the Agents and Lenders, as applicable.

(i) Solvency Certificates. On the Closing Date, the Administrative Agent shall have received Solvency Certificates from each NF Party dated as of the Closing Date and addressed to the Administrative Agent, attesting that before and after giving effect to the consummation of the initial Credit Extension, such NF Party is Solvent.

(j) Closing Date Certificates. Each NF Party shall have delivered to the Administrative Agent an executed Closing Date Certificate.

(k) No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority with respect to any of the NF Parties, any of the Key Employees or the transactions contemplated by the Loan Documents, that would reasonably be expected to have a Material Adverse Effect on any of the NF Parties.

(l) No Closing Date Material Adverse Change. No Closing Date Material Adverse Change shall have occurred.

(m) Service of Process. On the Closing Date, the Administrative Agent shall have received evidence that each NF Party has appointed CT Corporation as its agent for the purpose of service of process and such agent shall agree in writing to give the applicable Person notice of any resignation of such service agent or other termination of the agency relationship. Upon receipt by the applicable Person of any notice of resignation from CT Corporation, such Person shall promptly notify the Administrative Agent.

(n) Evidence of Insurance. The Collateral Agent shall have received certificates from the Servicer’s insurance broker, or other evidence reasonably satisfactory to it that all insurance required to be maintained under the Servicing Agreement is in full force and effect, and the Administrative Agent shall have completed its review of the insurance coverage for the Servicer and the results of such review shall be satisfactory to the Administrative Agent (acting with the consent of the Required Lenders).

(o) Documentary Stamp Tax. The Borrower shall have paid, or caused to be paid, any stamp or documentary taxes incurred in connection with the execution of the Loan Documents.

(p) Reserved.

(q) Access to Servicing Systems. The Servicer shall have provided the Administrative Agent with remote, read-only on-line access to the Servicer Accounts, the Existing Parent Payment Account, the Lockbox Account and the Collection Account acceptable to the Administrative Agent in its reasonable discretion (acting with the consent of the Required Lenders);

(r) Cash Management and Reporting Systems. The Administrative Agent shall be satisfied, in its reasonable discretion (acting with the consent of the Required Lenders), with each of the Borrower’s, the Servicer’s and Parent’s cash management systems and each of the Borrower’s, the Servicer’s, Parent’s and the Backup Servicer’s operating and reporting procedures and systems, and the Borrower shall have executed account control agreements and acknowledgements satisfactory to the Administrative Agent and the Required Lenders in their reasonable discretion;

(s) Diligence. The Administrative Agent and the Lenders shall have completed their due diligence review of the financial, business, operations (including the Servicing Policy, the Dealer Qualification Policies and the Credit Policies), assets (including the Receivables), liabilities, corporate, capital, legal and management structure (including receipt of satisfactory background checks on principals of any NF Party) and contractual obligations of the NF Parties, which review shall have provided the Administrative Agent and the Lenders with results and information which, in the judgment of the Administrative Agent and the Lenders, are satisfactory to permit the Administrative Agent and each Lender to enter into the financing transactions contemplated hereby; and

(t) Independent Manager. On the Closing Date, the Administrative Agent shall have received evidence satisfactory to it that the Borrower has appointed an Independent Manager who is acceptable to it in its reasonable discretion.

3.2. Conditions to Each Credit Extension. The obligation of the Lenders to make any Loan, on any Credit Date during the Revolving Period, including the Closing Date, is subject to the satisfaction, or waiver in accordance with Section 9.5, of the following conditions precedent:

(a) each Loan Document shall be in full force and effect, shall include terms and provisions reasonably satisfactory to the Administrative Agent (acting with the consent of the Required Lenders) (provided that the terms and provisions set forth in the Loan Documents as of the Closing Date shall be deemed satisfactory to the Administrative Agent) and no provision thereof shall have been amended, restated, supplemented, modified or waived in any respect determined by the Administrative Agent to be material, in each case, without the consent of the Administrative Agent (acting with the consent of the Required Lenders).

(b) the Administrative Agent shall have received a fully executed Funding Notice signed by an Authorized Officer of the Borrower, together with a Borrowing Base Report and Certificate no later than 12:00 noon (New York City time) three (3) Business Days prior to such Credit Date, evidencing sufficient Commitment Availability with respect to the requested Loan together with an updated schedule of Receivables including the Receivables to be pledged in connection with the Loan, such schedule to (A) be in an electronic file format reasonably satisfactory to the Administrative Agent (acting with the consent of the Required Lenders) and (B) set forth the information required to be provided under the Custodial Agreement (including, without limitation, and with respect to each Receivable, (i) the account number, (ii) the Obligor name, (iii) the UPB and (iv) the Invested Amount) and any other information reasonably requested by the Administrative Agent with respect to such Credit Date;

(c) as of such Credit Date, the representations and warranties made with respect to the applicable NF Parties contained herein and in the other Loan Documents to which it is a party shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

(d) as of such Credit Date, after giving effect to such Loan, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default;

(e) as of such Credit Date, the Collateral Agent shall have received a fully executed Assignment;

(f) the Administrative Agent (acting with the consent of the Required Lenders) shall have approved all adverse changes made to the Credit Policies, the Dealer Qualification Policies and the Servicing Policy in accordance with the terms set forth herein;

(g) in accordance with the terms of the Custodial Agreement, the Borrower shall have delivered, or caused to be delivered, to the Custodian, the related Receivable Files, and the Administrative Agent shall have received a Collateral Receipt (including confirmation of Specified Fields) from the Custodian, which Collateral Receipt is acceptable to the Administrative Agent and the Required Lenders in their sole discretion; provided however, that with respect to the Receivables sold to the Borrower on the Closing Date, the Administrative Agent shall have received a Collateral Receipt from the Custodian no later than the thirtieth (30th) day (or such later day as agreed by the Administrative Agent in writing) following the Closing Date;

(h) no Closing Date Material Adverse Change shall have occurred;

(i) no Regulatory Trigger Event shall have occurred;

(j) immediately prior to and after making the Credit Extensions requested on such Credit Date and the purchase by the Borrower of additional Eligible Receivables on such Credit Date, no Borrowing Base Deficiency shall exist;

(k) no event or transaction has occurred, as a result of which both Key Employees shall cease to be actively engaged in the day-to-day management of the Company; and

(l) immediately after making the Credit Extensions the ratio of the outstanding principal balance of Class A Loans to the outstanding principal balance of the Class B Loans shall be equal to the ratio of the Class A Revolving Loan Commitments to the Class B Revolving Loan Commitments.

Any Agent shall be entitled, but not obligated, to request and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Agent, such request is warranted under the circumstances.

3.3. Conditions to Each Release of Funds. The obligation of the Collateral Agent to release funds in the Collection Account to the Borrower in accordance with Section 2.10(d) during the Revolving Period is subject to the satisfaction, or waiver in accordance with Section 9.5, of the following conditions precedent:

(a) each Loan Document shall be in full force and effect, shall include terms and provisions reasonably satisfactory to the Administrative Agent (acting with the consent of the Required Lenders) (provided that the terms and provisions set forth in the Loan Documents as of the Closing Date shall be deemed satisfactory to the Administrative Agent) and no provision thereof shall have been amended, restated, supplemented, modified or waived in any respect determined by the Administrative Agent to be material, in each case, without the consent of the Administrative Agent (acting with the consent of the Required Lenders).

(b) the Administrative Agent shall have received a fully executed Funds Release Request signed by an Authorized Officer of the Borrower together with a Borrowing Base Report and Certificate no later than 12:00 noon (New York City time) three (3) Business Days prior to the date on which Borrower proposes to use the requested funds to purchase additional Eligible Receivables (the “Release Date”), evidencing sufficient Facility Availability with respect to the requested funds together with an updated schedule of Receivables including the Receivables to be purchased on the Release Date, such schedule to (i) be in an electronic file format reasonably satisfactory to the Administrative Agent (acting with the consent of the Required Lenders) and (ii) set forth the information required to be provided under the Custodial Agreement (including, without limitation, and with respect to each Receivable, (1) the account number, (2) the Obligor name, (3) the UPB and (4) the Invested Amount) and any other information reasonably requested by the Administrative Agent with respect to such Release Date;

(c) as of such Release Date, the representations and warranties made with respect to the applicable NF Parties contained herein and in the other Loan Documents to which it is a party shall be true and correct in all material respects on and as of that Release Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

(d) as of such Release Date, after giving effect to the requested release of funds from the Collection Account, no event shall have occurred and be continuing or would result from such release of funds from the Collection Account to the Borrower that would constitute an Event of Default or a Default;

(e) as of such Release Date, the Collateral Agent shall have received a fully executed Assignment;

(f) the Administrative Agent (acting with the consent of the Required Lenders) shall have approved all adverse changes made to the Credit Policies, the Dealer Qualification Policies and the Servicing Policy in accordance with the terms set forth herein;

(g) in accordance with the terms of the Custodial Agreement, the Borrower shall have delivered, or caused to be delivered, to the Custodian, the related Receivable Files, and the Administrative Agent shall have received a Collateral Receipt (including confirmation of Specified Fields) from the Custodian, which Collateral Receipt is acceptable to the Administrative Agent and the Required Lenders in their sole discretion;

(h) no Closing Date Material Adverse Change shall have occurred;

(i) no Regulatory Trigger Event shall have occurred;

(j) no event or transaction has occurred, as a result of which both Key Employees shall cease to be actively engaged in the day-to-day management of the Company; and

(k) immediately after the release of the requested funds to Borrower and the purchase by the Borrower of additional Eligible Receivables on such Release Date, no Borrowing Base Deficiency shall exist.

Any Agent shall be entitled, but not obligated, to request and receive, prior to the release of any funds from the Collection Account to the Borrower, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Agent, such request is warranted under the circumstances.

SECTION 4. REPRESENTATIONS AND WARRANTIES

In order to induce the Agents and the Lenders to enter into this Agreement and to make each Credit Extension to be made hereunder, the Borrower represents and warrants, as to itself, to the Agents and the Lenders, on the Closing Date, on each Credit Date and on each Release Date, that the following statements are true and correct (it being understood and agreed that the representations and warranties made on the Closing Date are deemed to be made concurrently with the consummation of the transactions contemplated by the Loan Documents):

4.1. Organization; Requisite Power and Authority; Qualification; Other Names. The Borrower (a) is duly organized or formed, validly existing and in good standing under the laws of the State of its organization, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party, and to carry out the transactions contemplated thereby and fulfill its obligations thereunder and (c) is qualified to do business and is in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect on the Borrower. The Borrower does not operate or do business under any assumed, trade or fictitious name. The Borrower has no Subsidiaries.

4.2. Due Authorization. The execution, delivery and performance of the Loan Documents to which the Borrower is a party have been duly authorized by all necessary action on the part of the Borrower.

4.3. No Conflict. The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party and the consummation of the transactions contemplated by the Loan Documents do not and shall not (a)(i) violate any provision of any law or any governmental rule or regulation applicable to the Borrower, (ii) violate any of the Organizational Documents of the Borrower, or (iii) violate any order, judgment or decree of any court or other agency of government binding on the Borrower, (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Borrower, except as could not reasonably be expected to result in a Material Adverse Effect on the Borrower, (c) other than Permitted Liens, result in or require the creation or imposition of any Lien upon any of the properties or assets of the Borrower, or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of the Borrower, except for such approvals or consents which shall be obtained on or before the Closing Date and delivered to the Administrative Agent.

4.4. Governmental Consents. The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party and the consummation of the transactions contemplated by the Loan Documents do not and shall not require any registration with; consent or approval of; permit, license, authorization, plan or directive from; notice to; or other action to, with or by, any Governmental Authority or any other Person, except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Collateral Agent for filing or recordation, as of the Closing Date other than those that have already been obtained and are in full force and effect or where failure to obtain could not reasonably be expected to have a Material Adverse Effect on the Borrower.

4.5. Binding Obligation. Each Loan Document to which the Borrower is a party has been duly executed and delivered by the Borrower and is the legally valid and binding obligation of the Borrower and is in full force and effect, enforceable against the Borrower in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4.6. Receivables. Each Receivable that is identified by the Borrower as an Eligible Receivable on a Borrowing Base Report and Certificate or Funding Notice, or by the Servicer on a Monthly Servicing Report, satisfies the Eligibility Criteria.

4.7. No Adverse Selection. As of the date of the transfer by Parent to the Borrower, the Receivables sold or transferred by Parent to the Borrower on such date have been allocated to the Borrower on a random basis and, when taken together with the Receivables previously sold by Parent to the Borrower and considered as a whole, are of no lesser quality than (a) the NF Receivables, considered as a whole, or (b) the NF Receivables pledged under any other financing facility or sold pursuant to any sale agreement under which Parent or an Affiliate of Parent is a borrower, either directly or indirectly (acting through a special purpose borrowing entity, or otherwise indirectly), in each case, as of the time of that transfer, and no selection procedures adverse to the Borrower, the Facility, any Agent or the Lenders, all as determined by the Administrative Agent in its reasonable discretion (acting with the consent of the Required Lenders), have been used (i) in selecting any Receivable from all other similar NF Receivables, or (ii) in allocating NF Receivables among any financing facility or sale agreement under which Parent or an Affiliate of Parent is a borrower, either directly or indirectly (acting through a special purpose borrowing entity, or otherwise indirectly); provided, however, that, notwithstanding anything to the contrary in this Section 4.7, selection procedures that merely reflect differing eligibility criteria and excess concentration limits of the Facility and other financing facilities shall not be deemed a violation of this provision.

4.8. No Change of Control. No Change of Control has occurred other than with the prior written consent of the Administrative Agent (acting with the consent of the Required Lenders).

4.9. Adverse Proceedings, etc.. There are no Adverse Proceedings pending, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect on the Borrower. Each Approved Seller (to the knowledge of Borrower and after reasonably inquiry by Borrower) and Parent are not (a) in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on each of Parent or such Approved Seller or (b) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on each of Parent or such Approved Seller.

4.10. Payment of Taxes; Tax Status. Except as otherwise permitted under Section 5.3, (i) all U.S. federal income tax returns and all other material tax returns and reports of the Borrower, Parent and Parent’s Subsidiaries required to be filed by it have been timely filed, and (ii) all material U.S. federal income Taxes and all other material Taxes due and payable, and all assessments, fees and other governmental charges upon the Borrower, Parent and Parent’s Subsidiaries and upon its properties, assets, income, businesses and franchises which are due and payable have been timely paid when due and payable except to the extent that failure to file such returns or pay such Taxes, assessments, fees or other governmental charges could not reasonably be expected to have a Material Adverse Effect on each of Borrower, Parent and Parent’s Subsidiaries. None of the Borrower, Parent or any of Parent’s Subsidiaries knows of any threatened or proposed Tax assessment against it which is not being actively contested by the Borrower, Parent or such Subsidiary of Parent, as applicable, in good faith and by appropriate proceedings; provided, that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor. The Borrower is, and shall at all relevant times continue to be, a “disregarded entity” (within the meaning of U.S. Treasury Regulations Section 301.7701-3) of a U.S. Person. The Borrower is not an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

4.11. Title to Assets. The Borrower has good and valid title to all of its assets. Except as permitted by this Agreement, all properties and assets of the Borrower are free and clear of Liens, other than Permitted Liens.

4.12. No Indebtedness. The Borrower does not have any Indebtedness, other than Indebtedness incurred under (or contemplated by) the terms of this Agreement, the other Loan Documents or otherwise permitted hereunder.

4.13. No Defaults. The Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and to the Borrower’s knowledge, no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where, (a) such defaults have been waived, or (b) individually or in the aggregate, the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect on Borrower. Except to the extent otherwise expressly set forth herein or in the schedules hereto, and subject to the qualifications set forth therein, each of the representations and warranties given by the Borrower in any Loan Document is true and correct in all material respects.

4.14. Governmental Regulation. The Borrower is not an “investment company” within the meaning of the Investment Company Act. The Borrower is not a “covered fund” as such term is defined under the Volcker Rule. In determining that the Borrower is not a “covered fund” under the Volcker Rule, the Borrower is entitled to rely on the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act (although other exemptions or exclusions may also be available).

4.15. Margin Stock. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to the Borrower will be used directly or indirectly to purchase or carry any such Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry Margin Stock, to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulations T or U of the Board of Governors of the Federal Reserve System or Regulations B, X or Z of the CFPB.

4.16. Certain Fees. No broker’s or finder’s fee or commission shall be payable by the Borrower with respect to this Agreement or any of the transactions contemplated hereby.

4.17. Solvency and Fraudulent Conveyance. The Borrower is and, upon the incurrence of any Credit Extension by the Borrower on any date on which this representation and warranty is made, shall be, Solvent. The Borrower has given fair consideration and reasonably equivalent value in exchange for the sale of the Receivables under the Receivables Purchase Agreement.

4.18. Compliance with Statutes, Government Licenses etc.. The Borrower is in compliance in all material respects with and has all Permits necessary or required by all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property. The Contracts, Dealer Agreements, Credit Policies, Servicing Policy and other standard forms and documents evidencing and executed in connection with the Receivables and all actions and transactions by the Borrower in connection therewith comply in all material respects with all applicable laws. The Borrower has all necessary licenses and permits to purchase and own the Receivables and to take assignments of Contracts and Receivables except where failure to have such licenses or permits could not reasonably be expected to have a Material Adverse Effect on the Borrower.

4.19. Disclosure. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or at the direction of the Borrower to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by the preparer thereof to be reasonable at the time. There are no facts known to the Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect on the Borrower and that have not been disclosed herein or in such other documents, certificates and statements furnished to any Agent or any Lender for use in connection with the transactions contemplated hereby.

4.20. Money Control Acts/FCPA. To the extent applicable, the Borrower is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”). No part of the proceeds of the Loans shall be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

4.21. Security Interest.

(a) The Security Agreement creates a valid and continuing security interest (as defined in the UCC) in the Collateral (as defined thereunder) in favor of the Collateral Agent, for the benefit of the Secured Parties, which security interest is prior to all other liens (other than Permitted Liens that have priority to the security interest of the Collateral Agent under applicable law);

(b) Immediately upon the pledge by the Borrower of the Receivables and the other Collateral to the Collateral Agent under the Security Agreement, the Collateral Agent, for the benefit of the Secured Parties, shall have a valid and enforceable security interest in the Collateral, free and clear of all liens, encumbrances, security interests and rights of others (other than Permitted Liens that have priority to the security interest of the Collateral Agent under applicable law);

(c) Upon execution and delivery of a Collateral Assignment of the Approved Seller Purchase Agreement, such Collateral Assignment of the Approved Seller Purchase Agreement will create a valid and continuing security interest (as defined in the UCC) in the related Approved Seller Purchase Agreement in favor of the Collateral Agent, for the benefit of the Secured Parties, which security interest is prior to all other liens (other than Permitted Liens that have priority to the security interest of the Collateral Agent under applicable law); and

(d) All filings (including UCC filings or other actions) necessary in any jurisdiction to give the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in all assets of the Borrower have been made, given, taken or performed.

4.22. Payment Instructions; etc.

(a) The conditions and requirements set forth in Section 5.7 have at all times been duly satisfied and performed.

(b) The Collection Account is maintained solely in the name of the Borrower. The Borrower has not granted any Person, other than the Collateral Agent as contemplated by this Agreement, dominion and control of the Collection Account, or the right to take dominion and control of the Collection Account at a future time or upon the occurrence of a future event. The Collection Account Bank has been instructed to distribute funds on deposit in the Collection Account pursuant to the Monthly Servicing Report approved by the Collateral Agent.

(c) If the Lockbox Account has been opened, (i) the Lockbox Account is maintained solely in the name of the Borrower; (ii) the Borrower has not granted any Person, other than the Collateral Agent as contemplated by this Agreement, dominion and control of the Lockbox Account, or the right to take dominion and control of the Lockbox Account at a future time or upon the occurrence of a future event, and (iii) the Lockbox Account Bank has been instructed to distribute funds on deposit in the Lockbox Account to the Collection Account on the same Business Day such funds were deposited in the Lockbox Account.

4.23. Places of Business. The principal places of business and chief executive office of the Borrower and the offices where it keeps all of its records are located at the addresses listed in Appendix B of this Agreement or such other locations of which Collateral Agent has been notified in accordance with Section 5.1(e) in jurisdictions where all action required by Section 5.1(e) has been taken and completed. The Borrower is organized as a limited liability company under the laws of the State of Delaware. Parent is organized as a corporation under the laws of the State of Florida. Holding is organized as a holding company under the laws of the Province of British Columbia.

4.24. [Reserved.]

4.25. ERISA Events. Except as could not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect: (i) no ERISA Event has occurred or is reasonably expected to occur and (ii) the Borrower does not maintain, contribute to or have any liability with respect to any Employee Benefit Plan or Foreign Plan and has never contributed to or had any liability (including contingent liability and liability on account of an ERISA Affiliate) with respect to any Multiemployer Plan or Pension Plan. The assets of Borrower do not constitute Plan Assets. The Borrower is not an employee benefit plan subject to Title I of ERISA, a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code and subject to 4975 of the Internal Revenue Code, or a governmental plan, church plan, or Foreign Plan that is subject to federal, state, local or non-U.S. laws substantially similar in form or application to Section 406 of ERISA or Section 4975 of the Internal Revenue Code (“Similar Laws”). The transactions contemplated by this Agreement and/or the other Loan Documents shall not cause a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code or Similar Laws; provided, however, this sentence shall not apply to any such non-exempt prohibited transaction arising solely as a result of directly or indirectly funding a Loan or portion thereof with assets of a plan described in ERISA section 3(1) or Internal Revenue Code section 4975(e).

SECTION 5. AFFIRMATIVE COVENANTS

The Borrower covenants and agrees, as to itself, that so long as any Revolving Loan Commitment is in effect and until payment in full of all of the Obligations (other than Unasserted Obligations), it shall perform all covenants in this Section 5.

5.1. Reports. The Borrower shall deliver, or cause to be delivered, to the Administrative Agent, the Backup Servicer and the Collection Account Bank:

(a) Collateral Reporting. Three (3) Business Days prior to each Credit Date or Release Date, and in any event at least once a month, and at such other times as the Administrative Agent shall reasonably request, the Borrower shall deliver a Borrowing Base Report and Certificate to the Administrative Agent and the Required Lenders, in form and substance satisfactory to the Administrative Agent and the Required Lenders. Each Borrowing Base Report and Certificate delivered to the Administrative Agent shall bear a signed statement by an Authorized Officer certifying the accuracy and completeness of all information included therein. The execution and delivery of a Borrowing Base Report and Certificate shall in each instance constitute a representation and warranty by the Borrower to the Lenders that each Eligible Receivable included therein satisfies the Eligibility Criteria. In the event any Funding Notice or Borrowing Base Report and Certificate with respect to a Loan or other information required by this Section 5.1(a) is delivered to the Administrative Agent by an Authorized Officer of the Borrower electronically or otherwise without signature, such Funding Notice, Borrowing Base Report and Certificate or other information shall, upon such delivery, be deemed to be signed and certified on behalf of the Borrower by an Authorized Officer and constitute a representation to the Administrative Agent as to the authenticity thereof. The Administrative Agent and the Required Lenders shall have the right to review and adjust any such calculation of the Borrowing Base to appropriately reflect exclusions from Eligible Receivables or such other matters as are necessary to determine the Borrowing Base in accordance with the Loan Documents;

(b) Notice of Default, Collateral Performance Trigger, Regulatory Trigger Event and Servicer Default. After reasonable inquiry, promptly upon any Authorized Officer of the Borrower obtaining knowledge (i) of any condition or event that constitutes a Default, an Event of Default, a Tier 1 Collateral Performance Trigger, a Tier 2 Collateral Performance Trigger, Regulatory Trigger Event or a Servicer Default, (ii) that any Person has given any notice to any NF Party or taken any other action with respect to any event or condition set forth in Section 7.1, or (iii) of the occurrence of any event or change that has caused or evidences, either individually or in the aggregate, a Material Adverse Effect on any NF Party, a certificate of one of such NF Party’s Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, Tier 1 Collateral Performance Trigger, Tier 2 Collateral Performance Trigger, Regulatory Trigger Event or Servicer Default, event or condition, and what action the applicable NF Party has taken, is taking and proposes to take with respect thereto;

(c) Notice of Litigation. After reasonable inquiry, promptly upon any Authorized Officer of the Borrower obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding against a NF Party or against an Originator in relation to the Receivables or the ability of such Originator to perform its obligations under the Loan Documents to which it is a party not previously disclosed in writing by the Borrower to the Lenders and of any material development in any such proceeding, (ii) any development in any Adverse Proceeding against the Borrower, (iii) any material development in any Adverse Proceeding against any NF Party (other than the Borrower) that, if adversely determined, is reasonably likely to result in a judgment in an amount in excess of $500,000, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to the Borrower to enable the Administrative Agent and its counsel to evaluate such matters; (iv) any material development in any Adverse Proceeding against any Approved Seller that, if adversely determined, is reasonably likely to be material and adverse to any Approved Seller, (v) the commencement of any proceedings by or against any NF Party or any Originator under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for any NF Party or any Originator, (vi) the receipt of notice that (A) any NF Party (or an Originator in relation to the Receivables or the ability of such Originator to perform its obligations under the Loan Documents to which it is a party) is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct of any NF Party’s (or, in relation to the Receivables, any Originator’s) business is to be, or may be, suspended or revoked, or (C) any NF Party is to cease and desist any practice, procedure or policy employed by any NF Party (or, in relation to the Receivables, any Originator) in the conduct of their respective businesses or (vi) any formal investigation or action taken or threatened in writing to be taken by any Governmental Authority (or any notice of any of the foregoing) with respect to any NF Party or (or, in relation to the Receivables, any Originator);

(d) Breach of Representations and Warranties. After reasonable inquiry, promptly upon any Authorized Officer of the Borrower becoming aware of a material breach with respect to any representation or warranty made or deemed made by any NF Party or any Originator in any Loan Document or in any certificate at any time given by any NF Party in writing pursuant hereto or thereto or in connection herewith or therewith, a certificate of an Authorized Officer specifying the nature and period of existence of such breach and what action such NF Party has taken, is taking and proposes to take with respect thereto;

(e) Information Regarding Collateral. The Borrower shall furnish to the Collateral Agent prior written notice of any change to its (i) corporate name, (ii) identity, organizational structure or jurisdiction of organization, (iii) Federal Taxpayer Identification Number or (iv) any material change, or any change that could result in a Change of Control. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower agrees to promptly notify the Collateral Agent if any material portion of the Collateral is lost, becomes irretrievable, is damaged or is destroyed;

(f) Tax Returns. As soon as practicable and in any event within fifteen (15) days following the filing thereof, the Borrower shall provide to the Administrative Agent copies of each U.S. federal income tax return or information return or report filed by Parent and its consolidated Subsidiaries;

(g) Credit Policies, Dealer Qualification Policies and Servicing Policy. In accordance with Section 6.14, the Borrower shall provide at least ten (10) Business Days prior written notice to the Administrative Agent of any adverse change to the Credit Policies, the Dealer Qualification Policies or the Servicing Policy;

(h) Termination of Agent for Service of Process. The Borrower shall provide the Administrative Agent with prompt notice of any resignation of the service agent referred to Section 3.1(m) with respect to the Borrower, or any termination of the related agency relationship;

(i) Key Employees. Promptly upon any Key Employee ceasing to be involved in the day-to-day operations of Parent, the Borrower shall provide a notice to the Administrative Agent identifying such Key Employee;

(j) Direct Contract; Dealer Agreement. The Borrower shall provide at least ten (10) Business Days prior written notice to the Administrative Agent of any material change to the form of Direct Contract or the form of Dealer Agreement; and

(k) ERISA. (i) Promptly upon an Authorized Officer of the Borrower becoming aware of the occurrence of, or forthcoming occurrence of, an ERISA Event (including an ERISA Event that would reasonably be expected to occur), a written notice specifying the nature thereof, what action the NF Parties or their ERISA Affiliates have taken, are taking or are proposing to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor, the PBGC or other applicable governmental entity with respect thereto, and (ii) with reasonable promptness, copies of such documents or governmental reports or filings relating to an Employee Benefit Plan or Foreign Plan as may be reasonably requested by the Administrative Agent or any Lender.

5.2. Existence. The Borrower shall at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business.

5.3. Payment of Taxes and Claims. The Borrower shall pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, that no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contested proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. The Borrower shall not (a) file or consent to the filing of any consolidated income tax return with any Person (other than Holding or Parent and their Subsidiaries) or (b) in the case of the Borrower, elect to be classified as an association taxable as a corporation for federal or state tax purposes. No equity interest in the Borrower shall be owned by a person other than a U.S. Person. The Borrower will not at any relevant time become an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. In the event the Borrower is subject to an adjustment described in Section 6221(a) of the Internal Revenue Code with respect to any taxable year beginning after December 31, 2017 (taking into account any extensions to the effective date of Sections 6221 through 6241 of the Internal Revenue Code, as amended by the Bipartisan Budget Act of 2015), the Borrower shall make an election under Section 6226 (or any similar election available pursuant to United States Treasury Regulations under Sections 6221 through 6241 of the Internal Revenue Code) with respect to determinations of adjustments at the partnership level.

5.4. Compliance with Laws. The Borrower shall comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Borrower.

5.5. Further Assurances. At any time or from time to time upon the request of any Agent or the Required Lenders, the Borrower shall, at its expense, promptly execute, acknowledge and deliver such further documents and take such other actions as such Agent or the Required Lenders may reasonably request of the Borrower in order to effect fully the purposes of the Loan Documents, including providing any Lender with any information reasonably requested pursuant to Section 9.19.

5.6. Separateness. The Borrower acknowledges that each Lender is entering into this Agreement in reliance upon the Borrower’s identity as a legal entity that is separate from any other Person. Therefore, from and after the date of this Agreement, the Borrower shall take all reasonable steps, including all steps that the Administrative Agent may from time to time reasonably request and that comply with the Borrower’s Organizational Documents, to maintain the Borrower’s identity as a separate legal entity and to make it manifest to third parties that the Borrower is a separate legal entity. Without limiting the generality of the foregoing, the Borrower agrees that it has and shall:

(a) enter into transactions with its affiliates and Parent only on an arm’s length basis on commercially reasonable terms and substantially similar to those that would be available on an arm’s-length basis with third parties other than its affiliates;

(b) maintain its books and records separate and apart from any other person;

(c) maintain its bank accounts separate and apart from any other person;

(d) not commingle its assets with the assets of any of its affiliates or those of any other entity and hold all of its liabilities and assets in its own name, except as otherwise permitted or provided for under the Loan Documents;

(e) hold itself out to the public as a legal entity separate and distinct from any other entity and conduct its business solely in its own name in order not (A) to mislead others as to the identity with which such other party is transacting business, or (B) to suggest that it is responsible for the debts of any third party (including any of its principals or affiliates);

(f) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other entity, and shall not have its assets listed on the financial statement of any other entity, it being understood that the Borrower’s financial statements may be consolidated with those of its affiliates in accordance with generally accepted accounting principles so long as such consolidated financial statements disclose, through appropriate footnotes or otherwise, the separate legal existence of the Borrower and that the Receivables have been sold to the Borrower pursuant to the Receivables Purchase Agreement;

(g) file its tax returns (if required to file any tax returns and to the extent not included in a consolidated tax return) separate and apart from those of any other entity;

(h) pay its own liabilities and expenses from out of its own funds;

(i) (A) observe all organizational formalities to maintain its separate existence and operate in such a manner as its board of managers deems reasonable and necessary or appropriate to preserve the limited liability of Parent, (B) preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, (C) maintain the separateness of the Borrower from the business and affairs of Parent or any affiliate of Parent, until one year and one day after all Obligations have been paid in full and (D) maintain the special purpose, bankruptcy remote status of the Borrower. To the extent permitted by law, until one year and one day after all Obligations have been paid in full, ensure decisions with respect to the business and daily operations of the Borrower are independent of, and not dictated by, Parent or any affiliate of Parent;

(j) pay the salaries of its own employees, if any, out of its own funds and maintain a sufficient number of employees in light of its contemplated business purposes;

(k) not own any Subsidiary or make any investment in, any Person or entity without the consent of the Administrative Agent (acting with the consent of the Required Lenders);

(l) not guarantee or become obligated for the debts of any other entity or person;

(m) not incur any Indebtedness except the Obligations or as otherwise permitted under Section 6.1 of this Agreement;

(n) not acquire the obligations or securities of its affiliates, owners or Parent;

(o) allocate fairly and reasonably any overhead expenses that are shared with affiliates, including the paying for office space and services performed by any employee of an affiliate;

(p) use separate stationery, invoices and checks bearing its own name;

(q) not share any common logo with or hold itself out as or be considered as a department or division of (A) any of its principals or affiliates, (B) any affiliate of a principal or (C) any other Person;

(r) not pledge its assets for the benefit of any other person, except as otherwise provided for under the Loan Documents;

(s) correct any known misunderstandings regarding its separate identity;

(t) maintain adequate capital in light of its contemplated business operations;

(u) not form, acquire or hold any subsidiaries;

(v) except for any funds received from Parent or its members as a capital contribution or as otherwise contemplated by the Borrower’s Organizational Documents or any Loan Document, shall not (A) accept for its own account funds from Parent or its other affiliates; and other than as contemplated by the Loan Documents or (B) allow Parent or its other affiliates otherwise to supply funds to or guarantee any obligation of, the Borrower;

(w) not become involved in the day-to-day management of any affiliate;

(x) have a board of managers separate from that of Parent with at least one Independent Manager and ensure all decisions with respect to the Borrower’s business and daily operations have been and shall be independently made by the officers of the Borrower pursuant to its Organizational Documents or resolutions of its board of managers; and

(y) materially violate or cause to be materially violated the facts and assumptions as certified by the Borrower in connection with the opinion letter pertaining to substantive consolidation delivered to the Lenders on the Closing Date except as permitted by the Loan Documents.

In the event of any inconsistency between the covenants set forth in this Section 5.6 or the other covenants set forth in this Agreement, or in the event that any covenant set forth in this Section 5.6 poses a greater restriction or obligation than is set forth elsewhere in this Agreement, the covenants set forth in this Section 5.6 shall control.

5.7. Cash Management Systems. The Borrower shall establish and maintain cash management systems (the “Cash Management System”) as set forth below.

(a) Cash Management System.

(i) The Borrower shall have established, or have caused the Servicer to establish, pursuant to the Lockbox Control Agreement for the benefit of the Collateral Agent, on behalf of the Secured Parties, a Lockbox Account as described in Section 2.9 into which, commencing on the 45th day (or such later date as the Administrative Agent may approve in writing in its sole discretion) following the Closing Date, all Collections in respect of the Receivables (other than Walk-In Payments) shall be deposited. The Borrower shall have established, or have caused the Servicer to establish, pursuant to the Control Agreement for the benefit of the Collateral Agent, on behalf of the Secured Parties, a Collection Account as described in Section 2.9 into which all Collections in respect of the Receivables shall be transferred from the Lockbox Account, the Servicer Accounts and the Existing Parent Payment Account. The Borrower and the Servicer will instruct the Lockbox Account Bank to transfer all funds on deposit in the Lockbox Account to the Collection Account on the same Business Day that such funds are deposited in the Lockbox Account.

(ii) The Borrower will instruct the Servicer (or otherwise cause the Servicer to instruct) (1) prior to the 45th day (or such later date as the Administrative Agent may approve in writing in its sole discretion) following the Closing Date, to deposit Obligor payments other than Walk-In Payments and all other payments with respect to the Receivables received by Servicer directly to the Existing Parent Payment Account, (2) following the 45th day (or such later date as the Administrative Agent may approve in writing in its sole discretion) following the Closing Date, to deposit Obligor payments other than Walk-In Payments and all other payments with respect to the Receivables received by Servicer directly to the Lockbox Account, (3) all Walk-In Payments received by the Servicer to be deposited directly into the applicable Servicer Account on the same day as such payment is received in the same form as received (and properly endorsed, if applicable) and (4) all other payments in respect of the Receivables received by the Servicer to be deposited directly into the Lockbox Account on the same day as such payment is received.

(iii) The Borrower shall not establish any new Cash Management System without the prior written consent of the Administrative Agent and the Required Lenders in their sole discretion.

(iv) Without the prior written consent of the Administrative Agent and the Required Lenders in their sole discretion, the Borrower shall not, in a manner adverse to the Collateral Agent, (A) change the general instructions given to the Obligors, the Servicer, Parent, the Originators, the Servicer Account Bank, the Existing Parent Payment Account Bank, the Lockbox Account Bank or the Collection Account Bank in respect of payments on account of Receivables and Collections to be deposited in the Cash Management System, or (B) change any instructions given to any bank or financial institution which in any manner redirects the proceeds of any Collections in the Cash Management System to any account which is not subject to a control agreement in favor of the Collateral Agent.

(v) The Borrower acknowledges and agrees that the funds on deposit in the Cash Management System relating to the Receivables shall continue to be collateral security for the Obligations secured thereby.

(b) Receivables Payment Collection. The Borrower agrees (and shall cause the Servicer) (i) to instruct or otherwise cause each Obligor to make all payments with respect to Receivables directly to the Cash Management System, and (ii) promptly (and, except as set forth in the proviso to this Section 5.7(b), in no event later than one (1) Business Day following receipt) to deposit all Collections received by the Borrower or the Servicer, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders, credit card payments, electronic payments, ACH payments or otherwise, into the Cash Management System in precisely the form in which they are received (but with any endorsements of the Borrower or the Servicer, as applicable, necessary for deposit or collection), and until they are so deposited to hold such payments in trust for and as the property of the Collateral Agent; provided, however, that with respect to any payment received that does not contain sufficient identification of the account number to which such payment relates or cannot be processed due to an act beyond the control of the Borrower or the Servicer, such deposit shall be made no later than the second (2nd) Business Day following the date on which such account number is identified or such payment can be processed, as applicable.

5.8. Due Diligence; Access to Certain Documentation.

(a) Each of Administrative Agent and each Lender (and their respective agents or professional advisors) shall have the right under this Agreement, from time to time, so long as no Event of Default has occurred and is continuing upon three (3) Business Days’ prior notice to the Borrower (or, following the occurrence of an Event of Default, at any time, in their sole discretion), to visit and inspect during regular business hours any of the properties of the Borrower and to examine and audit, during regular business hours, any and all of the books, records, financial statements, credit, collection and servicing policies, legal and regulatory compliance, operating and reporting procedures and information systems (including customer service or whistleblower hotlines), directors, officers and key employees of the Borrower, or held by another Person for the Borrower or on its behalf, concerning or otherwise affecting the Receivables or the Loan Documents. The Administrative Agent and each Lender (and their respective agents and professional advisors) shall treat as confidential any information obtained during the aforementioned examinations which is not already publicly known or available; provided, however, that the Administrative Agent (and its agents or professional advisors) may disclose such information if required to do so by law or by any regulatory authority.

(b) So long as no Event of Default has occurred and is continuing upon three (3) Business Days’ prior notice to the Borrower (or, following the occurrence of an Event of Default, at any time) and during regular business hours, the Borrower shall promptly provide the Administrative Agent and each Lender (and their respective agents or professional advisors) with access to, copies of and extracts from any and all documents, records, agreements, instruments or information (including any of the foregoing in computer data banks and computer software systems) which the Administrative Agent or any such Lender (and their respective agents or professional advisors) may reasonably require in order to conduct periodic due diligence relating to the Borrower in connection with the Receivables and the Loan Documents.

(c) The Borrower shall make available to the Administrative Agent and each Lender (and their respective agents or professional advisors) knowledgeable financial, accounting, legal and compliance officers for the purpose of answering questions with respect to the Borrower and the Receivables and to assist in the Administrative Agent’s or such Lender’s diligence. In addition, the Borrower shall provide, or shall cause the Servicer to provide, the Administrative Agent with remote access to any electronic Receivable Files and any related documents and to the Collection Account, the Lockbox Account, the Existing Parent Payment Account and the Servicer Accounts. Borrower and Parent each agree that the Servicer shall cooperate with the Administrative Agent in order for the Administrative Agent to confirm any information relating to the Receivables directly with the applicable Obligors.

(d) All reasonable costs and expenses incurred by the Administrative Agent and the Lenders (and their respective agents or professional advisors) in connection with the matters outlined in this Section 5.8 or Section 4.11, without duplication, shall be Permitted Expenses, which the Borrower shall reimburse to the Administrative Agent or the Lenders, as applicable, or shall pay or cause to be paid; provided, however, that, unless a Tier 1 Collateral Performance Trigger or an Event of Default has occurred and is then continuing, (i) the Administrative Agent and the Lenders, collectively, shall not conduct more than four (4) examinations or audit pursuant to this Section 5.8 or Section 3.04 of the Servicing Agreement, collectively, at the expense of the Borrower per Fiscal Year and (ii) the Borrower shall not be responsible for reimbursing the Administrative Agent and the Lenders for such costs and expenses in excess of $125,000 during any calendar year.

(e) Except during the continuance of an Event of Default, the Administrative Agent and the Lenders shall use commercially reasonable efforts to coordinate examinations and audits conducted pursuant to this Section 5.8.

5.9. Facility Rating. The Administrative Agent may, at any time after the Closing Date, upon written notice to the Borrower, request private ratings of this Facility from one or more credit rating agencies selected by such Administrative Agent. The Borrower and Parent agree that they shall cooperate with the Administrative Agent’s efforts to obtain such ratings, and shall provide the applicable credit rating agencies (either directly or through distribution to the Administrative Agent), access to their respective books, records, financial statements, policies, directors, officers and employees, other documents or other information, in each case, as requested by such credit rating agencies for the purpose of providing and monitoring such ratings. The Borrower agrees that the Lenders and the Administrative Agent shall have the right to disclose the terms of this Agreement and the transactions contemplated hereby to the applicable credit rating agencies; provided, however, that each such rating agency shall agree to comply with requirements substantially similar to those set forth in Section 9.22 with respect to any Confidential Information provided thereto. Neither Borrower nor any of its Affiliates shall be responsible to pay or bear any costs or expenses in connection with this Section 5.9.

5.10. Re-titling with respect to the Approved Seller Receivables. If a Default, Event of Default, Regulatory Trigger Event or the occurrence of any other material adverse change with respect to the business, operations, assets, financial condition or liabilities of any Approved Seller, which in the determination of the Administrative Agent, in its reasonable discretion, is reasonably likely to affect such Approved Seller Receivables or the rights of the Agents or Lenders, or at any other time that the Administrative Agent determines, in its reasonable discretion, that such transfer is necessary to protect the interests of the Collateral Agent in the Collateral (and, where applicable, promptly following notification from the Administrative Agent of such determination), the Borrower shall use commercially reasonable efforts to promptly file (and in no event more than thirty (30 days following such request (the “Re-Titling Deadline”)) applications with the appropriate Governmental Authority to re-title the Lien Certificates related to the Approved Seller Receivables of such Approved Seller so that the Borrower is reflected as senior lien holder on the related Certificate of Title.

5.11. Communication with Accountants.

(a) At any time during the existence of an Event of Default, Borrower authorizes Administrative Agent to communicate directly with its independent certified public accountants and authorizes and shall instruct such accountants to communicate directly with Administrative Agent and authorizes such accountants to (and, upon Administrative Agent’s request therefor (at the request of any Agent), shall request that such accountants) communicate to Administrative Agent information relating to the Borrower and its Affiliates with respect to the business, results of operations and financial condition of the Borrower and its Affiliates (including the delivery of audit drafts and letters to management), provided that advance notice of such communication is given to Borrower, and Borrower is given a reasonable opportunity to cause an officer to be present during any such communication.

(b) If the independent certified public accountants report delivered in connection with Section 3.06(a) of the Servicing Agreement is qualified (except for any qualification of the March 31, 2019 report relating to (i) material financial control weaknesses as defined by Section 404 of Sarbanes-Oxley or (ii) the maturity of the Existing Loan Agreement), then the Borrower authorizes the Administrative Agent to communicate directly with the Borrower’s independent certified public accountants with respect to such qualification, provided that advance notice of such communication is given to Borrower, and Borrower is given a reasonable opportunity to cause an officer to be present during any such communication.

(c) The failure of the Borrower to be present during any communication permitted under Section 5.11(a) or (b) after the Borrower has been given a reasonable opportunity to cause an officer to be present shall in no way impair the rights of the Administrative Agent under Section 5.11(a) or (b).

5.12. Receivables Covenants.

(a) The Borrower shall notify the Administrative Agent promptly of any event or circumstance which, to the knowledge of one or more of the Authorized Officers of the Borrower, could reasonably be expected to adversely affect in any material respect the collectability or value of any material portion of the Receivables, or any other Collateral. The Borrower shall not (and shall not authorize Parent or the Servicer to), without the Administrative Agent’s prior written consent (acting with the consent of the Required Lenders), modify any of the Receivables unless such modification is a Permitted Modification. At any time that an Event of Default is continuing, the Administrative Agent shall, at its option (acting with the consent of the Required Remedies Lenders), have the exclusive right (but in good faith) to settle, adjust or compromise any claim, offset, counterclaim or dispute in respect of the Receivables or any other Collateral.

(b) Each Agent shall have the right at any time or times, in such Agent’s name or in the name of a nominee of such Agent, to verify with any Obligor or interested parties the validity, amount or any other matter relating to any Receivable or other Collateral, by mail, telephone, facsimile transmission or otherwise in accordance with such Agent’s customary practices (provided, however, that if no Event of Default exists at the time of such verification, the Agent or its nominee shall conduct such verification in the name of the Borrower).

(c) Each Agent may, at any time or times that an Event of Default is continuing, (i) notify or cause the Servicer to notify any or all Obligors that the Receivables with respect to such Obligor have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein and such Agent may direct any or all Obligors to make payments thereunder directly to the Collateral Agent, (ii) extend the time of payment of, compromise, settle or adjust for cash or otherwise, and upon any terms or conditions, any and all payments thereunder and thereby discharge or release the Obligor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and the Agents shall not be liable for their failure to collect or enforce the payment thereof nor for the negligence of their agents or attorneys with respect thereto (other than gross negligence or willful misconduct) and (iv) take whatever other action such Agent may deem necessary or desirable (in good faith) for the protection of the interests of the Secured Parties.

(d) The Borrower shall perform in all material respects all of its obligations under the Servicing Agreement and the Receivables Purchase Agreement, and shall enforce in all material respects in a timely and vigorous manner all of its respective rights under the Servicing Agreement and the Receivables Purchase Agreement.

(e) The Borrower shall deliver or otherwise make available, or cause to be delivered or made available to the Servicer, the Receivable File related to each Receivable not later than two (2) Business Days prior to the applicable Credit Date or Release Date, together with written notice to the Servicer that the related Receivables have been pledged to the Collateral Agent for the benefit of the Secured Parties.

SECTION 6. NEGATIVE COVENANTS

The Borrower covenants and agrees that so long as any Revolving Loan Commitment is in effect and until payment in full of all of the Obligations (other than Unasserted Obligations), it shall perform all covenants applicable to it set forth in this Section 6.

6.1. Indebtedness. The Borrower shall not directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except (i) the Obligations and (ii) endorsements of negotiable instruments for collection in the ordinary course of business.

6.2. Liens. The Borrower shall not, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of the Borrower whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except (a) Liens in favor of the Collateral Agent for the benefit of Secured Parties granted pursuant to any Loan Document, and (b) Permitted Liens.

6.3. Investments. The Borrower shall not make or own any Investment, except Investments in Cash, Cash Equivalents and Receivables.

6.4. Fundamental Changes; Disposition of Assets; Acquisitions. The Borrower shall not (a) enter into any transaction of merger or consolidation, or except with the consent of the Independent Manager, liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) or take any action that would cause the Borrower to become insolvent, (b) except with the consent of the Independent Manager, file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors, (c) fail to have Organizational Documents that provide that, so long as the Obligations of the Borrower shall be outstanding, the Borrower shall not (i) seek the dissolution or winding up in whole, or in part, of the Borrower, or (ii) file or consent to the filing of any petition, either voluntary or involuntary, or commence a case under any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors without the consent of the Independent Manager; (d) convey, sell, lease or sub-lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets (including the Receivables) or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, except as permitted in the Loan Documents, (e) acquire by purchase or otherwise the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except Investments made in compliance with Section 6.3 or (f) change its legal structure, without in each case, to the extent permitted by law, the Administrative Agent’s consent (acting with the consent of the Required Lenders).

6.5. Material Contracts and Organizational Documents. The Borrower shall not except to the extent required to comply with applicable law and approved by the Administrative Agent and the Required Lenders in their reasonable discretion, (a) enter into any contract or agreement with any Person other than the Loan Documents, contracts or agreements with the Independent Manager or any agent appointed by the Borrower for the purpose of service of process or as otherwise permitted or contemplated under the Loan Documents, (b) permit any material amendment, restatement, supplement or other modification to, or waiver of, any of its material rights under any Approved Seller Purchase Agreement after the Closing Date, or (c) materially amend or permit any material amendments to its Organizational Documents, without in each case obtaining the prior written consent of the Administrative Agent and the Required Lenders to such entry, amendment, restatement, supplement, modification or waiver, as the case may be. The Borrower shall provide the Administrative Agent with at least ten (10) Business Days prior written notice of any amendments, restatements, supplements or other modifications to the Borrower’s Organizational Documents that do not require the consent of the Administrative Agent and a copy of any such amendments, restatements, supplements or other modifications promptly after their execution.

6.6. Sales and Lease-Backs. The Borrower shall not directly or indirectly become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which the Borrower (a) has sold or transferred or is to sell or to transfer to any other Person, or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Borrower to any Person in connection with such lease.

6.7. Transactions with Affiliates. The Borrower shall not, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any of its Affiliates other than the transactions contemplated or permitted by the Loan Documents.

6.8. Conduct of Business. From and after the Closing Date, the Borrower shall not engage, either directly or indirectly, in any business or activity other than the acquisition, ownership, financing and disposition of the Receivables in accordance with the Loan Documents and activities incidental thereto.

6.9. Fiscal Year. The Borrower shall not change its Fiscal Year without prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned.

6.10. Accounts. The Borrower shall not establish or maintain any deposit account or securities account that is not subject to a “control agreement” in favor of the Collateral Agent. The Borrower shall not, nor shall it direct any Person to, deposit Collections in a deposit account or a securities account that is not part of the Cash Management System.

6.11. Servicing Agreement, Backup Servicing Agreement, Custodial Agreement. The Borrower shall not take any action that would cause the Servicer to fail to comply at all times with the terms of the Servicing Agreement. The Borrower shall not terminate the Servicing Agreement, the Backup Servicing Agreement or the Custodial Agreement without the consent of the Administrative Agent and the Required Lenders. The Borrower shall not (i) terminate, remove or replace the Servicer, the Backup Servicer or the Custodian or (ii) subcontract out any portion of the servicing or permit third party servicing other than the Backup Servicer, except, in each case, as expressly set forth in the applicable Loan Document and subject to satisfaction of the related requirements therein. The Administrative Agent shall not terminate, remove or replace the Servicer, Backup Servicer or Custodian except as expressly set forth in the applicable Loan Document and subject to satisfaction of the related requirements therein. The Borrower shall enforce its rights under the Backup Servicing Agreement and the Custodial Agreement.

6.12. Independent Manager. The Borrower shall not fail at any time to have at least one (1) Independent Manager who (a) for the five-year period prior to his or her appointment as Independent Manager has not been, and is not at the time of such appointment or during the continuation of his or her service as Independent Manager, any of the following: (i) an employee, director, stockholder (or other equity owner), member, partner, manager, director, attorney or counsel, or officer of the Borrower or any of its Affiliates (other than as a special member in the case of single member Delaware limited liability companies); (ii) a customer or supplier or creditor or other Person who derives any of its purchases or revenues from its activities with the Borrower or any of its Affiliates; or (iii) any member of the immediate family of or Person controlling or under common control with any Person excluded from serving as Independent Manager in (i) or (ii), (b) has at least three years prior experience as an independent director for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state bankruptcy or insolvency law and (c) has at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

6.13. Sales of Receivables. The Borrower shall not sell, transfer or otherwise dispose of any Receivables without the prior written consent of the Administrative Agent and the Required Lenders (which consent shall not be unreasonably withheld or conditioned), with the exception of the sale, transfer or disposition of any Receivable:

(a) in accordance with Section 3.2 of the Receivables Purchase Agreement in connection with a Receivable Repurchase Event; or

(b) that, following commercially reasonable collection efforts on the part of the Servicer is a Charged-Off Receivable to a Person who is not an Affiliate of any NF Party, so long as no Event of Default has occurred and is continuing at such time and the Administrative Agent (in its sole reasonable discretion (acting with the consent of the Required Lenders)) has consented to such sale in writing; provided that the proceeds of any such sale, transfer or disposition shall be remitted directly to the Collection Account.

6.14. Changes to the Credit Policies, the Dealer Qualification Policies or the Servicing Policy. The Borrower shall not make or authorize any adverse changes or adverse modifications to the Credit Policies, the Dealer Qualification Policies or the Servicing Policy without the prior written consent of the Administrative Agent and the Required Lenders; provided, however, that changes required by applicable law shall be permitted without the need for consent by the Administrative Agent; provided, further, that the Borrower shall provide the Administrative Agent with at least ten (10) Business Days prior written notice (or such shorter notice as may be required to comply with applicable law) of any changes or modifications to the Credit Policies, the Dealer Qualification Policies or the Servicing Policy, and the Administrative Agent shall use commercially reasonable efforts to provide a copy of such notice to the Lenders on the same Business Day of its receipt thereof.

6.15. Changes to the Form of Direct Contract or Dealer Agreement. The Borrower shall not make or authorize any material changes or material modifications to the form of Direct Contract or form of Dealer Agreement without the prior written consent of the Administrative Agent and the Required Lenders; provided, however, that changes required by applicable law shall be permitted without the need for consent by the Administrative Agent; provided, further, that the Borrower shall provide the Administrative Agent with at least ten (10) Business Days prior written notice (or such shorter notice as may be required to comply with applicable law) of any changes or modifications to the form of Direct Contract or form of Dealer Agreement, and the Administrative Agent shall use commercially reasonable efforts to provide a copy of such notice to the Lenders on the same Business Day of its receipt thereof.

6.16. Material Assets. From and after the Closing Date, the Borrower shall not acquire or own any material asset other than the Collateral and proceeds thereof.

6.17. Post-Closing Items. The Borrower shall not fail to satisfy the post-closing covenants contained in Appendix G by the dates contained therein.

SECTION 7. EVENTS OF DEFAULT

7.1. Events of Default. Each of the following conditions or events shall constitute an “Event of Default” hereunder:

(a) Failure to Make Payments When Due. Other than with respect to a Borrowing Base Deficiency, the failure by any NF Party, as applicable, to (i) make payments of any principal due to the Administrative Agent, the Collateral Agent or any Lender on the date such payment or deposit is due, (ii) make payments of any interest, premiums or fees due to the Administrative Agent, the Collateral Agent or any Lender within two (2) Business Days of the date such payment or deposit is due, (iii) make any other payment or deposit required to be made under any Loan Documents within three (3) Business Days of the date such payment or deposit is due or (iv) if any such payment is due on the Final Maturity Date, such failure to make such payment on the Final Maturity Date; or

(b) Borrowing Base Deficiency. Failure by the Borrower to cure any Borrowing Base Deficiency within two (2) Business Days (or such longer period as may be applicable to certain Borrowing Base Deficiencies pursuant to Section 2.17) of the earlier of (i) an Authorized Officer of the Borrower becoming aware that a Borrowing Base Deficiency exists, and (ii) receipt by the Borrower of notice from the Administrative Agent or any Lender that a Borrowing Base Deficiency exists; or

(c) Cross Defaults. The failure by Borrower to make payments when due, after giving effect to any applicable grace period, on any Indebtedness (or the failure by any other NF Party to make any payments when due, after giving effect to any applicable grace period, on any Indebtedness in excess of $1,000,000) or (ii) the default by any NF Party in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of any NF Party shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

(d) Breach of Certain Covenants. Failure of any NF Party, as applicable, to perform or comply with any covenant or other agreement contained in Sections 5.2, 5.3, 5.4, 5.6, 5.7, 5.11, 5.12, or 6 hereof, Section 3.2 of the Receivables Purchase Agreement, or in the Exclusivity Side Letter, unless otherwise previously consented to by the Administrative Agent and the Required Lenders in writing; or

(e) Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any NF Party in any Loan Document to which it is a party or in any statement or certificate at any time given by any NF Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith, shall be false as of the date made or deemed made and which shall not have been remedied or waived within ten (10) Business Days after the earlier of (i) an Authorized Officer of such NF Party becoming aware of such falsity, or (ii) receipt by such NF Party of written notice from the Administrative Agent or any Lender of such falsity; or

(f) Other Defaults Under Loan Documents. Any NF Party shall default in the performance of or compliance with any covenant or other term contained herein or any of the other Loan Documents (after the expiration of any applicable notice or cure period therein) to which it is a party, other than any such term referred to in any other provision of this Section 7.1, and shall not have been remedied or waived within ten (10) Business Days after the earlier of (i) an Authorized Officer of such NF Party becoming aware of such default, or (ii) receipt by such NF Party of written notice from the Administrative Agent or any Lender of such default; or

(g) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief (other than a decree or order described in clause (ii)) in respect of any NF Party or Holding in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law, or (ii) an involuntary case shall be commenced against any NF Party or Holding under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over such NF Party or Holding shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of such NF Party or Holding, and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or

(h) Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Any NF Party or Holding shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any such NF Party or Holding shall make any assignment for the benefit of creditors, or (ii) any NF Party or Holding shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of such NF Party or Holding (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 7.1(g); or

(i) Judgments and Attachments. Any non-appealable money judgment, writ or warrant of attachment or similar process involving the Borrower shall be entered or filed against the Borrower or any of its assets and (A) shall remain undischarged, unvacated, unbonded, unstayed or unpaid for a period of thirty (30) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder in connection with any enforcement proceedings commenced by a creditor upon such judgment, writ, warrant of attachment or similar process) or (B) a decree or order is entered for the appointment of a receiver, liquidator, sequestrator, trustee or custodian assignee for the benefit of creditors (or other officer having similar powers) over such assets; or

(j) Dissolution. Any order, judgment or decree shall be entered against any NF Party or Holding decreeing the dissolution or split up of such NF Party or Holding and such order shall remain undischarged or unstayed for a period in excess of sixty (60) days; or

(k) Change of Control. A Change of Control shall occur without the prior written consent of the Administrative Agent and the Required Lenders; or

(l) Collateral Documents and other Loan Documents. At any time after the execution and delivery thereof, (i) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations (other than Unasserted Obligations) in accordance with the terms hereof) or shall be declared null and void or the enforceability thereof shall be impaired in any material respect, or the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Loan Documents with the priority required by the relevant Loan Document, in each case for any reason other than the failure of the Collateral Agent or any Secured Party to take any action within its control, or (ii) any of the Loan Documents for any reason, other than the satisfaction in full of all Obligations (other than Unasserted Obligations), shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or a party thereto, as the case may be, shall repudiate its obligations thereunder or shall contest the validity or enforceability of any Loan Document in writing; or

(m) Servicing Agreement. A Servicer Default shall have occurred and has not been cured as permitted under the Servicing Agreement; or

(n) Financial Statements. The auditor’s opinion accompanying the audited financial statements of any NF Party or Holding delivered hereunder or under any other Loan Document is adverse or is qualified in any material manner, provided that the auditor’s opinion accompanying the March 31, 2019 audited financial statements of Holding or the Parent may be qualified with respect to (i) material financial control weaknesses as defined by Section 404 of Sarbanes-Oxley and (ii) the maturity of the Existing Loan Agreement; or

(o) Material Exceptions. A material exception in any audit conducted pursuant to Section 5.8 or Section 3.04 of the Servicing Agreement which is not cured within ten (10) Business Days of the earlier to occur of an Authorized Officer of the applicable NF Party or Holding having knowledge thereof or an Authorized Officer of the applicable NF Party or Holding receiving written notice thereof from the Administrative Agent or any Lender; or

(p) Material Adverse Effect. The occurrence of any event which is reasonably determined by the Administrative Agent (acting with the consent of the Required Remedies Lenders), acting in good faith, to have a Material Adverse Effect on any NF Party; or

(q) Specified Legal/Regulatory Change. The occurrence of a Specified Legal/Regulatory Change; or

(r) Regulatory Trigger Event. The occurrence of a Regulatory Trigger Event; or

(s) Tier 2 Collateral Performance Trigger. The occurrence of any Tier 2 Collateral Performance Trigger; or

(t) Key Employee Event. The occurrence of any Key Employee Event; or

(u) Conditional Guaranty Trigger Event. The occurrence of a Trigger Event (as defined in the Conditional Guaranty), and such occurrence extends beyond the applicable grace period, if any, provided therefor; or

(v) Guaranty Default. The occurrence of a default by the Limited Guarantor or the Conditional Guarantor under the Limited Guaranty or the Conditional Guaranty, as applicable, and such default extends beyond the applicable grace period, if any, provided therefor; or

(w) ERISA. Either (i) there shall occur one or more ERISA Events that individually or in the aggregate results in, or could reasonably be expected to result in, either a material liability of any NF Party or a Material Adverse Effect on any NF Party, (ii) the Borrower or any of its Subsidiaries establishes, contributes or becomes obligated to contribute to, or otherwise incurs any material liability with respect to, an Employee Benefit Plan, Pension Plan or Multiemployer Plan, (iii) Holding or any of its Subsidiaries or any ERISA Affiliate shall establish, contribute to or incur any liability with respect to any Pension Plan or Multiemployer Plan that could have a Material Adverse Effect, (iv) the assets of Borrower constitute “plan assets” within the meaning of Section 3(42) of ERISA, or (v) the occurrence of any ERISA Event of similar event with respect to a Foreign Plan that could reasonably be expected to have a Material Adverse Effect; or

(x) Investment Company. The Borrower shall become required to register as an “investment company” under the Investment Company Act; or

(y) Backup Servicing Agreement. The Backup Servicing Agreement shall terminate for any reason and, provided that the Administrative Agent shall have used commercially reasonable efforts to timely engage a replacement backup servicer, the Borrower shall not have entered into a replacement backup servicing agreement acceptable to the Administrative Agent and the Required Lenders in their commercially reasonable discretion within ninety (90) days of such termination.

THEN, upon the occurrence of any Event of Default, the Administrative Agent may, with the consent of the Required Remedies Lenders, and shall at the written direction of the Required Remedies Lenders (any such direction being subject to the terms of Section 12.1 hereof), take any of the following actions, (i) by written notice to the Borrower, terminate the Revolving Loan Commitments, if any; (ii) by written notice to the Borrower, declare each of the following to become immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrower: (1) the unpaid principal amount of and accrued interest on the Loans and (2) all other Obligations (other than contingent indemnification obligations for which no claim, demand or notice has been made); (iii) cause the Collateral Agent to enforce any and all Liens and security interests created pursuant to the Collateral Documents, and/or (iv) take any and all other actions and exercise any and all other rights and remedies of any Secured Party under the Loan Documents; provided that upon the occurrence of any Event of Default described in Section 7.1(g), 7.1(h) or 7.1(j), the unpaid principal amount of and accrued interest on the Loans and all other Obligations (other than contingent indemnification obligations for which no claim, demand or notice has been made) shall immediately become due and payable, and the Revolving Loan Commitments shall automatically and immediately terminate, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrower. Notwithstanding anything in this Agreement or any other Loan Documents to the contrary, no NF Party (other than the Borrower) shall be liable for the payment of any principal or accrued and unpaid interest on the Loans or any other Obligations or any losses incurred by Administrative Agent or any Lender incurred in connection with any failure by the Borrower to pay such amounts other than in accordance with the Limited Guaranty or the Conditional Guaranty.

Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Loans or any payments or other amounts owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable Debtor Relief Laws) payable in accordance with the provisions of Section 2.10 at the Default Funding Rate until no Event of Default is then continuing.

SECTION 8. AGENTS

8.1. Appointment of Agents. Ares is hereby appointed Administrative Agent and Collateral Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Ares, in such capacity, to act as its agent in accordance with the terms hereof and the other Loan Documents. Each Agent hereby agrees to act upon the express conditions contained herein and the other Loan Documents, as applicable. The provisions of this Section 8 are solely for the benefit of Agents and the Lenders and the Borrower shall not have any rights as a beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower.

8.2. Agents Entitled to Act as Lenders. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity.

8.3. Powers and Duties.

(a) Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and in the other Loan Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or in any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Loan Documents except as expressly set forth herein or therein.

(b) The Administrative Agent shall use commercially reasonable efforts to provide to each Lender, (i) within two (2) Business Days of receipt thereof, all reports, notices and other information provided to the Administrative Agent by the Borrower pursuant to Section 5.1 or the Servicer pursuant to Section 3.06 of the Servicing Agreement and (ii) on the same Business Day of its receipt thereof (A) from the Borrower, each Funding Notice received pursuant to Section 2.1 hereof and (B) from the Servicer pursuant to the Servicing Agreement, the Monthly Servicing Report.

8.4. No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to any Lender or by or on behalf of the Borrower to any Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of the Borrower or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.

8.5. Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to any Lender for any action taken or omitted by any Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent’s gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from the Required Lenders, the Required Remedies Lenders or such other Lenders as may be required to give such instruction under Section 9.5 and, upon receipt of such instructions from the Lenders, such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of counsel (who may be counsel for the Borrower), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Loan Documents in accordance with the instructions of such Lender, the Required Remedies Lenders or the Required Lenders.

8.6. Collateral Documents. Each Lender hereby further authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of such Lender, to be the agent for and representative of such Lender with respect to the Collateral and the Collateral Documents. Subject to Section 9.5, the Administrative Agent or the Collateral Agent may, without further written consent or authorization from any Lender, execute any documents or instruments necessary to release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which the Lenders or the Administrative Agent (acting with the consent of the Required Lenders) has otherwise consented.

8.7. Lenders’ Representations, Warranties and Acknowledgments. Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Borrower in connection with Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Borrower. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of a Lender or to provide such Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to a Lender.

(a) Each Lender, by funding a Loan, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, Required Lenders or any Lender, as applicable on the Closing Date or any Credit Date.

8.8. Actions Taken By Lenders. Other than with respect to Section 9.5(a)(ii), each Lender shall obtain the prior approval and consent of the Administrative Agent before taking any action or providing any approval hereunder or under any other Loan Document.

8.9. Right to Indemnity. Each Lender, in proportion to its pro rata share of the aggregate outstanding principal amount of Loans of all Lenders (or if no Loans are outstanding, the Revolving Loan Commitments of all Lenders), severally agrees to indemnify each Agent, their Affiliates and their respective officers, partners, directors, trustees, employees and agents of each Agent (each, an “Indemnitee Agent Party”), to the extent that such Indemnitee Agent Party shall not have been reimbursed by the Borrower or any other NF Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Indemnitee Agent Party in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as such Indemnitee Agent Party in any way relating to or arising out of this Agreement or the other Loan Documents, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE AGENT PARTY; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Indemnitee Agent Party’s gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction. In addition, without limiting the foregoing, if any Lender or group of Lenders directs the Administrative Agent to take any action (including any direction pursuant to Section 7 or Section 12 hereof) or refraining from any actions, such Lender (or group of Lenders) in proportion to its pro rata share of the aggregate outstanding principal amount of Loans of all such directing Lenders (or if no Loans are outstanding, the Revolving Loan Commitments of all such directing Lenders), severally agrees to indemnify each Indemnity Agent Party to the extent that such Indemnitee Agent Party shall not have been reimbursed by the Borrower or any other NF Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Indemnitee Agent Party in taking any actions (or refraining from any action) at the direction of such Lender (or group of Lenders), IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE AGENT PARTY; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Indemnitee Agent Party’s gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Indemnitee Agent Party for any purpose shall, in the opinion of such Indemnitee Agent Party, be insufficient or become impaired, such Indemnitee Agent Party may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Indemnitee Agent Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s pro rata share of the aggregate outstanding principal amount of Loans of all Lenders; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Indemnitee Agent Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

8.10. Resignation of Administrative Agent and Collateral Agent. Each of the Administrative Agent and the Collateral Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to Lenders and, so long as no Event of Default has occurred and is continuing, the Borrower. Upon any such notice of resignation, the Required Remedies Lenders shall have the right, upon five (5) Business Days’ prior notice to Borrower and each other Lender, to appoint a successor Administrative Agent or Collateral Agent, as the case may be, with the consent of a majority of the Class B Lenders (calculated by excluding the Class B Exposures of all Lenders that are the same entity as the resigning Administrative Agent or Affiliates of the Resigning Administrative Agent), which consent shall not be unreasonably withheld or delayed. If no successor agent is appointed by the Required Remedies Lenders within thirty (30) days after the Administrative Agent or the Collateral Agent, as applicable, gives written notice of resignation pursuant to the first sentence of this Section 8.10, the resigning Agent may appoint a successor Administrative Agent or Collateral Agent, as applicable, in its discretion, subject to the consent of the Required Remedies Lenders, which consent shall not be unreasonably withheld, conditioned, or delayed. If no successor Agent is appointed by the Required Remedies Lenders within thirty (30) days after the applicable Agent gives written notice of resignation pursuant to the first sentence of this Section 8.10, the resigning Agent may petition a court of competent jurisdiction to appoint a successor “Administrative Agent” or successor “Collateral Agent” (as the case may be). Upon the acceptance of any appointment as Administrative Agent or Collateral Agent hereunder by such successor Administrative Agent or Collateral Agent, such successor Administrative Agent or Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or Collateral Agent, and the retiring Administrative Agent or Collateral Agent shall promptly (i) transfer to such successor Administrative Agent or Collateral Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent or Collateral Agent under the Loan Documents, and (ii) execute and deliver to such successor Administrative Agent or Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent or Collateral Agent of the Liens created under the Collateral Documents, whereupon such retiring Administrative Agent or Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s or Collateral Agent’s resignation hereunder, the provisions of this Section 8.10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent hereunder. If an Agent Resignation Event has occurred and is continuing, the Person then acting as Administrative Agent or as Collateral Agent, as applicable, shall promptly resign from such capacities in accordance with this Section 8.10 following its receipt of a written direction from the Required Remedies Lenders to the effect that such Person then acting as Administrative Agent or as Collateral Agent shall resign from such capacities. For purposes of the foregoing, “Agent Resignation Event” means any of the following: (a) (i) a court of competent jurisdiction shall enter a decree or order for relief (other than a decree or order described in clause (ii)) in respect of the Collateral Agent or Administrative Agent in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law, or (ii) an involuntary case shall be commenced against the Collateral Agent or Administrative Agent under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Collateral Agent or Administrative Agent shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the Collateral Agent or Administrative Agent, and any such event described in this clause (ii) shall continue for thirty (30) days without having been dismissed, bonded or discharged, (b) (i) the Collateral Agent or Administrative Agent shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or the Collateral Agent or Administrative Agent shall make any assignment for the benefit of creditors, or (ii) the Collateral Agent or Administrative Agent shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of the Collateral Agent or Administrative Agent (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in clause (i) above; (c) each of the following occur: (x) the Collateral Agent or Administrative Agent fails to comply with its express obligations as the Collateral Agent or Administrative Agent hereunder or any other Loan Document in any material respect, (y) such failure materially and adversely affects any Lender and (z) such failure remains un-remedied in any material respects more than thirty (30) days after the Collateral Agent’s or Administrative Agent’s receipt of written notice of such failure from a Lender; or (d) any act by the Collateral Agent or Administrative Agent or any of their Affiliates in connection with the Loan Documents involving, as reasonably determined by the Required Remedies Lenders, fraud, bad faith, gross negligence, willful misconduct or criminal activity.

8.11. Delivery of Reports. The Administrative Agent and the Collateral Agent shall use commercially reasonable efforts to provide to each Lender (i) copies of any Loan requests, Funding Notices and reports delivered by or on behalf of any NF Party or the Collection Account Bank to the Administrative Agent or the Collateral Agent on the same business day of such Agent’s receipt thereof (and, in any event, shall provide within one Business Day of receipt) and (ii) any other written information provided to the Administrative Agent or the Collateral Agent by or on behalf of any NF Party or the Collection Account Bank or otherwise reasonably requested by any Lender, in each case within two (2) Business Days of such Agent’s receipt of such information or such Lender’s request, as applicable; provided, that the Administrative Agent shall have no obligation to deliver to any Lender any such Loan request, Funding Notices, report or other information if any NF Party is required to deliver such Funding Notice, report or other information, as applicable, directly to the Lenders.

SECTION 9. MISCELLANEOUS

9.1. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to the Borrower, the Collateral Agent or the Administrative Agent shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Loan Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to the Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, sent by telefacsimile (with telephonic confirmation of receipt), courier service or email (to the extent that an email address shall have been provided for the recipient) and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or email.

9.2. Expenses. The Borrower agrees to pay promptly, without duplication (a) all of each Agent’s actual, reasonable, documented out-of-pocket costs and expenses of negotiation, preparation, execution, administration and enforcement of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Borrower, (b) all of each Lender’s actual, reasonable, documented out-of-pocket costs and expenses of any consents, amendments, waivers or other modifications to the Loan Documents and any other documents or matters requested by the Borrower, (c) all the reasonable, actual, documented out-of-pocket costs and expenses of creating, perfecting and enforcing Liens in favor of the Collateral Agent, for the benefit of the Secured Parties, including filing and recording fees, expenses and Taxes, stamp or documentary taxes, search fees, title insurance premiums (and the related reasonable, actual, documented out-of-pocket fees, expenses and disbursements of counsel for each Agent), (d) each Agent’s and each Lender’s actual, reasonable, documented out-of-pocket costs, fees, expenses for and disbursements of such Agent’s or such Lender’s auditors, accountants, consultants or appraisers incurred by such Agent or such Lender (i) in regard to the Facility prior to the Closing Date (solely with respect to the Agents), (ii) in accordance with Section 5.8 or (iii) when an Event of Default exists, (e) all the actual, reasonable, documented out-of-pocket costs and expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by the Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral, (f) all other actual and reasonable, documented out-of- pocket costs and expenses incurred by each Agent in connection with the syndication (whether by direct assignment of Revolving Loan Commitments and Loans, the sale of participations or the incurrence of backleverage) of the Loans and the Revolving Loan Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby, (g) during the continuance of a Default or an Event of Default, all actual, documented, out-of-pocket costs and expenses, including reasonable attorneys’ fees and costs of settlement, incurred by any Agent or any Lender in enforcing any Obligations of or in collecting any payments due from the Borrower hereunder or any other NF Party under the other Loan Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings and (h) without duplication, all other Permitted Expenses.

9.3. Indemnity.

(a) IN ADDITION TO THE PAYMENT OF EXPENSES PURSUANT TO SECTION 9.2, THE BORROWER AGREES TO DEFEND (SUBJECT TO INDEMNITEES’ SELECTION OF COUNSEL), INDEMNIFY, PAY AND HOLD HARMLESS, EACH LENDER AND EACH AGENT, THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, PARTNERS, DIRECTORS, TRUSTEES, EMPLOYEES AND AGENTS (EACH, AN “INDEMNITEE”), FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE; PROVIDED, THAT THE BORROWER SHALL HAVE NO OBLIGATION TO ANY INDEMNITEE HEREUNDER WITH RESPECT TO ANY INDEMNIFIED LIABILITIES TO THE EXTENT SUCH INDEMNIFIED LIABILITIES ARISE FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL NON-APPEALABLE ORDER OR JUDGMENT. TO THE EXTENT THAT THE UNDERTAKINGS TO DEFEND, INDEMNIFY, PAY AND HOLD HARMLESS SET FORTH IN THIS SECTION 9.3 MAY BE UNENFORCEABLE IN WHOLE OR IN PART BECAUSE THEY ARE VIOLATIVE OF ANY LAW OR PUBLIC POLICY, THE BORROWER SHALL CONTRIBUTE THE MAXIMUM PORTION THAT IT IS PERMITTED TO PAY AND SATISFY UNDER APPLICABLE LAW TO THE PAYMENT AND SATISFACTION OF ALL OF ITS INDEMNIFIED LIABILITIES INCURRED BY ALL INDEMNITEES OR ANY INDEMNITEE. THE BORROWER FURTHER AGREES THAT NO INDEMNITEE SHALL HAVE ANY LIABILITY BASED ON ITS COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OR OTHERWISE TO THE BORROWER EXCEPT TO THE EXTENT SUCH INDEMNIFIED LIABILITIES ARISE FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL SUCH INDEMNITEE HAVE ANY LIABILITY FOR ANY INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

(b) [Reserved].

(c) If any claim or action for Indemnified Liabilities shall be brought against an Indemnitee, it shall notify the Borrower (“Indemnitor”) thereof, and Indemnitor shall be entitled to participate therein and, to the extent that it wishes, to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee, unless such Indemnitee reasonably objects to such assumption on the ground that there may be legal defenses available to it which are different from or in addition to those available to Indemnitor. After notice from Indemnitor to the Indemnitee of its election to assume the defense of such claim or action, except to the extent provided in the following paragraph, Indemnitor shall not be liable to the Indemnitee under this Section 9.3 for any fees and expenses of counsel that are Indemnified Liabilities other than reasonable costs of investigation.

(d) Any Indemnitee shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless: (i) the employment thereof has been specifically authorized by Indemnitor in writing, (ii) such Indemnitee shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to Indemnitor and in the reasonable judgment of such counsel it is advisable for such Indemnitee to employ separate counsel, or (iii) the Indemnitor has failed to assume the defense of such action and employ counsel reasonably satisfactory to the Indemnitee, in which case, if such Indemnitee notifies the Indemnitor in writing that it elects to employ separate counsel at the expense of the Indemnitor, the Indemnitor shall not have the right to assume the defense of such action on behalf of such Indemnitee, it being understood, however, the Indemnitor shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such Indemnitees, which firm shall be designated in writing by the Administrative Agent, but in either case reasonably satisfactory to the Indemnitee.

(e) Each Indemnitee, as a condition of the indemnity agreement contained in the foregoing subparagraph (a), shall use its reasonable efforts to cooperate with the Indemnitor in the defense of any such action or claim. Indemnitor shall not be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the Indemnitor agrees to indemnify and hold harmless any Indemnitee from and against any Indemnified Liabilities by reason of such settlement or judgment except to the extent that such Indemnified Liabilities arise from the gross negligence, bad faith or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable order or judgment. Indemnitor shall not, without the prior written consent of the Indemnitee, affect any settlement of any pending or threatened action in respect of which such Indemnitee is or could have been a party and indemnity could have been sought hereunder by such Indemnitee unless such settlement (i) includes an unconditional release of such Indemnitee from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Indemnitee.

(f) To the extent permitted by applicable law, neither the Borrower nor any Agent or any Lender, shall assert, and each such Person hereby waives, any claim against any such other Person and their respective Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of or in any way related to this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each such Person hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

9.4. Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Lender and its Affiliates each is hereby authorized by the Borrower at any time or from time to time subject to the consent of the Administrative Agent (acting with the consent of the Required Lenders), without notice to the Borrower or to any other Person (other than the Administrative Agent) except to the extent required by applicable law, any such notice being hereby expressly waived to the maximum extent under applicable law, and subject to any requirements or limitations imposed by applicable law, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts (in whatever currency)) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of the Borrower (in whatever currency) against and on account of the obligations and liabilities of the Borrower to such Lender arising hereunder or under the other Loan Documents, including all claims of any nature or description arising out of or connected hereto or with any other Loan Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder, (b) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured or (c) such obligation or liability is owed to a branch or office of such Lender different from the branch or office holding such deposit or obligation or such Indebtedness.

9.5. Amendments and Waivers; Administrative Agent Consents.

(a) Amendments and Waivers.

(i) Subject to Sections 9.5(a)(ii), 9.5(a)(iii) and 9.5(b), no amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any NF Party therefrom, shall in any event be effective without the written concurrence of each NF Party that is party thereto, the Required Lenders and the Administrative Agent. In addition, no consent to any departure by any Agent from the Loan Documents shall be effective without the written concurrence of the Required Lenders.

(ii) Lender Consent. Without the written consent of each Lender to the extent affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(1)	extend the scheduled final maturity of any Loan or Note;

(2)	waive, reduce or postpone any scheduled repayment;

(3)	reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.5) or any fee payable hereunder;

(4)	extend the time for payment of any such interest or fees;

(5)	reduce the principal amount of any Loan;

(6)

(A) amend the definition of “Borrowing Base,” “Borrowing Base Deficiency,” “Class B Borrowing Base Deficiency,” “Class A Borrowing Base Deficiency Amount,” “Maximum Committed Amount,” “Commitment Availability,” “Advance Rate,” “Amortization Advance Rate,” “Required Remedies Lenders,” “Required Lenders,” “Required Class A Lender,” “Required Class B Lenders,” “Class A Exposure,” “Class B Exposure,” “Class A Pro Rata Share” or “Class B Pro Rata Share” or any definition used therein or (B) amend, modify, terminate or waive any provision of Sections 2.10, 2.11 or 9.5;

(7)	release all or any significant portion of the Collateral, except as expressly provided in the Loan Documents;

(8)	consent to the assignment or transfer by any NF Party of any of its rights and obligations under any Loan Document, except as specifically permitted thereby;

(9)	increase the Revolving Loan Commitment of any Lender;

(10)

amend, modify, terminate or waive any provision of Section 3.2(a) with regard to any Credit Extension (for the avoidance of doubt, the consent of each Lender shall be required in connection with such action);

(11)	amend, modify, terminate or waive any provision of Section 8 or Section 9.3; or

(12)	waive or amend a breach by any NF Party that would constitute an Event of Default;

(iii) Other Consents. No amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any NF Party therefrom, shall:

(1)

amend, modify, terminate or waive any provision of Section 8 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent; or

(2)

adversely affect the Collection Account Bank, the Custodian or the Backup Servicer (including, for the avoidance of doubt, if it is then acting as Successor Servicer) without the consent of such affected party.

(iv) Sections 10, 11 and 12. Sections 10, 11 and 12 of this Agreement may be amended, waived or otherwise modified in accordance with the terms thereof and any such amendment in accordance with the terms thereof shall be binding on each of the parties hereto; provided, however, that no such amendment shall impose any financial or operational burdens or restrictions on any NF Party.

(b) Execution of Amendments, etc. The Administrative Agent may, but shall have no obligation to, with the concurrence of the Required Lenders or any Lender, execute amendments, modifications, waivers or consents on behalf of the Required Lenders or such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on a NF Party in any case shall entitle such NF Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.5 shall be binding upon the parties hereto.

(c) Technical Amendments without Lender’s Consent. Notwithstanding anything to the contrary contained in this Section 9.5, if the Administrative Agent and the NF Parties shall have jointly identified an obvious error or any error or omission of a technical nature, in each case that is immaterial (as determined by the Administrative Agent in its sole discretion), in any provision of the Loan Documents, then the Administrative Agent (in its capacity thereunder as Administrative Agent) and the NF Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent by the Required Lenders if the same is not objected to in writing either by the Required Class A Lenders or Required Class B Lenders within five (5) Business Days following receipt of notice thereof; provided that such notice will expressly state that no objection within five (5) Business Days shall be deemed a consent.

9.6. Successors and Assigns; Participations.

(a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lenders. Neither the Borrower’s rights or obligations hereunder nor any interest herein may be assigned or delegated without the prior written consent of the Administrative Agent and the Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, Indemnitees under Section 9.3, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Lender Affiliates of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Register. The Borrower, the Administrative Agent and the Lenders shall deem and treat each Person listed as “Lender” in the Register as a holder and owner of the corresponding Revolving Loan Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Revolving Loan Commitment or Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by the Administrative Agent and recorded in the Register. Prior to such recordation, all amounts owed with respect to the applicable Revolving Loan Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Revolving Loan Commitments or Loans.

(c) Right to Assign. Each Agent and each Lender shall, with the consent of the Administrative Agent, have the right at any time to sell, assign or transfer all or a portion of its respective rights and obligations under this Agreement, including all or a portion of its Revolving Loan Commitment or Loans owing to it or other Obligations owing to it, to any Person; provided, however, that so long as no Event of Default has occurred and is continuing, no Lender may make any sale, assignment or transfer (except to a Lender Affiliate or an Approved Fund) (i) without the consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned) or (ii) to any competitor of any NF Party whose principal line of business is substantially similar to the principal line of business of Parent and its Subsidiaries as of the Closing Date (or to any Person beneficially owning such competitor), without the prior written consent of Parent in its sole discretion.

(d) Mechanics. The assigning Lender and the assignee thereof shall execute and deliver to Administrative Agent and the Borrower an Assignment Agreement, together with such forms, certificates or other evidence, if any, with respect to U.S. federal income Tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent.

(e) Notice of Assignment. Upon its receipt and acceptance of a duly executed and completed Assignment Agreement and any forms, certificates or other evidence required by this Agreement in connection therewith, the Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to the Borrower and shall maintain a copy of such Assignment Agreement.

(f) Representations and Warranties of Assignee. Each assignee of a Lender, upon executing and delivering an Assignment Agreement, represents and warrants to the Lenders and the NF Parties as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that it shall make or invest in, as the case may be, its Revolving Loan Commitments or Loans for its own account in the ordinary course of its business and without a view to distribution of such Revolving Loan Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other applicable securities laws (it being understood that, subject to the provisions of this Section 9.6, the disposition of such Revolving Loan Commitments or Loans or any interests therein shall at all times remain within its exclusive control).

(g) Effect of Assignment. Subject to the terms and conditions of this Section 9.6, as of the “Effective Date” specified in the applicable Assignment Agreement: (i) the assignee thereunder shall have the rights and obligations of an “Agent” or a “Lender” hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and an “Agent” or a “Lender” for all purposes hereof, (ii) the assigning Agent or Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 9.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Agent’s or assigning Lender’s rights and obligations hereunder, such assigning Agent or assigning Lender shall cease to be a party hereto; provided, anything contained in any of the Loan Documents to the contrary notwithstanding, such assigning Agent or assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder), (iii) if applicable, the Revolving Loan Commitments shall be modified to reflect the Revolving Loan Commitment of such assignee and any Revolving Loan Commitment of such assigning Lender, if any, and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to the Administrative Agent for cancellation, and thereupon the Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Revolving Loan Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

(h) Participations. Each Lender shall have the right at any time to sell one or more participations to any Person (other than Holding, any of its Subsidiaries or any of its Affiliates) in all or any part of the Revolving Loan Commitments, the Loans or in any other Obligation; provided, however, that so long as no Event of Default has occurred and is continuing, no Lender may sell any participations to any competitor of a NF Party whose principal line of business is substantially similar to the principal line of business of Parent and its Subsidiaries as of the Closing Date (or to any Person beneficially owning such competitor), without the prior written consent of Parent in its sole discretion. No such participation arrangement shall relieve a Lender of any of its obligations under the Loan Documents, including the Revolving Loan Commitments. The holder of any such participation, other than a Lender Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification, termination, waiver or consent that would: (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that an increase in any Revolving Loan Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) result in the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, (iii) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Loan Documents) supporting the Loans hereunder in which such participant is participating, (iv) otherwise be required of any Lender under Sections 9.5(a)(ii) or 9.5(a)(iii) hereof, (v) waive or declare an Event of Default hereunder, (vi) result in any material change to the Eligibility Criteria, or (vii) result in an adverse regulatory impact on any such participant. Each of Borrower and Parent agrees that each participant shall be entitled to the benefits of Sections 2.13 and 2.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (c) of this Section 9.6; provided, (i) a participant shall not be entitled to receive any greater payment under Sections 2.13 and 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the participant acquired the applicable participation, (ii) a participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 2.14 unless such participant complies with Section 2.14(f) as though it were a Lender (by providing any documentation required thereby to the participating Lender). To the extent permitted by law, each participant also shall be entitled to the benefits of Section 9.4 as though it were a Lender. Notwithstanding any participation made hereunder (i) such selling Lender’s obligations under this Agreement shall remain unchanged, (ii) such selling Lender shall remain solely responsible to the Borrower for the performance of its obligations hereunder, and (iii) except as set forth above, the NF Parties, the Agents and the other Lenders shall continue to deal solely and directly with such selling Lender in connection with such selling Lender’s rights and obligations under this Agreement, and such selling Lender shall retain the sole right to enforce the obligations of the NF Parties relating to the Obligations and to approve, without the consent of or consultation with any participant, any amendment, modification or waiver of any provision of this Agreement; provided, however, if the Borrower is provided notice of the sale of the participation to such participant, then during the occurrence and continuance of an Event of Default, the participant (to the extent of its interest in any Loans) shall have the right to exercise any remedies hereunder and vote any claims with respect to the Borrower or the Loans in any bankruptcy, insolvency or similar type of proceeding of the Borrower. Each Lender that sells a participation shall maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s participation (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Revolving Loan Commitments, Loans, or in any of its other Obligations) to any Person except to the extent that such disclosure is necessary to establish that such Revolving Loan Commitment, Loan, or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or any successor thereto or to the extent reasonably necessary for Borrower or the Administrative Agent to comply with their obligations under FATCA. The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(i) Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 9.6, each Lender may assign, pledge and/or grant a security interest in, all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including any Federal Reserve Bank as collateral security pursuant to

Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided, such Lender, as between the Borrower and such Lender, shall not be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, in no event shall the applicable Federal Reserve Bank, pledgee or trustee be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder. Each of the Borrower and Parent agrees that it shall cooperate with the Administrative Agent with respect to any such assignment, pledge or granting of a security interest, and shall provide the applicable assignee, lender or secured party (either directly or through distribution to the Administrative Agent), as applicable, access to their respective books, records, financial statements, policies, directors, officers and employees, other documents or other information, in each case, as requested by such assignee, lender or secured party, as applicable. Each of the Borrower and Parent agrees that each Lender and the Administrative Agent shall have the right to disclose the terms of this Agreement and the transactions contemplated hereby to any assignee, lender or secured party; provided, however, that each such party shall agree to comply with requirements substantially similar to those set forth in Section 9.22 with respect to any Confidential Information provided thereto.

9.7. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

9.8. Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of the Borrower set forth in Sections 2.7, 2.11, 2.13, 2.14, 9.2, 9.3, 9.4 and 9.10 shall survive the payment of the Loans and the termination hereof.

9.9. No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Loan Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

9.10. Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that any NF Party makes a payment or payments to the Administrative Agent or any Lender (or to the Administrative Agent, on behalf of a Lender), or the Administrative Agent, the Collateral Agent or any Lender enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

9.11. Severability. In case any provision or obligation hereunder or any Note or other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9.12. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

9.13. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

9.14. CONSENT TO JURISDICTION.

(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER LOAN DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH OF THE PARTIES HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS, (ii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.1 OR TO ANY PROCESS AGENT APPOINTED IN ACCORDANCE WITH SUBPARAGRAPH (b) BELOW AND SUCH SERVICE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PERSON IN ANY SUCH PROCEEDING IN ANY SUCH COURT AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT AND (iv) AGREES THAT EACH PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY OTHER PARTY, IN THE COURTS OF ANY OTHER JURISDICTION.

(b) THE BORROWER HEREBY APPOINTS CT CORPORATION AT 28 LIBERTY STREET, NEW YORK, NEW YORK 10005, AS ITS AGENT TO RECEIVE SERVICE OF PROCESS. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST SUCH PERSON IF GIVEN TO ITS AGENT TO RECEIVE SERVICE OF PROCESS PROVIDED ABOVE. IN THE EVENT CT CORPORATION SHALL NOT BE ABLE TO RECEIVE SERVICE OF PROCESS AND IF THE BORROWER SHALL NOT MAINTAIN AN OFFICE IN NEW YORK CITY, SUCH PERSON SHALL PROMPTLY APPOINT AND MAINTAIN AN AGENT QUALIFIED TO ACT AS AN AGENT FOR SERVICE OF PROCESS WITH RESPECT TO THE COURTS SPECIFIED IN THIS SECTION 9.14 ABOVE, AND ACCEPTABLE TO THE ADMINISTRATIVE AGENT (ACTING WITH THE CONSENT OF THE REQUIRED LENDERS), AS SUCH PERSON’S AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON SUCH PERSON’S BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION, SUIT OR PROCEEDING.

9.15. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN IT RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT IT HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT IT SHALL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE AND MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.15 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

9.16. Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Administrative Agent for further distribution to the applicable Lenders an amount equal to the difference between the amount of interest paid and the lesser of (a) the amount of interest which would have been paid if the stated rates of interest set forth in this Agreement had at all times been in effect and (b) the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.

9.17. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic image scan transmission (e.g., “PDF” or “tif” via email) shall be as effective as delivery of a manually signed counterpart of this Agreement.

9.18. Effectiveness. This Agreement shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto.

9.19. Patriot Act. Each Lender and the Administrative Agent (for itself and not on behalf of the Lenders) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that shall allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.

9.20. Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents and unless specifically set forth in a writing contemporaneous herewith the terms, conditions and provisions of any and all such prior agreements do not survive execution of this Agreement.

9.21. Third Party Beneficiaries. The Backup Servicer (including, for the avoidance of doubt, if it is then acting as Successor Servicer), the Custodian and the Collection Account Bank shall be express third party beneficiaries of the provisions of this Agreement.

9.22. Confidentiality.

(a) Unless required by law or regulation to do so or otherwise expressly permitted by the Loan Documents, none of the Lenders, the Administrative Agent and the Collateral Agent, on the one hand, nor the Borrower, on the other hand, shall publish or otherwise disclose any information and material of any type, scope or subject matter relating to another party, the material terms of the Facility, any of the Loan Documents or the transactions contemplated hereby or thereby (collectively, “Confidential Information”) to any Person (other than an Affiliate); it being agreed by all parties that the Borrower and its Affiliates may disclose Confidential Information to the Custodian and the Backup Servicer. No party shall publish any press release naming the other party without the prior written consent of the other. Notwithstanding the foregoing, but subject to the requirements of any applicable privacy laws, each party may disclose the Confidential Information (a) to any of their respective Affiliates and to their and their respective Affiliates’ officers, directors, managers, administrators, trustees, employees, agents, accountants, legal counsel and other representatives (it being understood that the Persons to whom such disclosure is made shall be informed of the confidential nature of such information and instructed to keep such information confidential), (b) to the extent required by applicable law, regulation, subpoena or other legal process (including the filing of this Agreement with the SEC, but only to the extent required by the Exchange Act), (c) to the extent requested by any governmental or regulatory authority purporting to have jurisdiction over such party (including any self-regulatory authority), (d) to Standard & Poor’s, Moody’s, Morningstar or any other nationally recognized statistical rating organization in connection with the rating of this Facility pursuant to Section 5.9, (e) to any other party involved in the Facility, (f) in connection with the exercise of any remedies hereunder or under any of the other Loan Documents or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (g) pursuant to Section 5.8, (h) with the consent of the other parties, (i) with respect to the Lenders or Agents, to any equity investors or institutional creditors or potential equity investors or institutional creditors of such party and/or its Affiliates (including any provider or potential provider of a backleverage facility) or (j) to the extent that such information (i) was or becomes available to such party from a source other than a party hereto other than as a result of a breach under this Section 9.22, (ii) has been independently acquired or developed by any such party without violating any of their respective obligations under this Agreement, or (iii) becomes publicly available other than as a result of a breach of this Section 9.22; provided, however, that in the case of any disclosure of information which includes, directly or indirectly, the identity of any Obligor, the Person disclosing such information shall provide to the Borrower not less than ten (10) Business Days’ prior notice of such disclosure (and the Person making such disclosure shall be liable for compliance with all applicable laws with respect to such disclosure, and the cost of compliance with such laws shall not be borne by the NF Parties). Notwithstanding anything to the contrary herein, in the event that a party to this Agreement determines that it is required by applicable law or a governmental authority or representative thereof (which may include legal process) to disclose Confidential Information of another party hereto, the disclosing party shall, to the extent permitted by applicable law or court order and reasonably practicable to do so, notify the party regarding which the Confidential Information applies in order to afford such party a reasonably opportunity to obtain a protective order in regard to such Confidential Information, it being understood and agreed that the Lenders shall have no obligation to notify any NF Party of any such disclosure made in connection with routine regulatory examinations, inspections and audits by or on behalf of a governmental or regulatory authority or representative thereof having jurisdiction over such Lender. The Borrower acknowledges and agrees that it shall not provide any Confidential Information to any Agent or Lender that constitutes “nonpublic personal information” as that term is defined in Section 6809(4) of the Gramm-Leach-Bliley Act. This confidentiality agreement shall apply to any and all information relating to the Facility, any of the Loan Documents and the transactions contemplated hereby and thereby at any time on or after the date hereof.

(b) Notwithstanding anything to the contrary herein, the parties hereto (and each of their employees, representatives and other agents) may disclose to any Persons, of any kind, the tax treatment and tax structure of the transaction contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to either party relating to such tax treatment and tax structure; provided that this Section 9.22(b) does not authorize any party hereto (or any of its employees, representatives or other agents) to disclose any information that is not necessary to understanding the tax treatment and tax structure of the transaction contemplated by the this Agreement or that does not relate directly to the tax treatment and tax structure of the transaction contemplated by this Agreement (including, if applicable, the identity of the parties hereto and any information that could reasonably lead another to determine the identity of the parties hereto), or to the extent it is reasonably necessary to keep any such information confidential in order to comply with any federal or state securities law. This Section 9.22(b) is intended to make certain that this Agreement does not cause any of the transactions contemplated by this Agreement to constitute “confidential transactions” within the meaning of Treasury Regulations Section 1.6011-4(b)(3), 301.6111-2(c), 301.6111-3(b)(2)(ii)(B) and any similar applicable state or local law in effect as of the date hereof, and it shall be construed accordingly.

9.23. No Consolidation. Each Lender hereby covenants and agrees that, to the extent that any bankruptcy, reorganization, insolvency or liquidation proceedings, or other proceedings under the Bankruptcy Code or any other Debtor Relief Laws (a “Bankruptcy Action”) is instituted or commenced against any NF Party (other than the Borrower) as debtor (the “Debtor”), if such Lender is a creditor of the Debtor, such Lender shall not seek or consent to the consolidation of the Borrower with the Debtor with respect to such Bankruptcy Action.

9.24. Defaulting Lenders. In the event that any Lender or the Administrative Agent syndicates the Facility (other than to Affiliates of such Lender or the Administrative Agent), other than as a result of a failure by the Administrative Agent to inform such Lender of the related Funding Notice in accordance with Section 2.1(c)(ii) hereof (but only if such Lender did not otherwise receive such Funding Notice on or around the same time directly from the Borrower), if any Lender defaults (in each case, a “Defaulting Lender”) in its obligation to fund (a “Funding Default”) any Loan (in each case, a “Defaulted Loan”):

(a) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender” for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents;

(b) to the extent permitted by applicable law, until such time as the Default Excess, if any, with respect to such Defaulting Lender shall have been reduced to zero, (i) any voluntary prepayment (in accordance with the terms of this Agreement) of the Loans shall, if Administrative Agent (acting with the consent of the Required Lenders) so directs at the time of making such voluntary prepayment, be applied to the Loans of other Lenders as if such Defaulting Lender had no Loans outstanding and the Revolving Loan Commitment of such Defaulting Lender were zero, and (ii) any mandatory prepayment of the Loans shall, if Administrative Agent (acting with the consent of the Required Lenders) so directs at the time of making such mandatory prepayment, be applied to the Loans of other Lenders (but not to the Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that the Borrower shall be entitled to retain any portion of any mandatory prepayment of the Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b);

(c) no Revolving Loan Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 9.24, performance by the Borrower of its obligations hereunder and the other Loan Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 9.24. The rights and remedies against a Defaulting Lender under this Section 9.24 are in addition to other rights and remedies which the NF Parties and the Administrative Agent may have against such Defaulting Lender with respect to any Funding Default.

9.25. ERISA.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, that at least one of the following is and will be true;

(i) such Lender is not using Plan Assets with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

9.26. Obligations Several; Actions in Concert. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Revolving Loan Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. Anything in this Agreement or any other Loan Document to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or any Note or otherwise with respect to the Obligations without first obtaining the prior written consent of the Administrative Agent, the Required Remedies Lenders or Required Lenders (as applicable), it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and any Note or otherwise with respect to the Obligations shall be taken in concert and at the direction or with the consent of the Administrative Agent, the Required Remedies Lenders or Required Lenders (as applicable).

SECTION 10. CLASS B BUY-OUT OPTION

10.1. The parties hereto agree that at any time an Event of Default has occurred and is continuing (but subject to the proviso below in the case of any outstanding Event of Default) any Class B Lender shall have the right, but not the obligation, to purchase from the Class A Lenders all (but not less than all) of the right, title and interest of the Class A Lenders in and to the Class A Obligations and the Class A Revolving Loan Commitments by giving a written notice (a “Committed Class B Buy-Out Notice”) to the Class A Lenders to the effect that such Class B Lender (or Class B Lenders) intend to purchase from the Class A Lenders within ten (10) Business Days of such Committed Class B Buy-Out Notice (or such other period agreed to by the Administrative Agent and the Required Lenders) all (but not less than all) of the right, title and interest of the Class A Lenders in and to the Class A Obligations and the Class A Revolving Loan Commitments at the Buy-Out Purchase Price (as defined below); provided, however, that if an Event of Default has occurred and is continuing any Committed Class B Buy-Out Notice must be delivered to the Class A Lenders no later than ten (10) Business Days after the Class A Remedies Instruction Date (as defined in Section 12.1) (or such other period agreed to by the Administrative Agent and the Required Lenders). Each Class B Lender that delivers a Committed Class B Buy-Out Notice is referred to herein as an “Electing Class B Lender”. In the event all Class B Lenders are Electing Class B Lenders, each such Electing Class B Lender shall be entitled to purchase an amount of the Class A Obligations and the Class A Revolving Loan Commitments equal to the product of (A) the aggregate amount of all outstanding Class A Obligations and the Class A Revolving Loan Commitments and (B) such Electing Class B Lender’s Class B Pro Rata Share. In the event less than all Class B Lenders are Electing Class B Lenders, the Electing Class B Lenders shall be entitled to purchase the Class A Obligations in accordance with the proportion of the Class B Exposure held by each Electing Class B Lender bears to the Class B Exposures of all Electing Class B Lenders (or such other allocation as is agreed by all Electing Class B Lenders).

10.2. Upon the receipt by the Administrative Agent of a Committed Class B Buy-Out Notice, each Electing Class B Lender irrevocably shall be committed, severally, to acquire within ten (10) Business Days of the date of the Committed Class B Buy-Out Notice (or such other period agreed to by the Administrative Agent and the Required Lenders) from the Class A Lenders all (but not less than all) of the right, title and interest of the Class A Lenders in and to the Class A Obligations by paying to the Class A Lenders in cash a purchase price (the “Buy-Out Purchase Price”) equal to the sum of:

(a) 100% of the aggregate outstanding balance of all of the Class A Loans, including principal and accrued and unpaid Class A Interest Amounts related thereto (excluding any portion of the Class A Interest Amount attributable to any increase in the Class A Adjusted Rate due to the occurrence of an Event of Default);

(b) any unpaid fees in respect of the Class A Revolving Loan Commitments, to the extent earned or due and payable in accordance with the Loan Documents; and

(c) without duplication, the aggregate amount of any other Class A Obligations then due and payable.

10.3. In connection with any such purchase and sale of all of the Class A Lenders’ right, title and interest in and to the Class A Obligations and the Class A Revolving Loan Commitments on the effective date thereof, each Class A Lender and Electing Class B Lender shall execute and deliver an Assignment Agreement (a copy of which shall be substantially contemporaneously delivered to the Borrower), pursuant to which each Class A Lender shall assign to each Electing Class B Lender a portion of such Class A Lender’s Obligations and Revolving Loan Commitment in an amount calculated as provided in Section 10.1.

10.4. Anything in this Agreement to the contrary notwithstanding, each party hereto agrees that each Electing Class B Lender may assign and delegate to any one or more of its Affiliates or Approved Funds any of the rights and obligations acquired by such Electing Class B Lender as a result of its exercise of its rights pursuant to this Section 10.

10.5. This Section 10 may be amended, waived or otherwise modified by the Administrative Agent and the Required Lenders (other than any Defaulting Lender) without the consent of any NF Party or any Defaulting Lender (provided prompt written notice shall be provided to the Company of any such amendment, waiver or other modification).

SECTION 11. [RESERVED]

SECTION 12. ADDITIONAL PROVISIONS RELATED TO REMEDIES

12.1. Upon the occurrence and during the continuance of any Event of Default, the Required Class A Lenders in their capacity as the Required Remedies Lenders shall have the exclusive right to direct the Administrative Agent in writing to take one or more Exercise of Remedies until the Class A Loans are repaid in full (and thereafter the Required Class B Lenders in their capacity as the Required Remedies Lenders shall have such right to direct the Administrative Agent) and the Administrative Agent shall commence and diligently pursue in good faith any and all Exercise of Remedies as directed in writing by the Required Class A Lenders as the Required Remedies Lenders; provided, however, that, notwithstanding the foregoing, unless an Exigent Circumstance exists, the Administrative Agent’s obligation to commence and pursue an Exercise of Remedies as directed in writing by the Required Class A Lenders as the Required Remedies Lenders shall be suspended during the period (the “Class A Standstill Period”) beginning on the first date on which the Administrative Agent receives written instructions for an Exercise of Remedies from the Required Class A Lenders as the Required Remedies Lenders (such written instructions, the “Class A Remedies Instruction” and the date of the Administrative Agent’s receipt of such written instructions, the “Class A Remedies Instruction Date”) and ending on (x) if no Committed Class B Buy-Out Notice is delivered to the Administrative Agent pursuant to Section 10 hereof by close of business on the tenth (10th) Business Day after the Class A Remedies Instruction Date (or the last day of such other period that may be agreed to by the Administrative Agent and the Required Lenders) such tenth (10th) Business Day (or, if the Administrative Agent and the Required Lenders agreed to a different period, the last day of such different period), or (y) if at least one Committed Class B Buy-Out Notice is delivered to the Administrative Agent pursuant to Section 10 hereof by close of business on the tenth (10th) Business Day after the Class A Remedies Instruction Date (or the last day of such other period that may be agreed to by the Administrative Agent and the Required Lenders), the tenth (10th) Business Day after the date on which such first Committed Class B Buy-Out Notice has been delivered to the Administrative Agent (or, if the Administrative Agent and the Required Lenders agreed to a different period, the last day of such different period); and, provided further that, notwithstanding anything to the contrary in this Section 12.1, if an Exigent Circumstance exists, as determined by either (x) the Administrative Agent, in consultation with the Required Remedies Lenders, or (y) in good faith by the Required Remedies Lenders, the Administrative Agent shall pursue such Exercise of Remedies as instructed in writing by the Required Remedies Lenders promptly without giving effect to the Class A Standstill Period. The Administrative Agent shall promptly deliver each Exercise of Remedies instruction from the Required Class A Lenders to each other Lender.

12.2. Certain definitions, for purposes of Section 12.1:

(a) “Exercise of Remedies” means the exercise of any enforcement rights or remedies that are available to the Administrative Agent, the Collateral Agent, any Lender, or other Person holding Obligations upon the occurrence of an Event of Default including any or all of the following:

(i) the acceleration of the Loans and the other Obligations;

(ii) the termination of the Revolving Loan Commitments;

(iii) the delivery of a notice to any depository bank or securities intermediary which is a party to a control agreement, directing such depository bank or securities intermediary to transfer the funds or other assets of the NF Parties maintained with such depository bank or securities intermediary in accordance with the terms of such control agreement or to cease accepting instructions with respect to the accounts subject to any such control agreement from the NF Parties;

(iv) the taking of any action to foreclose on a Lien on, or any other right or remedy as a secured creditor to sell, assign, lease, license or otherwise dispose of, all or any portion of the Collateral, including the issuance to one or more NF Parties of any notice in respect thereof required by applicable law;

(v) the notification of account debtors to make payment to the Administrative Agent or any of its agents;

(vi) the taking of any action to take possession of all or any portion of the Collateral;

(vii) the commencement of any involuntary legal proceedings or actions with respect to all or any portion of the Collateral;

(viii) any sale, assignment, lease, license or other disposition of all or any material portion of the Collateral by one or more NF Parties with the consent of the Administrative Agent and the Required Lenders, which sale, assignment, lease, license or other disposition is conducted by or on behalf of such NF Parties in connection efforts to collect all or any portion of the Obligations through such sale, assignment, lease, license or other disposition;

(ix) upon the occurrence and during the continuation of a Servicer Default, terminate the Person then acting as Servicer in accordance with the Servicing Agreement;

provided that none of the following shall constitute an Exercise of Remedies: (a) actions taken solely for purpose of perfecting a security interest in Collateral; (b) the imposition of any increase in the Interest Rate and the Class A Adjusted Rate (as contemplated by the Payment Letter); (c) delivery to any NF Party of any notice of default; (d) the filing of any proof of claim; (e) the refusal to make any Loan hereunder as a result of the failure to satisfy one or more conditions precedent thereto; (f) the sweeping of cash or exercise of exclusive control under blocked account arrangements; (g) the application of Collections in accordance with Section 2.10(c) hereof, (h) the giving of any notice expressly contemplated by this Agreement, (i) the solicitation by the Required Remedies Lenders of bids from third parties to conduct the sale, assignment, lease, license or other disposition of all or any portion of the Collateral and/or the business of the Borrower or to engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of valuing, marketing, promoting and selling Collateral or (j) any actions in preparation for any of the actions described in clauses (i) through (ix) above or clauses (a) through (i) of this proviso.

(b) “Exigent Circumstances” means (i) an Event of Default occurring under Section 7.1(g), (j) or (l), (ii) an event or circumstance that materially and immediately threatens the value of all or a material portion of the Collateral or the ability of the Administrative Agent, any Lender or any other Person holding Obligations to realize upon all or a material portion of the Collateral such as fraud, fraudulent removal, concealment, abandonment, destruction (other than to the extent covered by insurance) or material waste, or the exercise by a creditor of a NF Party of enforcement rights or remedies following default with respect to all or a material portion of the Collateral (other than a Person expressly permitted by the terms of this Agreement to exercise such rights or remedies), or (iii) any other circumstance deemed to be an “Exigent Circumstance” in the sole and absolute discretion of the Administrative Agent (with the consent of the Required Remedies Lenders).

12.3. This Section 12 may be amended, waived or otherwise modified by the Administrative Agent and the Required Lenders (other than any Defaulting Lender) without the consent of any NF Party or any Defaulting Lender.

SECTION 13. SUBORDINATION AGREEMENT

13.1. Subordination.

(a) Anything in this Agreement or the Loan Documents to the contrary notwithstanding, the Borrower and the Class B Lenders agree for the benefit of the Class A Lenders that the Class B Lenders and the Borrower’s interest in and to the Collateral (the “Subordinate Interests”) shall be subordinate and junior to the Class A Lenders to the extent and in the manner set forth in this Agreement, including as set forth in Section 2.10.

(b) In the event that any holder of any Subordinate Interests shall have received any payment or distribution in respect of such Subordinate Interests contrary to the provisions of this Agreement, then, unless and until the Class A Lenders shall have been paid in full in cash such payment or distribution shall be received and held for the benefit of, and shall forthwith be paid over and delivered to, the Administrative Agent, which shall pay and deliver the same to the Class A Lenders, in accordance with this Agreement.

(c) Each holder of Subordinate Interests agrees with all Class A Lenders, that such holder of Subordinate Interests shall not demand, accept, or receive any payment or distribution in respect of such Subordinate Interests in violation of the provisions of this Agreement including this Section 13.1.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective signatories thereunto duly authorized as of the date first written above.

NF FUNDING I, LLC
as Borrower

By:	/s/ Doug Marohn
Name: Doug Marohn
Title: President and CEO

[Signature Page to Credit Agreement]

ARES AGENT SERVICES, L.P., as Administrative Agent and Collateral Agent

By: Ares Agent Services GP LLC, its General Partner

By:	/s/ Jeffrey W. Kramer
Name: Jeffrey W. Kramer
Title: Authorized Signatory

[Signature Page to Credit Agreement]

ARES SECURED INCOME MASTER FUND LP, as a Class A Lender

By: Ares Management LLC, its Manager

By:	/s/ Keith Ashton
Name: Keith Ashton
Title: Authorized Signatory

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY, as a Class A Lender

By: Ares Capital Management III LLC, its Adviser

By:	/s/ Keith Ashton
Name: Keith Ashton
Title: Authorized Signatory

EAGLE LIFE INSURANCE COMPANY, as a Class A Lender

By: Ares Capital Management III LLC, its Adviser

By:	/s/ Keith Ashton
Name: Keith Ashton
Title: Authorized Signatory

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY, as a Class A Lender

By: Ares Capital Management III LLC, its Adviser

By:	/s/ Keith Ashton
Name: Keith Ashton
Title: Authorized Signatory

[Signature Page to Credit Agreement]

RSUI INDEMNITY COMPANY, as a Class A Lender

By: Ares ASIP VII Management, L.P., its Portfolio Manager

By: Ares ASIP VII GP, LLC, its General Partner

By:	/s/ Keith Ashton
Name: Keith Ashton
Title: Authorized Signatory

TRANSATLANTIC REINSURANCE COMPANY, as a Class A Lender

By: Ares ASIP VII Management, L.P., its Portfolio Manager

By: Ares ASIP VII GP, LLC, its General Partner

By:	/s/ Keith Ashton
Name: Keith Ashton
Title: Authorized Signatory

[Signature Page to Credit Agreement]

PACIFIC WESTERN BANK, as a Class A Lender

By:	/s/ J. T. Cook, III
Name: J. T. Cook, III
Title: SVP, Portfolio Manager Authorized Signatory

[Signature Page to Credit Agreement]

SONORAN CACTUS PRIVATE ASSET BACKED FUND, LLC, as a Class B Lender

By: Ares Cactus Operating Manager GP, LLC, its Manager

By:	/s/ Jeffrey W. Kramer
Name: Jeffrey W. Kramer
Title: Authorized Signatory

GLENLAKE LOAN FUND, LLC, as a Class B Lender

By: Ares Management LLC, its Investment Manager

By:	/s/ Jeffrey W. Kramer
Name: Jeffrey W. Kramer
Title: Authorized Signatory

ARES LOAN ORIGINATION LP, as a Class B Lender

By: Ares ICOF III Management LP, its Investment Manager

By:	/s/ Jeffrey W. Kramer
Name: Jeffrey W. Kramer
Title: Authorized Signatory

ARES CREDIT STRATEGIES INSURANCE DEDICATED FUND SERIES OF SALI MULTI-SERIES FUND, L.P., as a Class B Lender

By: Ares Management LLC, its investment subadvisor

By:	/s/ Matthew Jill
Name: Matthew Jill
Title: Authorized Signatory

[Signature Page to Credit Agreement]